    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 7, 1999
                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        WORLDWIDE FLIGHT SERVICES, INC.
             (Exact name of registrant as specified in Its Charter)

           DELAWARE                          4581                         75-1932711
 (State or Other Jurisdiction     Primary Standard Industrial          (I.R.S. Employer
      of Incorporation or         Classification Code Number        Identification Number)
          Organization)

                                A. SCOTT LETIER
                            CHIEF FINANCIAL OFFICER
           1001 WEST EULESS BOULEVARD, SUITE 320, EULESS, TEXAS 76040
                               PH: (817) 665-3200
                              FAX: (817) 665-3423
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                CO-REGISTRANTS                                 CT CORPORATION
                SEE NEXT PAGE                             CORPORATION TRUST CENTER
     C/O WORLDWIDE FLIGHT SERVICES, INC.                     1209 ORANGE STREET
            ATTN: A. SCOTT LETIER                           WILMINGTON, DE 19801
    1001 WEST EULESS BOULEVARD, SUITE 320                    PH: (800) 677-3394
             EULESS, TEXAS 76040                            FAX: (302) 655-5049
              PH: (817) 665-3200                  (Name, Address, Including Zip Code, and
             FAX: (817) 665-2423                   Telephone Number, Including Area Code,
   (Name, Address, Including Zip Code, and                 of Agent For Service)
    Telephone Number, Including Area Code,
              of Co-Registrants)

                                   Copies to:
                          MICHAEL R. LITTENBERG, ESQ.
                            SCHULTE ROTH & ZABEL LLP
                                900 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                               PH: (212) 756-2000
                              FAX: (212) 593-5955
                             ---------------------

    Approximate Date of Commencement of Proposed Offer to the Public. As soon as practicable after this registration statement becomes effective.

    If the securities being registered are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
                                                           PROPOSED MAXIMUM            PROPOSED
        TITLE OF EACH CLASS OF           AMOUNT TO BE       OFFERING PRICE        MAXIMUM AGGREGATE         AMOUNT OF
     SECURITIES TO BE REGISTERED          REGISTERED           PER NOTE           OFFERING PRICE(1)    REGISTRATION FEE(2)
--------------------------------------------------------------------------------------------------------------------------
12 1/4% Series B Senior Notes due 2007
  and Note Guarantees.................   $130,000,000            100%                $130,000,000            $36,140
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(f) under the Securities Act of 1933.

(2) Calculated pursuant to Rule 457(f) under the Securities Act.

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 CO-REGISTRANTS

      EXACT NAME OF       STATE OR OTHER    PRIMARY STANDARD
    CO-REGISTRANT AS     JURISDICTION OF       INDUSTRIAL
    SPECIFIED IN ITS     INCORPORATION OR  CLASSIFICATION CODE     I.R.S. EMPLOYER
         CHARTER           ORGANIZATION          NUMBER         IDENTIFICATION NUMBER
    ----------------     ----------------  -------------------  ---------------------
  Worldwide Flight           Delaware             4581               75-2533058
    Finance Company
  Worldwide Flight           Delaware             4581               75-2276559
    Security Service
    Corporation
  Miami International        Florida              4581               59-2550848
    Airport Cargo
    Facilities &
    Services, Inc.
  International              Florida              4581               65-0117574
    Enterprises Group,
    Inc.
  Miami Aircraft             Delaware             4581               59-2096579
    Support, Inc.
  Aerolink                 Pennsylvania           4581               25-1559013
    International, Inc.
  Aerolink Maintenance,    Pennsylvania           4581               25-1579442
    Inc.
  Aerolink Management,     Pennsylvania           4581               25-1824429
    Inc.
  Aerolink                 Pennsylvania           4581               25-6449621
    International, L.P.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                  SUBJECT TO COMPLETION, DATED OCTOBER 7, 1999

PRELIMINARY PROSPECTUS

                     [WORLDWIDE FLIGHT SERVICES, INC. LOGO]

                        WORLDWIDE FLIGHT SERVICES, INC.

                               OFFER TO EXCHANGE

                    12 1/4% SENIOR NOTES DUE 2007, SERIES B
                          FOR ANY AND ALL OUTSTANDING
                    12 1/4% SENIOR NOTES DUE 2007, SERIES A
                                       OF
                        WORLDWIDE FLIGHT SERVICES, INC.

--------------------------------------------------------------------------------

        The Exchange Offer will expire at 5:00 p.m., New York City time,
                     on                  , unless extended.
--------------------------------------------------------------------------------

THE COMPANY:

- We are one of the world's leading independent providers of ground services to air cargo and passenger airlines.

THE OFFERING:

- Offered Securities: the securities offered by this prospectus are senior notes, which are being issued in exchange for senior notes sold by us in our August 1999 private placement. The New Notes are substantially identical to the Original Notes and are governed by the same indenture governing the Original Notes.

- Expiration of Offering: the exchange offer expires at 5:00 p.m., New York City
  time, on                , unless extended.

THE NEW NOTES:

- Maturity: August 15, 2007.

- Interest Payment Dates: semiannually in cash in arrears on each February 15 and August 15, beginning on February 15, 2000.

- Subsidiary guarantees: with some exceptions, our domestic subsidiaries will unconditionally guarantee the New Notes. Our foreign subsidiaries and any subsidiaries we later designate as "unrestricted" under the indenture will not guarantee the New Notes.

- Redemption: we can redeem the New Notes on or after August 15, 2003, except we may redeem up to 35% of the New Notes prior to August 15, 2002 with the proceeds of one or more public equity offerings. We are required to redeem the New Notes under some circumstances involving changes of control and asset sales.

- Ranking: the New Notes and subsidiary guarantees will be senior unsecured obligations, and will rank equally with all of our other existing and future obligations that are not by their terms subordinated in right of payment to the New Notes. The New Notes will rank senior in right of payment to all of our obligations that are expressly subordinated in right of payment to the New Notes.

      SEE "RISK FACTORS," BEGINNING ON PAGE 13, FOR A DISCUSSION OF SOME FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS IN CONNECTION WITH A DECISION TO TENDER ORIGINAL NOTES IN THE EXCHANGE OFFER.

      These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

               The date of this prospectus is             , 1999

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Notice to New Hampshire Residents...........................    i
Special Note Regarding Forward-Looking Statements...........    i
Prospectus Summary..........................................    1
Risk Factors................................................   13
Use of Proceeds.............................................   21
Capitalization..............................................   22
Unaudited Pro Forma Combined Consolidated Financial Data....   23
Selected Historical Consolidated Financial Data.............   33
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................   36
The Exchange Offer..........................................   47
Business....................................................   57
Management..................................................   66
Security Ownership of Certain Beneficial Owners and
  Management................................................   73
Related Party Transactions..................................   75
Description of Senior Secured Credit Facility...............   76
Description of New Notes....................................   79
Certain United States Federal Income Tax Consequences.......  125
Plan of Distribution........................................  129
Legal Matters...............................................  130
Experts.....................................................  130
Where You Can Find More Information.........................  130
Index to Consolidated Financial Statements..................  F-1

                       NOTICE TO NEW HAMPSHIRE RESIDENTS

     Neither the fact that a registration statement or an application for a license has been filed with the State of New Hampshire nor the fact that a security is effectively registered or a person is licensed in the State of New Hampshire constitutes a finding by the Secretary of State that any document filed under RSA 421-B is true, complete and not misleading. Neither those facts nor the fact that an exemption or exception is available for a security or a transaction means that the Secretary of State has passed in any way upon the merits or qualifications of, or recommended or given approval to, any person, security, or transaction. It is unlawful to make, or cause to be made, to any prospective purchaser, customer or client any representation inconsistent with the provisions of this paragraph.

                           -------------------------

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. The safe harbors contained in these sections are not applicable to "forward-looking statements" made in connection with "tender offers" or "initial public offerings." The words "believe," "estimate," "anticipate," "project," "intend," "expect" and similar expressions are intended to identify forward-looking statements. All forward-looking statements involve some risks and uncertainties. In light of these risks and uncertainties, the forward-looking events discussed in this prospectus might not occur. Factors that may cause actual results or events to differ materially from those contemplated by the forward-looking statements include, among other things, the following possibilities:

     - future revenues are lower than expected;

     - costs or difficulties relating to the integration of businesses that we acquire are greater than expected;

     - expected cost savings from our acquisitions are not fully realized or realized within the expected time frame;

     - competitive pressures in the industry increase;

     - general economic conditions or conditions affecting the airline industry, whether internationally, nationally or in the states in which we do business, are less favorable than expected;

     - changes in the interest rate environment generally; and

     - conditions in the securities markets are less favorable than expected.

     You are cautioned not to place undue reliance on forward-looking statements contained in this prospectus as these speak only as of its date. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a further discussion of these and other risks related to our business, see the section entitled "Risk Factors."

                               PROSPECTUS SUMMARY

     This summary may not contain all of the information that may be important to you. You should read the entire prospectus, including the financial statements and other financial data, before making an investment decision to tender Original Notes.

     Unless the context otherwise indicates:

     - "We," "our," "us" or the "Company" refers to Worldwide Flight Services, Inc. and its subsidiaries on a pro forma combined basis after giving effect to the acquisitions of Miami Aircraft Support, Inc. and its subsidiaries, which are collectively referred to in this prospectus as MAS, and Aerolink International, Inc. and its affiliates, which are collectively referred to in this prospectus as Aerolink; and

     - "Worldwide" refers to Worldwide Flight Services, Inc. and its subsidiaries without giving effect to the acquisitions of MAS and Aerolink.

                                  THE COMPANY

     We are one of the world's leading independent providers of ground services to air cargo and passenger airlines. Our services include cargo handling and ramp, passenger and technical services. We provide services for over 300 customers, including American Airlines, British Airways, Cathay Pacific, Continental Airlines, Delta Air Lines, DHL, Emery Worldwide, Korean Air Lines, Nippon Cargo Airlines and UPS. We currently service our customers at 86 airports, including 25 of the 30 busiest U.S. airports and five of the 10 busiest European airports, each based on 1997 annual arrivals and departures. We employ approximately 9,800 employees in North America, the Caribbean, Europe and Hong Kong.

     The ground services that we provide fall into the following four main categories:

     - CARGO HANDLING. Cargo handling includes loading and unloading of cargo aircraft, cargo warehousing at or near airport terminals, the build-up and break-down of cargo and other related cargo services. Cargo handling services accounted for approximately 46% of pro forma 1998 revenues, giving effect to the acquisitions of MAS and Aerolink.

     - RAMP SERVICES. Ramp services include loading and unloading of baggage and freight from passenger aircraft, guiding the aircraft to and from the gate, cabin cleaning and providing heating, air conditioning, lavatory and water services. Ramp services accounted for approximately 26% of pro forma 1998 revenues, giving effect to the acquisitions of MAS and Aerolink.

     - PASSENGER SERVICES. Passenger services include passenger ticketing, curbside and ticket counter check-in, boarding services, baggage claim and other services for passengers. We customize our passenger services to meet the specific needs of each of our airline customers. Passenger services accounted for approximately 16% of pro forma 1998 revenues, giving effect to the acquisitions of MAS and Aerolink.

     - TECHNICAL SERVICES. Technical services include jet bridge and ground equipment maintenance, aircraft de-icing, freight management, aircraft fueling and other services. Technical services accounted for approximately 12% of pro forma 1998 revenues, giving effect to the acquisitions of MAS and Aerolink.

     We frequently provide more than one of our services to the same customer at a particular airport. Our services are generally provided under service contracts. At June 30, 1999, we had over 800 service contracts and over 75 of our customer relationships date back five years or more.

BUSINESS STRATEGY

     Our goal is to become the world's leading provider of ground services for air cargo and passenger airlines. We intend to achieve this goal through the following:

     - increasing our customer base at existing locations where we provide services;

     - cross-selling our services;

     - emphasizing our service quality; and

     - selectively pursuing additional complementary acquisitions.

COMPETITIVE STRENGTHS

     We believe that we are well positioned to benefit from current trends, including expected growth in our industry due to the following competitive strengths:

     - our long-standing customer relationships;

     - the wide range of services that we offer;

     - our broad geographic presence; and

     - our experienced management team.

     Our principal executive offices are located at 1001 West Euless Boulevard, Suite 320, Euless, Texas 76040, and our telephone number is (817) 665-3200.

                               THE EXCHANGE OFFER

Expiration Date..............   5:00 p.m., New York City time, on            ,
                                unless we extend the exchange offer.

Exchange and Registration
  Rights.....................   In an A/B exchange registration rights agreement
                                dated August 12, 1999, the holders of
                                Worldwide's 12 1/4 senior notes due 2007, series
                                A, which are referred to in this prospectus as the Original Notes, were granted exchange and registration rights. This exchange offer is intended to satisfy these rights. You have the right to exchange the Original Notes that you hold for Worldwide's 12 1/4 senior notes due
                                2007, series B, which are referred to in this prospectus as the New Notes, with substantially identical terms. Once the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your Original Notes.

Accrued Interest on the New
  Notes and Original Notes...   The New Notes will bear interest from August 12,
                                1999. Holders of Original Notes which are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest on those Original Notes accrued to the date of issuance of the New
                                Notes.

Conditions to the Exchange
  Offer......................   The exchange offer is conditioned upon some
                                customary conditions which we may waive and upon compliance with securities laws.

Procedures for Tendering
  Original Notes.............   Each holder of Original Notes wishing to accept
                                the exchange offer must:

                                - complete, sign and date the letter of
                                  transmittal, or a facsimile of the letter of transmittal; or

                                - arrange for the Depository Trust Company to
                                  transmit certain required information to the exchange agent in connection with a book-entry transfer.

                                You must mail or otherwise deliver this
                                documentation together with the Original Notes to the exchange agent.

Special Procedures for
  Beneficial Holders.........   If you beneficially own Original Notes
                                registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your Original Notes in the exchange offer, you should contact the registered holder promptly and instruct them to tender on your behalf. If you wish to tender on your own behalf, you must, before completing and executing the letter of transmittal for the exchange offer and delivering your Original Notes, either arrange to have your Original Notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Guaranteed Delivery
  Procedures.................   You must comply with the applicable procedures
                                for tendering if you wish to tender your Original Notes and:

                                - time will not permit your required documents
                                  to reach the exchange agent by the expiration date of the exchange offer; or

                                - you cannot complete the procedure for
                                  book-entry transfer on time; or

                                - your Original Notes are not immediately
                                  available.

Withdrawal Rights............   You may withdraw your tender of Original Notes
                                at any time up to 5:00 p.m., New York City time, on the business day prior to the date the exchange offer expires.

Failure to Exchange Will
  Affect You Adversely.......   If you are eligible to participate in the
                                exchange offer and you do not tender your Original Notes, you will not have further exchange or registration rights and your Original Notes will continue to be subject to some restrictions on transfer. Accordingly, the liquidity of the Original Notes will be adversely affected.

Certain Federal Tax
  Considerations.............   We believe that the exchange of Original Notes
                                for New Notes pursuant to the exchange offer will not be a taxable event for United States federal income tax purposes. A holder's holding period for New Notes will include the holding period for Original Notes, and the adjusted tax basis of the New Notes will be the same as the adjusted tax basis of the Original Notes exchanged. See "Certain United States Federal
                                Income Tax Consequences."

Exchange Agent...............   The Bank of New York, trustee under the
                                Indenture under which the New Notes will be issued, is serving as exchange agent.

Use of Proceeds..............   We will not receive any proceeds from the
                                exchange offer.

                           SUMMARY TERMS OF NEW NOTES

Issuer.......................   Worldwide Flight Services, Inc.

Securities Offered...........   The form and terms of the New Notes will be the
                                same as the form and terms of the Original Notes except that:

                                - the New Notes will bear a different CUSIP
                                  number from the Original Notes;

                                - the New Notes will have been registered under
                                  the Securities Act and, therefore, will not bear legends restricting their transfer; and

                                - you will not be entitled to any exchange or
                                  registrations rights with respect to the New
                                  Notes.

                                The New Notes will evidence the same debt as the Original Notes. They will be entitled to the benefits of the indenture governing the Original Notes and will be treated under the indenture as a single class with the Original Notes.

Maturity.....................   August 15, 2007.

Interest.....................   The New Notes will bear cash interest at the
                                rate of 12 1/4% per annum, payable semi-annually in arrears.

                                Payment frequency--every six months on February 15 and August 15.

                                First payment--February 15, 2000.

Ranking......................   The New Notes and subsidiary guarantees will be
                                senior unsecured obligations and will rank equally with all of our other existing and future obligations that are not by its terms subordinated in right of payment to the New
                                Notes, including borrowings under our senior secured credit facility. The New Notes will rank senior in right of payment to all of our obligations that are expressly subordinated in right of payment to the New Notes.

Guarantees...................   The New Notes will be unconditionally guaranteed
                                by our domestic subsidiaries (existing, and with some exceptions, future), which are referred to in this prospectus as the guarantors. Our existing and future foreign subsidiaries and any subsidiaries we later designate as
                                "unrestricted" under the indenture will not be guarantors. The guarantees, which are referred to in this prospectus as the "subsidiary guarantees," will be senior unsecured obligations of each guarantor. These subsidiary guarantees will rank equal to other existing and future senior subordinated indebtedness of the guarantors and senior in right of payment to all of the existing and future obligations of the guarantors that are expressly subordinated in right of payment to the subsidiary guarantees.

Optional Redemption..........   On or after August 15, 2003, we may redeem some
                                or all of the New Notes at any time at the redemption prices listed in the section
                                "Description of New Notes" under the heading
                                "Optional Redemption."

                                Before August 15, 2002, we may redeem up to 35% of the New Notes with the proceeds of one or more public equity offerings by us or WFS Holdings, Inc., which is our parent and is referred to in this prospectus as Holdings. The redemption would be at the price listed in the section "Description of New Notes" under the heading "Optional Redemption."

Mandatory Offer to
Repurchase...................   If we sell some of our assets or experience
                                specific kinds of changes of control, we must offer to repurchase the New Notes at the prices listed in the section "Description of New Notes" under the heading "Repurchase at Option of Holders."

Basic Covenants of
Indenture....................   We will issue the New Notes under an indenture
                                with The Bank of New York. The terms of the New
                                Notes will, among other things, restrict our ability and the ability of our restricted subsidiaries to:

                                     - borrow more money;

                                     - pay dividends on stock or make other
                                       equity distributions;

                                     - purchase or redeem our capital stock;

                                     - make some investments;

                                     - allow the imposition of dividend
                                       restrictions on some subsidiaries;

                                     - sell some assets;

                                     - create some liens;

                                     - engage in transactions with affiliates;
                                       and

                                     - sell all, or almost all, of our assets or
                                       merge with or into other companies.

                                For more details, see the section "Description of New Notes" under the heading "Certain Covenants."

Exchange Offer; Registration
Rights.......................   You have the right to exchange the Original
                                Notes for New Notes with substantially identical terms. This exchange offer is intended to satisfy that right. The New Notes will not provide you with any further exchange or registration rights.

Resales Without Further
  Registration...............   We believe that the New Notes issued in the
                                exchange offer in exchange for Original Notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

                                - you are acquiring the New Notes issued in the
                                  exchange offer in the ordinary course of your business;

                                - you have not engaged in, do not intend to
                                  engage in, and have no arrangement or
                                  understanding with any person to participate in the distribution of the New Notes issued to you in the exchange offer; and

                                - you are not our "affiliate," as defined under
                                  Rule 405 of the Securities Act.

                                Each of the participating broker-dealers that receives New Notes for its own account in exchange for Original Notes that were acquired by it as a result of market-making or other activities must acknowledge that it will deliver a prospectus in connection with the resale of the New Notes. We do not intend to list the New Notes on any securities exchange.

          SUMMARY PRO FORMA AND HISTORICAL CONSOLIDATED FINANCIAL DATA

THE COMPANY--UNAUDITED PRO FORMA FINANCIAL DATA

     The summary unaudited pro forma financial data set forth below have been derived from the unaudited pro forma financial data included elsewhere in this prospectus and give effect to:

     - the acquisition of MAS;

     - Worldwide's entering into a new senior secured credit facility;

     - an equity contribution of $10.0 million to Worldwide by Holdings;

     - the refinancing of the existing indebtedness of both Worldwide and MAS;
       and

     - the prior acquisition of AMR Services Corporation, which is referred to in this prospectus as AMRS or the Predecessor.

     All of the above listed transactions, except for the prior acquisition of AMRS, occurred on August 12, 1999 and are collectively referred to in this prospectus as the Transactions.

     The pro forma statements of operations data and other data give effect to the Transactions and the prior acquisition of AMRS as if they had occurred at the beginning of the period presented and the pro forma balance sheet data give effect to the Transactions as if they had occurred on June 30, 1999.

                                                                             SIX MONTHS
                                                               YEAR ENDED      ENDED
                                                              DECEMBER 31,    JUNE 30,
                                                                  1998          1999
                                                                  ----          ----
                                                               (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
  Revenues..................................................    $286,144      $150,920
  Salaries, wages, and benefits.............................     189,100        97,667
  Depreciation and amortization.............................      14,123         7,445
  Other operating expenses..................................      72,388        39,524
                                                                --------      --------
  Operating income from continuing operations...............      10,533         6,284
  Interest expense, net.....................................      18,885         9,443
  Other income (expense)....................................         518          (822)
                                                                --------      --------
  Loss from continuing operations before income taxes.......    $ (7,834)     $ (3,981)
OTHER DATA:
  Capital expenditures......................................    $  7,756      $  2,815
  Cash interest expense(a)..................................      17,038         8,519
ADDITIONAL DATA:
  EBITDA(b).................................................    $ 25,174      $ 12,907
SELECTED RATIOS:
  Ratio of EBITDA to cash interest expense(b)...............        1.5x          1.5x
  Ratio of net debt to EBITDA(c)............................        5.2x         10.2x
  Ratio of earnings to fixed charges(d).....................          --            --

                                                               AS OF JUNE 30,
                                                                    1999
                                                                    ----
                                                               (IN THOUSANDS)
BALANCE SHEET DATA:
  Cash and cash equivalents.................................      $  5,000
  Working capital...........................................        33,930
  Total assets..............................................       236,396
  Long-term debt (including current portion)................       136,107
  Stockholder's equity......................................        37,062

-------------------------

(a) Cash interest expense represents interest expense, less the amortization of debt discount and issuance costs.

(b) EBITDA for any period is calculated as the sum of net income plus the following to the extent deducted in calculating net income: (1) interest expense (income), (2) income tax expense, (3) depreciation expense and (4) amortization expense. We consider EBITDA to be a widely accepted financial indicator of a company's ability to service debt, fund capital expenditures and expand its business; however, EBITDA is not calculated in the same way by all companies and is neither a measurement required, nor represents cash flow from operations as defined, by generally accepted accounting principles. EBITDA should not be considered by you as an alternative to net income, as an indicator of operating performance or as an alternative to cash flow as a measure of liquidity. The calculation of EBITDA in this prospectus is calculated differently than for purposes of the covenants under the indenture and the senior secured credit facility. See "Description of Senior Secured Credit Facility" and "Description of New Notes" for how these instruments calculate EBITDA.

(c) Net debt represents total debt less cash and cash equivalents and is calculated based on pro forma cash and debt balances as of June 30, 1999.

(d) Ratio of earnings to fixed charges is computed assuming that 1/3 of rental expense is representative of the interest factor. Earnings were insufficient to cover fixed charges by $7,834,000 and $3,981,000 for 1998 and the six months ended June 30, 1999, respectively.

WORLDWIDE--HISTORICAL AND PREDECESSOR FINANCIAL DATA

     The following table sets forth certain summary historical consolidated financial data of Worldwide and its predecessor, AMRS. The statement of operations data and other data for 1997 and 1998 have been derived from the audited consolidated financial statements of AMRS included elsewhere in this prospectus. The statement of operations data and other data for 1996, the six months ended June 30, 1998 and the three month periods ended March 31, 1999 and June 30, 1999 and the balance sheet data as of June 30, 1999 have been derived from unaudited consolidated financial statements of Worldwide and AMRS and, for the interim periods, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, which we consider necessary for a fair presentation of its financial position and results of operations. The results of operations for the three months ended June 30, 1999 are not necessarily indicative of the results that may be expected for all of 1999 or for any other interim period.

                                               AMRS HISTORICAL (PREDECESSOR)                  WORLDWIDE
                                -----------------------------------------------------------   ---------
                                                                                                THREE
                                                                  SIX MONTHS   THREE MONTHS    MONTHS
                                    YEAR ENDED DECEMBER 31,         ENDED         ENDED         ENDED
                                -------------------------------    JUNE 30,     MARCH 31,     JUNE 30,
                                1996(A)       1997       1998        1998          1999         1999
                                -------       ----       ----        ----          ----         ----
                                                            (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
  Revenues....................  $193,189    $223,090   $229,742    $110,904      $ 61,475     $ 59,877
  Salaries, wages, and
    benefits..................   124,543     144,422    154,706      75,069        39,679       39,682
  Depreciation and
    amortization..............     5,938       5,643      5,908       2,820         1,627        1,973
  Other operating expenses....    56,598      66,167     61,074      29,703        18,438       15,270
                                --------    --------   --------    --------      --------     --------
  Operating income from
    continuing operations.....     6,110       6,858      8,054       3,312         1,731        2,952
  Interest income.............     1,052       1,421      2,160       1,093           440           --
  Interest expense............        --          --         --          --            --       (1,556)
  Other income (expense)......       288        (584)       580          --          (552)        (270)
                                --------    --------   --------    --------      --------     --------
  Income from continuing
    operations before income
    taxes.....................     7,450       7,695     10,794       4,405         1,619        1,126
OTHER DATA:
  Depreciation and
    amortization..............  $  5,938    $  5,643   $  5,908    $  2,820      $  1,627     $  1,973
  Capital expenditures........     9,182      12,662      7,219       3,508         1,688          989
  Ratio of earnings to fixed
    charges...................       2.6x        3.1x       3.4x        3.0x          2.3x         1.4x
ADDITIONAL DATA:
  EBITDA(b)...................  $ 12,336    $ 11,917   $ 14,542    $  6,132      $  2,806     $  4,655

                                                              AS OF JUNE 30,
                                                                   1999
                                                                   ----
                                                              (IN THOUSANDS)
BALANCE SHEET DATA(c):
  Cash and cash equivalents.................................     $  5,984
  Working capital...........................................       26,816
  Total assets..............................................      135,574
  Long-term debt (including current portion)................       69,018
  Stockholder's equity......................................       28,375

-------------------------

(a) Our financial statements for 1996 have not been audited.

(b) EBITDA for any period is calculated as the sum of net income plus the following to the extent deducted in calculating net income: (1) interest expense (income), (2) income tax expense, (3) depreciation expense, and (4) amortization expense. We consider EBITDA to be a widely accepted financial indicator of a company's ability to service debt, fund capital expenditures and expand its business; however, EBITDA is not calculated in the same way by all companies and is neither a measurement required, nor represents cash flow from operations as defined, by generally accepted accounting principles. EBITDA should not be considered by you as an alternative to net income, as an indicator of operating performance or as an alternative to cash flow as a measure of liquidity. The calculation of EBITDA in this prospectus is calculated differently than for purposes of the covenants under the indenture and the senior secured credit facility. See "Description of Senior Secured Credit Facility" and "Description of New Notes" for how the instruments calculate EBITDA.

(c) Information does not reflect the Transactions.

MAS--HISTORICAL FINANCIAL DATA

     The following table sets forth summary historical consolidated financial data of MAS. The statement of operations data and other data for 1996, 1997 and 1998 have been derived from MAS's audited consolidated financial statements. The statement of operations data and other data for the six months ended June 30, 1998 and June 30, 1999 and the balance sheet data as of June 30, 1999 have been derived from MAS's unaudited consolidated financial statements and, for the interim periods, in the opinion of our management, include all adjustments, consisting of only normal recurring adjustments, which we consider necessary for a fair presentation of its financial position and results of operations. The results of operations for the interim periods are not necessarily indicative of the results of operations for a full year.

                                                                                            SIX MONTHS
                                                             YEAR ENDED DECEMBER 31,      ENDED JUNE 30,
                                                           ---------------------------   -----------------
                                                            1996      1997      1998      1998      1999
                                                            ----      ----      ----      ----      ----
                                                                           (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
  Revenues...............................................  $38,084   $46,557   $56,402   $24,893   $29,568
  Operating expenses.....................................   29,876    36,145    43,519    19,872    23,804
  Depreciation and amortization..........................    2,338     2,743     3,274     1,614     1,707
  General and administrative expenses....................    2,717     4,297     4,073     2,041     1,968
                                                           -------   -------   -------   -------   -------
  Total operating expenses...............................   34,931    43,185    50,866    23,527    27,479
                                                           -------   -------   -------   -------   -------
  Operating income.......................................    3,153     3,372     5,536     1,366     2,089
  Interest income........................................       32        71        69        30        57
  Interest expense.......................................     (621)     (516)     (563)     (285)     (260)
  Other income (expense).................................      (53)       74       (62)        5        --
                                                           -------   -------   -------   -------   -------
  Income before income taxes.............................    2,511     3,001     4,980     1,116     1,886
  Provision for income tax expense.......................      942     1,163     1,886       402       718
                                                           -------   -------   -------   -------   -------
  Net income.............................................  $ 1,569   $ 1,838   $ 3,094   $   714   $ 1,168
OTHER DATA:
  Depreciation and amortization..........................  $ 2,338   $ 2,743   $ 3,274   $ 1,614   $ 1,707
  Capital expenditures...................................      733       611       537       204       138
  Ratio of earnings to fixed charges.....................      2.6x      2.4x      3.0x      2.1x      2.7x
ADDITIONAL DATA:
  EBITDA(a)..............................................  $ 5,437   $ 6,189   $ 8,748   $ 2,985   $ 3,796

                                                              AS OF JUNE 30,
                                                                   1999
                                                                   ----
                                                              (IN THOUSANDS)
BALANCE SHEET DATA:
  Cash and cash equivalents.................................     $ 3,437
  Working capital...........................................       3,025
  Total assets..............................................      23,528
  Long-term debt (including current portion)................       5,982
  Stockholders' equity......................................      13,500

-------------------------

(a) EBITDA for any period is calculated as the sum of net income plus the following to the extent deducted in calculating net income: (1) interest expense (income), (2) income tax expense, (3) depreciation expense and (4) amortization expense. We consider EBITDA to be a widely accepted financial indicator of a company's ability to service debt, fund capital expenditures and expand its business; however, EBITDA is not calculated in the same way by all companies and is neither a measurement required, nor represents cash flow from operations as defined, by generally accepted accounting principles. EBITDA should not be considered by you as an alternative to net income, as an indicator of operating performance or as an alternative to cash flow as a measure of liquidity. The calculation of EBITDA in this prospectus is calculated differently than for purposes of the covenants under the indenture and the senior secured credit facility. See "Description of Senior Secured Credit Facility" and "Description of New Notes" for how these instruments calculate EBITDA.

                                  RISK FACTORS

     In addition to the other information set forth in this prospectus, you should carefully consider the following factors before tendering Original Notes in exchange for New Notes. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us, or that we consider immaterial or that are similar to those faced by other companies in one or more of the same lines of business, may also impair our business operations. The following risks could materially harm our business, financial condition or future results. If that occurs, the value of the New Notes could decline, and you could lose all or part of your investment.

OUR SUBSTANTIAL AMOUNT OF DEBT COULD MATERIALLY HARM OUR FINANCIAL HEALTH AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE NEW NOTES

     We have a substantial amount of debt. As of August 31, 1999, we had total debt of $142.4 million, which reflects $11.0 million of borrowings under the senior secured credit facility that was outstanding at August 31, 1999. At August 31, 1999, we had additional availability under the senior secured credit facility of approximately $30.4 million, subject to us satisfying leverage and coverage ratios and other customary conditions. This includes the additional debt of approximately $5.9 million that we incurred in connection with the acquisition of Aerolink on August 23, 1999. As of August 31, 1999, our total stockholders' equity was approximately $36.4 million.

     After giving effect to the Transactions:

     - for 1998, we would have had a net loss of $7.8 million; and

     - for 1998, our earnings would have been insufficient to cover our fixed charges by $7.8 million.

     Our high level of debt could have important consequences for you and us. For example, it could:

     - make it more difficult for us to obtain additional financing in the future for working capital, capital expenditures, acquisitions or other purposes;

     - require us to dedicate a large portion of our cash flow to pay principal and interest on our indebtedness, including the New Notes, which would reduce the amount of cash flow available to fund working capital, capital expenditures, acquisitions and other business activities;

     - adversely effect the value of the securities;

     - increase our vulnerability to general adverse economic and industry conditions, including increases in interest rates;

     - place us at a competitive disadvantage compared to our competitors that have proportionately less debt; and

     - limit our flexibility in planning for, or reacting to, changes in our business and the ground services industry generally.

     We anticipate that our cash flow from operations, together with borrowings under the senior secured credit facility, will be sufficient to service our debt obligations as they become due. Our ability to meet these requirements depends on our future financial performance, which will be affected by financial, business, economic, competitive and other factors. We will not be able to control many of these factors, such as economic conditions in the markets in which we operate and competitive initiatives undertaken by competitors.

We cannot be certain that our cash flow from operations will be sufficient to allow us to pay principal and interest on our debt, including the New Notes, and meet our other obligations. If we cannot generate sufficient cash flow from operations, we may be required to adopt one or more alternative financing plans, such as refinancing or restructuring all or part of our existing debt, including the New Notes, selling assets, reducing or delaying investments in our business or seeking to raise additional debt or equity capital. We may not be able to effect any of these actions on commercially reasonable terms, or at all, and these actions may not enable us to continue to satisfy our cash requirements. In addition, the terms of existing or future debt agreements, including the senior secured credit facility and the indenture relating to the New Notes, may restrict us from adopting any of these alternatives.

COVENANT RESTRICTIONS MAY LIMIT OUR ABILITY TO OPERATE OUR BUSINESS

     The senior secured credit facility and the indenture contain, and our other indebtedness agreements may contain, covenants that restrict our ability to make distributions or other payments to our investors and creditors unless financial tests or other criteria are satisfied. We must also comply with specified financial ratios and tests. If we do not comply with these or other covenants and restrictions contained in the senior secured credit facility or the indenture, we could default under those agreements and the indebtedness, together with accrued interest, could then be declared immediately due and payable. Our ability to comply with these provisions of the senior secured credit facility and the indenture may be affected by changes in economic or business conditions or other events beyond our control.

     The senior secured credit facility contains, and our other indebtedness agreements may contain, additional affirmative and negative covenants, including limitations on our ability to incur additional indebtedness and to make acquisitions and capital expenditures, which could affect our ability to operate our business. The indenture restricts, among other things, our ability to incur additional debt, sell assets, create liens or other encumbrances, make dividend and other payments to third parties or merge or consolidate, all of which could affect our ability to operate our business and may limit our ability to take advantage of potential business opportunities as they arise. A failure to comply with these covenants and restrictions could result in an event of default under either the senior secured credit facility or the indenture, which could lead to an acceleration of the related debt and the acceleration of debt under other debt instruments that may contain cross-acceleration or cross-default provisions.

OUR ASSETS ARE ENCUMBERED TO SECURE THE SENIOR SECURED CREDIT FACILITY

     The New Notes and guarantees of the New Notes will not be secured by any of our assets. Our obligations under the senior secured credit facility, however, are secured by a first priority pledge of, and security interest in, the stock of all our present and future domestic subsidiaries, and 65% of the stock of all our present and future foreign subsidiaries, and substantially all of our assets and the assets of our domestic subsidiaries. If we were to become insolvent or liquidate, or if payment under the senior secured credit facility were accelerated, the lenders under the senior secured credit facility would be entitled to exercise the legal remedies available to a secured lender. Accordingly, all secured lenders would be effectively senior in right of payment to all unsecured lenders, including the holders of the New Notes, to the extent of the value of the assets securing the indebtedness owed to the secured lenders.

OUR ABILITY TO REPAY THE NEW NOTES AND OTHER DEBT DEPENDS ON CASH FLOW FROM OUR SUBSIDIARIES

     We conduct a substantial amount of our business through our subsidiaries. As a result, we depend, in part, on dividends, loans, advances or other payments from our subsidiaries to satisfy our financial obligations and make payments to our investors.

     The ability of our subsidiaries to make payments to us may be restricted by, among other things:

          - their earnings;

          - covenants contained in their debt agreements;

          - covenants contained in other agreements to which our subsidiaries are or may become a party;

          - business and tax considerations; and

          - applicable corporate and other laws and regulations.

     Although the indenture limits the ability of our subsidiaries to agree to encumbrances and restrictions on their ability to pay dividends and make other payments, this limitation is subject to a number of significant exceptions and qualifications.

NOT ALL OF OUR SUBSIDIARIES ARE GUARANTORS; ASSETS OF THE NON-GUARANTOR SUBSIDIARIES MAY NOT BE AVAILABLE TO MAKE PAYMENTS ON THE NEW NOTES

     Our present and future foreign subsidiaries and some of our other subsidiaries which do not meet certain economic measures will not be guarantors of the New Notes. Payments on the New Notes are only required to be made by us and the guarantors. As a result, no payments are required to be made from assets of subsidiaries which do not guarantee the New Notes unless those assets are transferred, by dividend or otherwise, to us or a guarantor.

     In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, holders of their indebtedness, including their trade creditors, will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. After giving pro forma effect to the Transactions, as of June 30, 1999, the total liabilities, including trade payables, of our non-guarantor foreign subsidiaries would have been approximately $8.6 million.

     After giving effect to the Transactions, our non-guarantor foreign subsidiaries generated approximately 10.5% of our pro forma consolidated revenues for 1998 and approximately 12.6% of our pro forma consolidated revenues for the first six months of 1999. In addition, our non-guarantor foreign subsidiaries held approximately 11.0% of our pro forma consolidated assets as of June 30, 1999.

WE MAY NOT BE ABLE TO REPURCHASE THE NEW NOTES UPON A CHANGE OF CONTROL AS REQUIRED BY THE INDENTURE

     Upon the occurrence of specific change of control events under the indenture, we will be required to offer to repurchase all outstanding New Notes from their holders at 101% of their principal amount, plus accrued interest to the date of repurchase. However, a change of control will also constitute an event of default under the senior secured credit facility. Any future credit agreements or other agreements to which we become a party may contain similar provisions. A default under the senior secured credit facility would result in an event of default under the indenture if the lenders were to accelerate the debt under the senior secured credit facility. This event of default under the indenture would require us to repurchase the New Notes. However, the terms of the senior secured credit facility provide that certain change of control events will constitute a default thereunder. In the event a change of control occurs at a time when we are prohibited from repurchasing the New Notes, we could seek the consent of our lenders to repurchase the New Notes or could attempt to refinance those borrowings. If we do not obtain their consent or refinance borrowings, we will remain contractually prohibited from repurchasing the New Notes.

     The source of funds for any repurchase of the New Notes would be our available cash or cash generated from other sources, including borrowings, sales of assets or sales of equity. None of these sources may be available. Upon the occurrence of a change of control event, we may seek to refinance the indebtedness outstanding under the senior secured credit facility and the New Notes. However, it is possible that we will not be able to complete the refinancing on commercially reasonable terms or at all. In that case, we would not have the funds necessary to finance the required change of control offer.

WE ARE DEPENDENT ON MAINTAINING OUR RELATIONSHIPS WITH SOME OF OUR SIGNIFICANT CUSTOMERS

     We derived approximately 26% of our revenues from American Airlines and its affiliate American Eagle in 1998 and our top ten customers accounted for approximately 50% of our revenues in 1998 after giving effect to the acquisition of MAS. If we experience a significant reduction in business from American Airlines or its affiliates before we grow our business, it would result in material harm to our business, financial condition and future results. We cannot assure you that we will be able to service our significant customers at current or increased levels. Revenues from our customers could decrease either because they choose to use other third party ground services providers or because they choose to perform these services using their own personnel. Many of our customers, including American Airlines, currently provide a significant portion of their own ground services.

OUR CUSTOMERS MAY TERMINATE THEIR CONTRACTS WITH US ON SHORT NOTICE

     Many of our service contracts allow customers to terminate their contract on 90 days notice or sooner for performance breaches. However, many of our contracts have passed the term specified in the contract, and therefore, under their terms, generally have become terminable by either party on 60 days notice or less for any reason. While we believe these terms are typical in the industry, we can provide no assurance that customers will not terminate their contracts. The termination of a large portion of our contracts would have a material adverse effect on our business, financial condition and future results.

OUR RIGHTS TO OPERATE AT AIRPORTS COULD BE TERMINATED BY LOCAL AIRPORT
AUTHORITIES

     In order to provide our services at an airport, we usually must have permission from the local airport authority. This permission generally can be terminated by the local airport authority at will and without cause. The loss of one or more of our permits, licenses or consents to operate could materially harm our business, financial condition and future results.

THE OCCURRENCE OF SIGNIFICANT ADVERSE EVENTS AFFECTING THE AIRLINE INDUSTRY MAY HARM OUR BUSINESS

     Because we provide most of our services to air cargo and passenger airlines, we are likely to be affected by significant events that affect those businesses. All of these events will be outside of our control and any of them could materially harm our business, financial condition and future results. Some of the events that could harm our business include the following:

          - an economic downturn in one or more of the geographic markets where we do business;

          - route changes by airlines;

          - strikes by unions; and

          - a substantial reduction in air traffic or financial problems incurred by air cargo or passenger airlines.

THE GROUND SERVICES INDUSTRY IS HIGHLY COMPETITIVE

     The ground services business is highly competitive. If we do not compete effectively with other service providers, we could lose customers and our revenues could be reduced. Either of these could materially harm our business, financial condition and future results.

     Service quality and price are particularly important competitive factors in our industry. In addition to competition for customers, we compete against other service providers for airport permits, which are in some cities only issued to a small number of service providers. In addition to competing with other service providers, we indirectly compete for portions of our business with airlines that do not outsource some or all of their ground services and businesses that provide other forms of transportation, including businesses that transport cargo by trucks. Although we believe that trends and projections in our industry are favorable for third party providers of ground services, this may not prove to be the case as a result of factors outside of our control such as changes in economic conditions or a change in outsourcing strategies by airlines. In addition, some of our competitors are larger than us and have significant financial and other resources.

OUR ACQUISITION STRATEGY ENTAILS RISKS

     As part of our business strategy, we intend to grow through acquisitions, as well as through internal growth. On August 12, 1999, Worldwide acquired MAS and on August 23, 1999, Worldwide acquired Aerolink. We intend to pursue additional acquisitions, including a smaller acquisition for which we have signed a non-binding letter of intent. Acquisitions present various risks, including the following:

     - difficulties assimilating and integrating the operations of the combined companies and retaining key personnel;

     - difficulties integrating the acquired company's financial, computer, payroll and other systems into our own;

     - difficulties implementing additional controls and information systems appropriate to a larger company;

     - distractions to management, which could result in a disruption of our business;

     - unanticipated liabilities or contingencies relating to the acquired company; and

     - reduced earnings due to increased goodwill amortization, increased interest costs and costs related to integration.

     If we fail to manage our growth effectively, we could be materially harmed. In addition, suitable acquisition candidates may not be available. Anticipated benefits from acquisitions also may not be realized.

FLUCTUATIONS IN FOREIGN CURRENCY MAY ADVERSELY AFFECT OUR FINANCIAL PERFORMANCE

     A substantial portion of our revenues are denominated in non-U.S. currencies, consisting principally of French francs, Canadian dollars, Hong Kong dollars and British pounds. However, most of our expenses, including interest and principal on our indebtedness, are denominated in U.S. dollars. This exposes us to fluctuations in the rate of exchange between foreign currencies and the U.S. dollar. Significant exchange rate fluctuations could materially harm our business and financial condition. We currently do not engage in foreign currency hedging, although we may do so in the future.

OUR BUSINESS IS SUBJECT TO SIGNIFICANT ENVIRONMENTAL REGULATION

     We are subject to a variety of international, federal, state and local governmental regulations relating to the use, storage, discharge, emission and disposal of hazardous substances and wastes, remediation of contamination associated with the releases of hazardous substances and worker health and safety.

     We maintain fueling operations at four locations. In connection with these fueling operations, we stock jet fuel in large above-ground storage tanks and operate sub-surface fuel lines that may give rise to unknown releases. We are not aware of the occurrence of any releases that are expected to materially harm our business, financial condition and future results. However, future events, such as the discovery of unknown contamination, future spills and releases, compliance with more stringent regulations, more vigorous enforcement policies by regulatory agencies or stricter or different interpretations of existing regulations could cause us operating constraints or require us to make material expenditures for cleaning up contamination or complying with evolving environmental regulations. These or other events relating to compliance with environmental regulations could materially harm our business, financial condition and future results. See "Business--Regulatory Compliance--Environmental" for a summary discussion of these regulations.

THE INTERESTS OF HOLDINGS' SHAREHOLDERS MAY CONFLICT WITH YOUR INTERESTS

     All of our outstanding shares of common stock are owned by Holdings. The principal shareholder of Holdings and parties related to the principal shareholder own and control in excess of 98% of Holdings' outstanding voting common stock. As a result, the principal shareholder and parties related to the principal shareholder have the ability to elect all of our directors and the directors of Holdings and approve any action requiring the approval of the holders of other voting common stock and the voting common stock of Holdings, including adopting amendments to our certificate of incorporation and the certificate of incorporation of Holdings and approving acquisitions or sales of all or substantially all of our assets or the assets of Holdings.

     Circumstances may occur in which the interests of Holdings' shareholders could be in conflict with your interests. In addition, Holdings' shareholders may have an interest in pursuing transactions that, in their judgment, enhance the value of their equity investment in our company, even though these transactions may involve risks to you as a holder of New Notes.

OUR BUSINESS MAY BE DISRUPTED BY YEAR 2000 PROBLEMS

     Internal or external Year 2000-related disruptions and costs could materially harm our business, financial condition and future results. Although we believe that our systems are Year 2000 compliant, undetected errors or effects may remain, which could result in disruptions to our business or unexpected costs. Disruptions and unexpected costs also may arise as a result of third parties not being Year 2000 compliant, especially air cargo and passenger airlines, airports and air traffic control systems. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000" for a more extensive discussion of Year 2000 risks.

FRAUDULENT TRANSFER CONSIDERATIONS

     Under applicable provisions of the United States Bankruptcy Code or comparable provisions of state fraudulent transfer or conveyance law, if, at the time the New Notes or the subsidiary guarantees are issued:

     (1) we or our guarantors incurred that indebtedness with the intent to hinder, delay or defraud creditors; or

     (2) (a) we or our guarantors received less than reasonably equivalent value for incurring that indebtedness; and

        (b) we or our guarantors

             - were insolvent or were rendered insolvent by reason of the incurrence of that indebtedness (and the application of the proceeds of the incurrence);

             - were engaged, or about to engage, in a business or transaction for which the assets remaining constituted unreasonably small capital to carry on our business; or

             - intended to incur, or believed that we would incur, debts beyond our ability to pay those debts as they matured;

     then, in each of these cases, a court of competent jurisdiction could void, in whole or in part, the New Notes or the subsidiary guarantees or, in the alternative, subordinate the New Notes or the subsidiary guarantees to our existing and future indebtedness.

     The measure of insolvency for purposes of the above would likely vary depending upon the law applied in the case. Generally, however, we or our guarantors would be considered insolvent if the sum of our debts, including contingent liabilities, were greater than all of our assets at a fair valuation. We believe that, for purposes of the United States Bankruptcy Code and state fraudulent transfer or conveyance laws, the New Notes and the subsidiary guarantees are being issued without the intent to hinder, delay or defraud creditors and for proper purposes and in good faith, and that we will receive reasonably equivalent value or fair consideration therefor. Based on our projections of expected cash flows and estimates of the fair value of our assets and liabilities, we believe that after the issuance of the New Notes and the subsidiary guarantees and the application of the net proceeds therefrom, we will be solvent, will have sufficient capital for carrying on our business and will be able to pay our debts as they mature. However, we cannot assure you that a court passing on these issues would agree with our determination.

AN ACTIVE TRADING MARKET MAY NOT DEVELOP FOR THE NEW NOTES

     There is no established trading market for the New Notes. The Original Notes are eligible for trading in the PORTAL market. The New Notes are a new issue of securities with no established trading market and will not be listed on any securities exchange. The initial purchasers informed us that they intend to make a market in the New Notes. However, they may cease their market-making at any time.

     We cannot assure you that a liquid market will develop for the New Notes. The liquidity of any market for the New Notes will depend upon many factors, including:

     - the number of holders of the New Notes;

     - our results of operations and financial condition;

     - the market for similar securities; and

     - the interest of securities dealers in making a market in the New Notes.

     If a trading market does not develop or is not maintained, you may experience difficulty in reselling the New Notes, or you may be unable to sell them at all.

     Historically, the market for non-investment grade debt has been subject to disruptions that have caused volatility in prices. It is possible that the market for the New Notes will be subject to disruptions. These disruptions may have a negative effect on you as a holder of the New Notes regardless of our prospects and financial performance.

IF YOU FAIL TO EXCHANGE YOUR ORIGINAL NOTES, YOUR ORIGINAL NOTES WILL REMAIN SUBJECT TO RESTRICTIONS ON TRANSFER

     Holders of Original Notes who do not exchange their Original Notes for New Notes in the exchange offer will continue to be subject to the restrictions on transfer of the Original Notes described in the legend on those notes. The restrictions result from the issuance of the Original Notes in reliance on exemptions from registration under the Securities Act and applicable state securities laws. In general, the Original Notes may not be transferred or resold except in a transaction registered in accordance with, or exempt from, these registration requirements. If we complete this exchange offer, we will not be required to register the Original Notes, and we do not anticipate that we will register the Original Notes, under the Securities Act. Additionally, to the extent that Original Notes are tendered and accepted in the exchange offer, the aggregate principal amount of the Original Notes outstanding will decrease, with a resulting decrease in the liquidity of the market for the Original Notes.

                                USE OF PROCEEDS

     This exchange offer is intended to satisfy our obligations under the registration rights agreement entered into in connection with the offering of the Original Notes. We will not receive any proceeds from the exchange offer. In consideration for issuing the New Notes, we will receive Original Notes with like original principal amount at maturity. The form and terms of the Original Notes are the same as the form and terms of the New Notes, except as otherwise described in this prospectus. The Original Notes surrendered in exchange for New Notes will be retired and canceled and cannot be reissued. Accordingly, the issuance of the New Notes will not result in any increase in our outstanding debt.

     We received net proceeds totaling approximately $126.8 million from the private placement of the Original Notes. The net proceeds were used to:

          - fund the acquisition of MAS;

          - repay outstanding indebtedness of Worldwide and MAS; and

          - pay related fees and expenses.

                                 CAPITALIZATION

     The following table indicates our cash position and total capitalization as of June 30, 1999 (1) on an actual, historical basis and (2) as adjusted to give pro forma effect to the Transactions.

     You should read this information in conjunction with the "Use of Proceeds," "Unaudited Pro Forma Combined Consolidated Financial Data," "Selected Historical Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections and the consolidated financial statements of Worldwide and MAS and the related notes thereto included elsewhere in this prospectus.

                                                              AS OF JUNE 30, 1999
                                                              --------------------
                                                              ACTUAL    PRO FORMA
                                                              -------   ---------
                                                                 (IN MILLIONS)
Cash and cash equivalents...................................   $ 6.0      $  5.0
                                                               =====      ======
Total debt, including current portion:
  Existing Worldwide debt...................................   $69.0      $   --
  New senior secured credit facility........................      --         9.6
  Senior notes..............................................      --       126.5(1)
                                                               -----      ------
  Total debt................................................    69.0       136.1
                                                               -----      ------
Stockholder's equity........................................    28.4        37.1
                                                               -----      ------
  Total capitalization......................................   $97.4      $173.2
                                                               =====      ======

---------------

(1) Net of unamortized discount of $3.5 million.

                     UNAUDITED PRO FORMA COMBINED CONSOLIDATED
                                   FINANCIAL DATA

     The unaudited pro forma combined consolidated financial data is based on the historical consolidated financial statements of Worldwide, its predecessor AMRS and the historical consolidated financial statements of MAS, and on the assumptions and adjustments described in the notes to the unaudited pro forma combined consolidated financial data, including assumptions relating to the allocation of the consideration paid for AMRS and MAS to the assets and liabilities of AMRS and MAS based on preliminary estimates of their respective fair values. The actual allocation of this consideration may differ from that reflected in the unaudited pro forma combined consolidated financial data. In addition, the interest rates on the New Notes and borrowings under the senior secured credit facility, and the estimated transaction fees and expenses, are assumed solely for the purpose of presenting the unaudited pro forma combined consolidated financial data set forth below. The actual interest rates on the borrowings under the senior secured credit facility and actual transaction fees expenses may differ from assumptions forth below.

     Our unaudited pro forma combined consolidated statements of operations data has been presented as if the Transactions and the acquisition of AMRS had occurred at the beginning of each period. Pro forma adjustments were calculated to:

     - reflect the resulting changes in amortization and interest expense from the acquisition of MAS and the acquisition of AMRS;

     - adjust the results of operations of MAS and AMRS to remove certain operating expenses, previously allocated by their owners, that no longer existed after the acquisitions; and

     - adjust interest expense resulting from the refinancings of existing MAS and Worldwide indebtedness.

     Our unaudited pro forma combined balance sheet as of June 30, 1999 has been presented as if the Transactions had occurred on June 30, 1999. Specifically, pro forma adjustments have been included for the following:

     - the acquisition of the stock of MAS, the preliminary purchase price allocation and the payment of related transaction costs, using proceeds from this offering; and

     - the refinancing of existing indebtedness, including indebtedness of both Worldwide and MAS, with proceeds from the offering and borrowings under the senior secured credit facility.

     The unaudited pro forma combined consolidated financial data does not give effect to the acquisition of Aerolink. The acquisition of Aerolink is not material to the Company and thus has not been included in the unaudited pro forma combined consolidated financial data.

     We completed the Transactions in the third quarter of 1999. We recorded an extraordinary loss of approximately $1.5 million in connection with the refinancing of Worldwide's existing indebtedness.

     Our unaudited pro forma combined financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the respective historical consolidated financial statements of Worldwide, AMRS and MAS and the related notes thereto included elsewhere in this prospectus. Our unaudited pro forma combined consolidated financial data does not purport to represent what our financial position and results of operations would have been if the Transactions had actually been completed as of the dates indicated and are not intended to project our financial position or results of operations for any future period.

                   UNAUDITED PRO FORMA COMBINED CONSOLIDATED
                          STATEMENT OF OPERATIONS DATA

                     FOR THE SIX MONTHS ENDED JUNE 30, 1999

                                        PREDECESSOR                                                    PRO FORMA
                                            AMRS        WORLDWIDE        MAS                            COMBINED
                                        ------------   ------------   ----------                       ----------
                                        THREE MONTHS   THREE MONTHS   SIX MONTHS                       SIX MONTHS
                                           ENDED          ENDED         ENDED                            ENDED
                                         MARCH 31,       JUNE 30,      JUNE 30,     PRO FORMA           JUNE 30,
                                            1999           1999          1999      ADJUSTMENTS            1999
                                            ----           ----          ----      -----------            ----
                                                                     (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
  Revenues............................    $61,475        $59,877       $29,568       $    --            $150,920
  Salaries, wages, and benefits.......     39,679         39,682        18,436          (130)(c)          97,667
  Depreciation and amortization.......      1,627          1,973         1,707         2,138(a)(b)         7,445
  Other operating expenses............     18,438         15,270         7,336        (1,520)(f)(g)(h)    39,524
                                          -------        -------       -------       -------            --------
  Operating income from continuing
    operations........................      1,731          2,952         2,089          (488)              6,284
  Interest income.....................        440             --            --          (440)(i)              --
  Interest expense....................         --         (1,556)         (203)       (7,684)(d)          (9,443)
  Other income (expense), net.........       (552)          (270)           --            --                (822)
                                          -------        -------       -------       -------            --------
  Income (loss) from continuing
    operations before income taxes....      1,619          1,126         1,886        (8,612)             (3,981)
  Provision for income tax expense....        644            587           718        (1,949)(e)              --
                                          -------        -------       -------       -------            --------
  Income (loss) from continuing
    operations........................    $   975        $   539       $ 1,168       $(6,663)           $ (3,981)
                                          =======        =======       =======       =======            ========
OTHER DATA:
  Ratio of earnings to fixed charges(k).......................................................                --
ADDITIONAL DATA:
  EBITDA(j)...................................................................................          $ 12,907

              The accompanying notes are an integral part of these
             pro forma combined consolidated financial statements.

                   UNAUDITED PRO FORMA COMBINED CONSOLIDATED
                          STATEMENT OF OPERATIONS DATA

                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                                       PREDECESSOR                                    PRO FORMA
                                                           AMRS           MAS                          COMBINED
                                                       ------------   ------------                   ------------
                                                        YEAR ENDED     YEAR ENDED                     YEAR ENDED
                                                       DECEMBER 31,   DECEMBER 31,    PRO FORMA      DECEMBER 31,
                                                           1998           1998       ADJUSTMENTS         1998
                                                           ----           ----       -----------         ----
                                                                             (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
  Revenues...........................................    $229,742       $56,402       $     --         $286,144
  Salaries, wages, and benefits......................     154,706        34,699           (305)(c)      189,100
  Depreciation and amortization......................       5,908         3,274          4,941(a)(b)     14,123
  Other operating expenses...........................      61,074        12,893         (1,579)(f)       72,388
                                                         --------       -------       --------         --------
  Operating income from continuing operations........       8,054         5,536         (3,057)          10,533
  Interest income....................................       2,160            --         (2,160)(i)           --
  Interest expense...................................          --          (494)       (18,391)(d)      (18,885)
  Other income (expense), net........................         580           (62)            --              518
                                                         --------       -------       --------         --------
  Income (loss) from continuing operations before
    income taxes.....................................      10,794         4,980        (23,608)          (7,834)
  Provision for income tax expense...................       4,490         1,886         (6,376)(e)           --
                                                         --------       -------       --------         --------
  Income (loss) from continuing operations...........    $  6,304       $ 3,094       $(17,232)        $ (7,834)
                                                         ========       =======       ========         ========
OTHER DATA:
  Ratio of earnings to fixed charges(k).........................................................             --
ADDITIONAL DATA:
  EBITDA(j).....................................................................................       $ 25,174

              The accompanying notes are an integral part of these
             pro forma combined consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS DATA

(a) Represents the increase in amortization expense for the excess of the AMRS purchase price over estimated fair value of the net assets acquired under the terms of the acquisition agreement. In connection with the acquisition of AMRS, Worldwide recorded approximately $33.7 million of intangibles, including goodwill which is being amortized over 20 years. The pro forma adjustment reflects additional amortization expense assuming the acquisition had occurred as of the beginning of each period being presented.

(b) Represents the increase in amortization expense for the excess of the MAS purchase price over estimated fair value of the net assets acquired under the terms of the acquisition agreement. In connection with the acquisition of MAS, Worldwide recorded approximately $71.3 million of intangibles, including goodwill which is being amortized over 20 years. The pro forma adjustment reflects additional amortization assuming the acquisition had occurred at the beginning of the period being presented.

(c) Represents the elimination of salaries, wages, and benefits previously incurred by MAS that are no longer incurred by Worldwide. In connection with the acquisition of MAS, some salary expenses, primarily relating to a transaction with an employee shareholder, have been eliminated.

(d) Represents the interest expense resulting from completion of the Transactions net of the elimination of interest expense of MAS. In addition, upon completion of the Transactions, Worldwide had outstanding some amounts under the senior secured credit facility. The following table sets forth the calculation of pro forma interest expense:

                                                                            INTEREST RATE   PRO FORMA
                                                                               USED IN       ANNUAL
                                                                              PRO FORMA     INTEREST
         DEBT ISSUE                 BASE INTEREST RATE        BORROWINGS     CALCULATION     EXPENSE
         ----------                 ------------------        -----------   -------------   ---------
                                         (DOLLARS IN THOUSANDS)
          Senior Secured
            Credit
            Facility.........  LIBOR plus 3% for the
                               outstanding balance             $  9,556          8.23%       $   786
                               Commitment Fee -- 0.5% on
                               unused balance                                     0.5%           327
          Senior Notes due
            2007.............
                               12.25%                                                         15,925
                                                               $130,000         12.25%       -------
                                                                                              17,038
          Pro forma cash interest expense................................................
                                                                                               1,847
          Amortization of debt discount and issuance costs...............................
                                                                                             -------
                                                                                             $18,885
          Total pro forma interest expense...............................................
                                                                                             =======

-------------------------

     A 1/8% change in interest rates on the senior secured credit facility would cause interest expense to increase or decrease by approximately $12,000 per annum as compared to the amounts set forth above.

(e) Represents an adjustment to eliminate taxes recorded as a result of the pro forma pretax loss.

(f) Represents the elimination of the corporate overhead expenses allocated from AMR Corporation and included in the historical financial statements of AMRS. Prior to the acquisition of AMRS by Holdings, AMR Corporation allocated significant overhead expenses to AMRS. In connection with the acquisition certain of these expenses will no longer be incurred by Worldwide. These expenses primarily relate to benefit plans, including stock based compensation plans and employee personal travel plans that will no longer be continued nor replaced by Worldwide, and allocation of the AMR Corporation senior executive salaries for which there will be no equivalent at Worldwide. The following is a listing of expenses that will no longer be incurred by
      Worldwide:

                                                                            SIX MONTHS
                                                              YEAR ENDED      ENDED
                                                             DECEMBER 31,    JUNE 30,
                                                                 1998          1999
                                                                 ----          ----
                                                                  (IN THOUSANDS)
       Allocation of AMR Corporation senior executives.....     $  550         $349
       Personal travel benefits............................        516           79
       Variable stock based compensation plans allocated by
          AMR Corporation..................................        514           80
                                                                ------         ----
               Total.......................................     $1,580         $508

(g) Represents the additional overhead expense that was allocated by AMR Corporation during the three month period ended March 31, 1999. During the three months ended March 31, 1999 AMRS received a monthly allocation of approximately $640,000 of overhead expense, excluding items removed above, from AMR Corporation as compared to an average monthly allocation of $407,000 of overhead expense, excluding items removed above, during fiscal 1998. This increase resulted exclusively from the sale during the quarter of AMR Corporation's other operations in this segment. Upon their sale, corporate overhead allocated to AMRS was increased with no increase in services. As a result, a pro forma adjustment has been included for $699,000 to reduce the AMR Corporation overhead allocation to reflect historical levels.

(h) As a consequence of the offering of the Original Notes, we and Castle Harlan, Inc. amended the management agreement as described in "Related Party Transactions" to provide that management fees will not be payable in respect of any period from July 1, 1999 to June 30, 2000. Accordingly, this adjustment removes management fees paid by Worldwide during the three months ended June 30, 1999.

(i) Represents the elimination of interest income from AMR Corporation related to accumulated undistributed cash of AMRS, held by AMR Corporation, and included in the historical financial statements. These amounts were paid by dividend to AMR Corporation prior to the sale of AMRS.

(j) EBITDA for any period is calculated as the sum of net income plus the following to the extent deducted in calculating net income: (1) interest expense (income), (2) income tax expense, (3) depreciation expense and (4) amortization expense. We consider EBITDA to be a widely accepted financial indicator of a company's ability to service debt, fund capital expenditures and expand its business; however, EBITDA is not calculated in the same way by all companies and is neither a measurement required, nor represents cash flow from operations as defined, by generally accepted accounting principles. EBITDA should not be considered by you as an alternative to net income, as an indicator of operating performance or as an alternative to cash flow as a measure of liquidity. The calculation of EBITDA in this prospectus is calculated differently than for purposes of the covenants under the indenture and the senior secured credit facility. See "Description of Senior Secured Credit Facility" and "Description of New Notes" for how these instruments calculate EBITDA.

(k) Ratio of earnings to fixed charges is computed assuming that 1/3 of rental expense is representative of the interest factor. Earnings were insufficient to cover fixed charges by $3,981,000 and $7,834,000, respectively, for each of the periods presented.

                   UNAUDITED PRO FORMA COMBINED CONSOLIDATED
                                 BALANCE SHEETS

                                                                                                     PRO FORMA
                                                           WORLDWIDE     MAS                         COMBINED
                                                           ---------   --------                      ---------
                                                           JUNE 30,    JUNE 30,    PRO FORMA         JUNE 30,
                                                             1999        1999     ADJUSTMENTS          1999
                                                             ----        ----     -----------          ----
                                                                             (IN THOUSANDS)
ASSETS:
Current assets
  Cash and cash equivalents............................... $  5,984    $ 3,437     $ (4,421)(c)      $  5,000
  Accounts receivable, net................................   55,364      6,871           --            62,235
  Inventories.............................................      541         --           --               541
  Prepaid expenses and other..............................    7,635        116           --             7,751
                                                           --------    -------     --------          --------
        Total current assets..............................   69,524     10,424       (4,421)           75,527
Property and equipment, net...............................   30,620     13,100           --            43,720
Intangibles, including goodwill...........................   33,669         --       71,270(a)        104,939
Other assets..............................................    1,761          4       (1,555)(e)        12,210
                                                                                     12,000(f)
                                                           --------    -------     --------          --------
        Total assets...................................... $135,574    $23,528     $ 77,294          $236,396
                                                           ========    =======     ========          ========
LIABILITIES AND STOCKHOLDER'S EQUITY:
Current liabilities
  Accounts payable........................................ $ 18,085    $ 3,293     $     --          $ 21,378
  Other current liabilities...............................   20,096        123           --            20,219
  Current portion of long-term debt.......................    4,527      3,983       (8,510)(g)            --
                                                           --------    -------     --------          --------
        Total current liabilities.........................   42,708      7,399       (8,510)           41,597
Existing revolving credit agreement.......................   18,866         --      (18,866)(g)            --
Long-term debt............................................   45,625      1,999      (47,624)(g)            --
Senior notes, due 2007....................................       --         --      126,551(c)(i)     126,551
Senior secured revolving credit agreement.................       --         --        9,556(d)          9,556
Deferred income taxes.....................................       --        630       21,000(b)         21,630
Stockholder's equity......................................   28,375     13,500      (13,500)(a)        37,062
                                                                                     (1,555)(e)
                                                                                     10,000(h)
                                                                                        242(j)
                                                           --------    -------     --------          --------
        Total liabilities and stockholder's equity........ $135,574    $23,528     $ 77,294          $236,396
                                                           ========    =======     ========          ========

              The accompanying notes are an integral part of these
             pro forma combined consolidated financial statements.

        NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET

(a) Represents the excess of the purchase price over estimated fair value of the net assets acquired under the terms of the MAS acquisition agreement as follows (in thousands):

Total purchase price.................................   $63,000
Less:
  Cash...............................................     2,667
  Accounts receivable, net...........................     6,871
  Plant, property & equipment........................    13,100
  Prepaid expenses and other.........................       119
Plus:
  Liabilities assumed................................    10,027
                                                        -------
     Net assets assumed..............................   (12,730)
                                                        -------
Plus:
  Deferred taxes as a result of the acquisition......    21,000
                                                        -------
Intangible assets, including goodwill................   $71,270
                                                        =======

(b) Represents deferred taxes established pursuant to purchase accounting for the difference between the book and tax basis of identifiable intangible assets acquired.

(c) Represents the proceeds to be received from the offering of the Original Notes used to fund the Transactions, net of cash acquired from MAS and certain cash held by Worldwide to pay down indebtedness, as a component of the Transactions as follows (in thousands):

Purchase 100% of MAS shares..............................  $ 63,000
Repayment of Worldwide debt..............................    69,018
Repayment of MAS debt....................................     5,982
Estimated transaction fees and expenses..................    12,770
Less:  Cash used to pay down indebtedness................    (4,421)
       Holdings' equity contribution.....................   (10,000)
                                                           --------
          Total to be financed...........................  $136,349
                                                           ========

(d) Represents the proceeds received under the senior secured credit facility to fund the remaining requirements of the repayment of existing Worldwide debt, debt assumed in the acquisition of MAS and transaction costs paid in connection with the Transactions.

(e) Represents the extraordinary loss from Worldwide's repayment of existing debt.

(f) Represents the estimated debt issuance costs incurred in connection with obtaining the senior secured credit facility and the Original Notes.

(g) Represents the repayment of Worldwide's existing debt and the debt assumed in connection with the acquisition of MAS.

(h) Represents an equity contribution of $10.0 million to Worldwide by Holdings used to reduce existing indebtedness.

(i) Represents the issuance of the Original Notes of $130.0 million less the original issuance discount of $3.2 million and the value assigned to the issuance of Holdings' warrants of $0.2 million. (See Note j below)

(j) Represents value assigned to the issuance of the warrants of $0.2 million that Holdings issued simultaneously with the issuance of the Original Notes.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     You should read the selected historical consolidated financial data set forth below in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the consolidated financial statements and the notes thereto, and the pro forma and other financial information included herein.

WORLDWIDE AND PREDECESSOR FINANCIAL INFORMATION

     The selected consolidated financial data for the years ended December 31, 1994, December 31, 1995, December 31, 1996, the three month periods ended March 31, 1999 and June 30, 1999, the six month period ended June 30, 1998, and the combined six month period ended June 30, 1999 have been derived from Worldwide's and AMRS's unaudited consolidated financial statements and, in the opinion of our management, include all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of its results of operations for these periods and financial condition as at the dates presented. The selected historical consolidated financial data for the fiscal years ended December 31, 1997 and December 31, 1998 have been derived from AMRS's audited consolidated financial statements. The results of operations for any interim period are not necessarily indicative of the results of operations for a full year.

                                                       AMRS Historical (Predecessor)                       Worldwide     COMBINED
                                    -------------------------------------------------------------------   ------------     SIX
                                                                                           THREE MONTHS   THREE MONTHS    MONTHS
                                                  Years Ended December 31,                    ENDED          ENDED        ENDED
                                    ----------------------------------------------------    MARCH 31,       JUNE 30,     JUNE 30,
                                      1994       1995       1996       1997       1998         1999           1999       1999(a)
                                      ----       ----       ----       ----       ----         ----           ----       -------
                                                                           (In thousands)
STATEMENT OF OPERATIONS DATA:

 Revenues.........................  $134,338   $156,262   $193,189   $223,090   $229,742     $61,475        $59,877      $121,352

 Salaries, wages, and benefits....    78,276     96,662    124,543    144,422    154,706      39,679         39,682        79,361

 Depreciation and amortization....     5,366      5,650      5,938      5,643      5,908       1,627          1,973         3,600

 Other operating expenses.........    47,039     50,609     56,598     66,167     61,074      18,438         15,270        33,708
                                    --------   --------   --------   --------   --------     -------        -------      --------

 Operating income.................     3,657      3,341      6,110      6,858      8,054       1,731          2,952         4,683

 Interest income..................     2,826      1,460      1,052      1,421      2,160         440             --           (a)

 Interest expense.................        --         --         --         --         --          --         (1,556)          (a)

 Other income (expense)...........    (1,568)       585        288       (584)       580        (552)          (270)     (822)(a)
                                    --------   --------   --------   --------   --------     -------        -------      --------

 Income from continuing
   operations before income
   taxes..........................     4,915      5,386      7,450      7,695     10,794       1,619          1,126            --

 Provision for income tax
   expense........................     2,113      2,316      3,162      3,309      4,490         644            587            --
                                    --------   --------   --------   --------   --------     -------        -------      --------

 Income from continuing
   operations.....................     2,802      3,070   $  4,288   $  4,386   $  6,304     $   975        $   539            --

 Loss from discontinued
   operations.....................        --         --         --         --        552         210             --            --
                                    --------   --------   --------   --------   --------     -------        -------      --------

 Net income.......................  $  2,802   $  3,070      4,288   $  4,386   $  5,752     $   765        $   539            --
                                    ========   ========   ========   ========   ========     =======        =======      ========

OTHER DATA:

 Capital expenditures.............  $  5,126   $  6,253   $  9,182   $ 12,662   $  7,219     $ 1,688        $   989      $  2,677

 Ratio of earnings to fixed
   charges........................      2.4x       2.3x       2.6x       3.1x       3.4x        2.3x           1.4x           (a)

ADDITIONAL DATA:

 EBITDA(b)........................  $  7,455   $  9,576   $ 12,336   $ 11,917   $ 14,542     $ 2,806        $ 4,655      $  7,461

                                                                                   AS OF
                                              AS OF DECEMBER 31,                  JUNE 30,
                                -----------------------------------------------   --------
                                 1994      1995      1996      1997      1998       1999
                                -------   -------   -------   -------   -------   --------
                                                      (IN THOUSANDS)
BALANCE SHEET DATA:
  Cash and cash equivalents...  $10,033   $ 3,922   $20,396   $20,544   $14,200   $  5,984
  Working capital.............   13,500    14,448    23,707    24,083    25,747     26,540
  Total assets................   74,105    79,937    79,205    85,418    88,696    135,574
  Long-term debt (including
     current position)........       --        --        --        --        --     69,018
  Stockholders' equity........   46,021    48,451    52,773    56,756    62,365     28,099

---------------

(a) The six months ended June 30, 1999 represents an adjusted combination of two interim periods, one for the Predecessor for the three month period prior to the consummation of the acquisition ended March 31, 1999, and one for Worldwide for the three month period following the consummation of the acquisition ended June 30, 1999. Revenue and operating expense data for the two periods have been combined to present a combined six month period ended June 30, 1999. No combined information is presented below the operating income from continued operations line item, except for foreign exchange gain
    (loss), as Worldwide and AMRS had dramatically different capital structures and a combination of such data is not meaningful.

(b) EBITDA for any period is calculated as the sum of net income plus the following to the extent deducted in calculating net income: (1) interest expense (income), (2) income tax expense, (3) depreciation expense and (4) amortization expense. We consider EBITDA to be a widely accepted financial indicator of a company's ability to service debt, fund capital expenditures and expand its business; however, EBITDA is not calculated in the same way by all companies and is neither a measurement required, nor represents cash flow from operations as defined, by generally accepted accounting principles. EBITDA should not be considered by you as an alternative to net income, as an indicator of operating performance or as an alternative to cash flow as a measure of liquidity. The calculation of EBITDA in this prospectus is calculated differently than for purposes of the covenants under the indenture and the senior secured credit facility. See "Description of Senior Secured Credit Facility" and "Description of New Notes" for how these instruments calculate EBITDA.

MAS

     The following table sets forth selected historical data of MAS. The selected historical consolidated financial data for 1994, 1995, 1996, 1997, and 1998 have been derived from MAS's audited consolidated financial statements. MAS's selected consolidated financial data for the six months ended June 30, 1998 and June 30, 1999 have been derived from MAS's unaudited consolidated financial statements and, for the interim periods, in the opinion of MAS's management, include all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of its results of operations. The results of operations for any interim period are not necessarily indicative of the results of operations for a full year.

                                                                                          SIX MONTHS ENDED
                                                   YEAR ENDED DECEMBER 31,                    JUNE 30,
                                       -----------------------------------------------   ------------------
                                        1994      1995      1996      1997      1998      1998       1999
                                        ----      ----      ----      ----      ----      ----       ----
                                                                  (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
  Revenue............................  $24,782   $34,617   $38,084   $46,557   $56,402   $24,893    $29,568
  Operating expenses.................   19,730    26,633    29,876    36,145    43,519    19,872     23,804
  Depreciation and amortization......    1,292     3,034     2,338     2,743     3,274     1,614      1,707
  General and administrative
    expenses.........................    2,102     1,870     2,717     4,297     4,073     2,041      1,968
                                       -------   -------   -------   -------   -------   -------    -------
  Operating income...................    1,658     3,080     3,153     3,372     5,536     1,366      2,089
  Interest income....................       66        36        32        71        69        30         57
  Interest expense...................     (361)     (559)     (621)     (516)     (563)     (285)      (260)
  Other income (expense).............      202        61       (53)       74       (62)        5         --
                                       -------   -------   -------   -------   -------   -------    -------
  Income before income taxes.........    1,565     2,618     2,511     3,001     4,980     1,116      1,886
  Provision for income tax expense...      570       981       942     1,163     1,886       402        718
                                       -------   -------   -------   -------   -------   -------    -------
  Net income.........................  $   995   $ 1,637   $ 1,569   $ 1,838   $ 3,094   $   714    $ 1,168

                                                     AS OF DECEMBER 31,                   AS OF JUNE 30,
                                       -----------------------------------------------   -----------------
                                        1994      1995      1996      1997      1998      1998      1999
                                        ----      ----      ----      ----      ----      ----      ----
                                                                 (IN THOUSANDS)
BALANCE SHEET DATA:
  Cash and cash equivalents..........  $     9   $     8   $     4   $     4   $ 1,212   $ 1,273   $ 3,437
  Working capital (deficit)..........     (708)     (972)     (671)     (871)    1,638      (966)    3,025
  Total assets.......................   13,646    17,936    18,044    22,412    25,299    20,594    23,528
  Long-term debt and capital leases
    (including current portion)......    5,166     6,991     6,136     6,716     6,886     6,716     5,982
  Stockholders' equity...............    3,849     5,486     7,055     9,238    12,332     9,808    13,500
OTHER DATA:
  Ratio of earnings to fixed
    charges..........................      2.3x      2.5x      2.6x      2.4x      3.0x      2.1x      2.7x

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the Consolidated Financial Statements, and the notes thereto, included elsewhere in this prospectus. This discussion should also be read in conjunction with the Unaudited Pro Forma Combined Consolidated Financial Statements included elsewhere in this prospectus.

                                  THE COMPANY

OVERVIEW

     We are one of the world's leading independent providers of ground services to air cargo and passenger airlines. Our services include cargo handling, and ramp, passenger and technical services. We provide services for over 300 customers, including American Airlines, British Airways, Cathay Pacific, Continental Airlines, Delta Air Lines, DHL, Emery, Korean Air Lines, Nippon Cargo Airlines and UPS. We currently service our customers at 86 airports, including 25 of the 30 busiest U.S. airports and five of the 10 busiest European airports, based on 1997 annual arrivals and departures. We have approximately 9,800 employees in North America, the Caribbean, Europe and Hong Kong.

     Worldwide Acquisition; Predecessor Entity. Holdings, which is owned by Castle Harlan Partners III, L.P., its affiliates and some members of Worldwide's management, acquired Worldwide from AMR Corporation on March 31, 1999. Prior to the acquisition, Worldwide was known as AMR Services Corporation. Worldwide's business was not operated by AMR Corporation as a single entity, but instead operated through a number of companies that were part of the AMR Global Services group. Prior to the date the acquisition was closed, some of these operations were sold or were merged directly into AMR Corporation. The financial statements and financial information included in this prospectus for AMR Services Corporation represent the entity purchased (and that entity is sometimes referred to in this prospectus as the Predecessor) and not the distinct AMR Services Corporation legal entity that existed prior to the acquisition.

     Acquisition of MAS. We completed the acquisition of MAS on August 12, 1999, the same time as the sale of the Original Notes. The purchase price for MAS was approximately $63.0 million. We also repaid $6.0 million of debt of MAS. The acquisition was accounted for under the purchase method of accounting. Worldwide recorded approximately $71.3 million of intangibles, including goodwill which is being amortized over 20 years.

     Acquisition of Aerolink. We completed the acquisition of Aerolink on August 23, 1999. The purchase price was approximately $5.9 million plus an earn-out of a maximum of $1.0 million. As part of the purchase price, we repaid $0.6 million of debt of Aerolink. The acquisition was accounted for under the purchase method of accounting. Worldwide recorded approximately $3.4 million of intangibles, including goodwill which is being amortized over 20 years.

     Integration and Expansion Strategy. Historically, under AMR Corporation's ownership, we pursued an aggressive geographic expansion strategy, spending a significant amount of capital to open new locations. In the future, we plan to focus on building market share at existing locations and spending capital primarily on equipment to service new contracts at existing locations. Limited capital spending on new locations is anticipated, as we intend to acquire other companies to gain access to new locations rather than incurring significant start-up costs. We completed our acquisition of MAS on August 12, 1999 and we completed the acquisition of Aerolink on August 23, 1999. We have entered into a nonbinding letter of intent to purchase a smaller ground service company. We have not yet negotiated a definitive purchase agreement for this company.

     Allocated Corporate Expenses. Prior to the sale of Worldwide to Holdings, AMR Corporation provided us with various corporate services, including executive oversight and corporate planning, cash management, tax planning, risk management, insurance, payroll, legal, corporate administrative and other services. Allocated expenses for these services amounted to $2.3 million, $5.8 million, $5.9 million and $5.9 million for the three month period ended March 31, 1999 and for the years ended December 31, 1998, 1997 and 1996, respectively. These expenses have been reflected in our operating income for these periods.

     Charges for these corporate services were based on a general allocation methodology used by AMR Corporation to allocate all corporate overhead expenses to its operating divisions. These costs were not necessarily allocated on a basis that approximated Worldwide's estimated usage of services or the costs Worldwide would have incurred if it had provided these services using its own personnel. AMR Corporation's corporate allocations ceased at the time the acquisition was closed.

     Discontinued Business. In July 1998, the Predecessor acquired a license to operate and began to fund the operations of Cyclone Surface Cleaning, Inc., which was engaged in developing a technology to clean airport runways. We decided that Cyclone does not fit with our core businesses and to discontinue its operations. Results of operations for 1998 and the three months ended March 31, 1999 have been adjusted to reflect Cyclone as a discontinued operation. On August 31, 1999, we assigned our license and a stock option that we also had acquired and paid approximately $0.6 million to the owners of Cyclone to settle our obligations due under a promissory note.

RESULTS OF OPERATIONS

     Financial information for periods prior to March 31, 1999, which was the date that Holdings acquired Worldwide, and for periods subsequent to that date are presented using different bases of accounting. This information therefore is not comparable in some respects. Results of operations for the six months ended June 30, 1999 represent an adjusted combination of two interim periods: one for the Predecessor for the period prior to the consummation of the acquisition until March 31, 1999, and one for Worldwide for the three month period following the consummation of the acquisition through June 30, 1999. No combined historical financial information is presented below the operating income line item because Worldwide and AMR Services Corporation had different capital structures and we believe that a combination of this information is not meaningful. Information with respect to interest expense and income taxes is provided in the unaudited pro forma combined consolidated statement of operations for the three months ended June 30, 1999.

     Revenues. Revenues are generated by providing cargo handling and ramp, passenger and technical services for air cargo and passenger airlines. Cargo services are generally billed based on the number of man-hours needed to provide the services, the number of pounds of cargo handled or, in some cases, a combination of the two. Most of our other services are billed based on the number of man-hours used to provide the services, although some ramp services are billed on a per aircraft basis. Technical services are generally billed based on time and materials.

     Expenses. Expenses incurred to generate revenues consist primarily of salaries, wages and benefits. Other significant expenditures are (1) materials, supplies and services, which includes operating supplies such as fuel, glycol for de-icing, outsourced services, cost of sales for freight management services and office supplies, (2) equipment and facilities rentals, (3) depreciation and amortization and (4) other operating expenses, which include data processing and information systems, telecommunications, accounting, human resources, office supplies, travel and general corporate administration.

     As indicated above, the Predecessor was responsible for paying significant overhead allocations from AMR Corporation in addition to the overhead required to run the Predecessor's daily operations. For example, the Predecessor had its own executive group, finance and accounting, legal and human resources departments. AMR Corporation's corporate allocations ceased at the time the acquisition of Worldwide by Holdings was closed. In connection with our establishment of an administrative structure, we have hired, and intend to continue to hire, additional personnel at our Euless corporate office.

SIX MONTHS ENDED JUNE 30, 1998 COMPARED TO SIX MONTHS ENDED JUNE 30, 1999

     The following table contains, for the periods indicated, revenues and categories of expenses in dollars and as a percentage of sales.

                                          SIX MONTHS ENDED JUNE 30,
                                     -----------------------------------
                                       1998       %       1999       %
                                       ----       -       ----       -
                                           (DOLLARS IN THOUSANDS)
Revenues...........................  $110,904   100.0%  $121,352   100.0%
Salaries, wages and benefits.......    75,069    67.7     79,361    65.4
Materials, supplies and services...    13,184    11.9     14,870    12.2
Equipment and facilities rental....     6,484     5.9      7,334     6.0
Depreciation and amortization......     2,820     2.5      3,600     3.0
Other operating expenses...........     6,704     6.0      9,235     7.6
General and administrative
  allocated expenses...............     3,331     3.0      2,269     1.9
                                     --------           --------
Operating income from continuing
  operations.......................  $  3,312     3.0   $  4,683     3.9
                                     ========           ========

     Revenues. Total revenues increased $10.5 million, or 9.4%, from $110.9 million in 1998 to $121.4 million in 1999. Revenues increased $3.9 million, or 3.5%, in 1999 as a result of the addition of a new location in Hong Kong, which opened in July 1998. The remaining increase resulted primarily from revenue growth in our cargo handling operations, especially at our location in Paris, and moderate increases in our freight management business over the 1998 period.

     Salaries, wages and benefits. Salaries, wages and benefits increased $4.3 million, or 5.7%, from $75.1 million in 1998 to $79.4 million in 1999. The primary reason for the increase was the increased number of employees required to support the additional business during 1999. Specifically, an increase of $2.0 million occurred at our new location in Hong Kong, which was not in operation during the same period in 1998.

     Materials, supplies and services. Materials, supplies and services increased $1.7 million, or 12.8%, from $13.2 million in 1998 to $14.9 million in 1999. This increase was primarily due to an increase in freight management cost of sales, resulting from additional freight management business.

     Equipment and facilities rental. Equipment and facilities rental increased $0.8 million, or 13.2%, from $6.5 million in 1998 to $7.3 million in 1999. The primary reason for the increase was the increase in facility rentals required to service our cargo handling operations, primarily in New York and Europe.

     Depreciation and amortization. Depreciation and amortization increased $0.8 million, or 27.7%, from $2.8 million in 1998 to $3.6 million in 1999. The primary reason for the increase was an additional $0.5 million in amortization in the quarter ended June 30, 1999 as a result of the acquisition of Worldwide by Holdings.

     Other operating expenses. Other operating expenses increased $2.5 million, or 37.8%, from $6.7 million in 1998 to $9.2 million in 1999. Expenses increased as a result of the higher level of business activity, the growth in freight management expenses due to the increase in business volume, the addition of the new Hong Kong location and increases in corporate expenses due to staff added to provide some services previously provided by AMR Corporation. The increase was substantially offset by a decrease in general and administrative allocated expenses as indicated below.

     General and administrative allocated expenses. General and administrative allocated expenses decreased $1.0 million, or 31.9%, from $3.3 million in 1998 to $2.3 million in 1999. The reason for the decrease was the elimination of the corporate overhead charge allocated to the Predecessor from AMR Corporation. This allocation was included in the 1998 period and the quarter ended March 31, 1999, but was eliminated at the time of the acquisition of Worldwide. AMR Corporation increased the allocation in the quarter ended March 31, 1999, which resulted in this decrease being lower than if the allocation had remained constant with amounts from prior years.

     Operating income from continuing operations. Operating income from continuing operations increased $1.4 million, or 41.4%, from $3.3 million in 1998 to $4.7 million in 1999. As a percentage of sales, operating income increased by 0.9% in 1999 to 3.9%. This increase resulted from the elimination of corporate overhead allocations from AMR Corporation in the quarter ended March 31, 1999, and lower expenses, consisting primarily of salaries and wages, as a percentage of sales during the six month period ended June 30, 1999. Also responsible for the increase during 1999 were one-time start-up costs of $0.7 million incurred in Hong Kong during the first six months of 1998 before operations began at that location.

YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1998

     The following table contains, for the periods indicated, revenues and categories of expenses in dollars and as a percentage of sales.

                                            YEAR ENDED DECEMBER 31,
                                      -----------------------------------
                                        1997       %       1998       %
                                        ----       -       ----       -
                                            (DOLLARS IN THOUSANDS)
Revenues............................  $223,090   100.0%  $229,742   100.0%
Expenses:
Salaries, wages and benefits........   144,422    64.7    154,706    67.3
Materials, supplies and services....    33,384    15.0     28,047    12.2
Equipment and facilities rental.....    11,059     5.0     13,597     5.9
Depreciation and amortization.......     5,643     2.5      5,908     2.6
Other operating expenses............    15,847     7.1     13,632     6.0
General and administrative allocated
  expenses..........................     5,877     2.6      5,798     2.5
                                      --------           --------
Operating income from continuing
  operations........................     6,858     3.1      8,054     3.5
Interest income.....................     1,421     0.6      2,160     0.9
Other income (expense), net.........      (584)    0.3        580     0.3
                                      --------           --------
Income before taxes.................     7,695     3.4     10,794     4.7
Taxes...............................     3,309     1.5      4,490     1.4
                                      --------           --------
Income from continuing operations...     4,386     2.0      6,304     2.7
                                      --------           --------
Loss from discontinued operations
  net of applicable income taxes....        --      --       (552)     .2
                                      --------           --------
Net income..........................  $  4,386     2.0   $  5,752     2.5
                                      ========           ========

     Revenues. Total revenues increased $6.6 million, or 3.0%, from $223.1 million in 1997 to $229.7 million in 1998. This increase had a number of components, including (1) revenue from providing technical and passenger services at our new Hong Kong location, which accounted for $3.9 million of the increase, (2) an expansion of cargo handling and passenger services operations at Boston, which accounted for $2.0 million and (3) additional revenues from our New York cargo operations, which increased by $2.2 million. However, these were largely offset by a $7.6 million loss of revenue in the freight management business due to a major customer in that business ceasing operations in late 1997.

     Salaries, wages and benefits. Salaries, wages and benefits increased $10.3 million, or 7.1%, from $144.4 million in 1997 to $154.7 million in 1998. Increases in salaries and wages track closely with increases in revenues in our Hong Kong, Boston and New York locations discussed above. The decrease in the freight management business during 1998 did not significantly decrease salaries and wages as fulfillment in our freight management business is exclusively provided by common carriers, and not our employees.

     Materials, supplies and services. Materials, supplies and services decreased $5.3 million, or 16.0%, from $33.4 million in 1997 to $28.0 million in 1998. The primary reason for the decrease was the reduction in volume in the freight management business, which accounted for $6.3 million, due to the major customer loss discussed above. This decrease was partially offset by normal growth in our other business lines, as discussed above.

     Equipment and facilities rental. Equipment and facilities rental increased $2.5 million, or 22.9%, from $11.1 million in 1997 to $13.6 million in 1998. The primary reason for the increase was the increase in the cargo handling operations at our New York location, which were lower in 1997 due to rental credit received.

     Depreciation and amortization. Depreciation and amortization remained relatively flat increasing only $0.3 million, or 4.7%, from $5.6 million in 1997 to $5.9 million in 1998. This increase was primarily related to our new location in Hong Kong.

     Other operating expenses. Other operating expenses decreased $2.2 million, or 14.0%, from $15.8 million in 1997 to $13.6 million in 1998. The primary reason for the decrease was the decrease in freight management business, including a $1.0 million bad debt write-off occurring in 1997 relating to a major customer ceasing operations.

     General and administrative allocated expenses. Allocations included in the financial statements for 1997 and 1998 were at AMR Corporation's discretion and were comparable.

     Operating income from continuing operations. Operating income from continuing operations increased $1.2 million, or 17.4%, from $6.9 million in 1997 to $8.1 million in 1998. As a percent of sales, operating income remained relatively flat increasing by only 0.5% in 1998.

     Interest income. Interest income increased $0.7 million, or 52.0%, from $1.4 million in 1997 to $2.2 million in 1998. This increase reflected an increase in the accumulated undistributed cash balances at the Predecessor, which were held on its behalf by AMR Corporation.

     Income tax expense. Income tax expense increased from $3.3 million in 1997 to $4.5 million in 1998. The Predecessor's effective income tax rate remained relatively flat at approximately 43.0% in 1997 and 41.6% in 1998.

     Loss from discontinued operations net of applicable income taxes. Loss from discontinued operations net of applicable income taxes was $0.6 million in 1998. It was due to the operations of Cyclone, which was purchased in July 1998. As discussed above, we intend to dispose of Cyclone.

     Net income. Net income increased $1.4 million, or 31.1%, from $4.4 million in 1997 to $5.8 million in 1998. The increase in net income was due to increases in operating income and interest income in 1998.

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1997

     The Predecessor's statement of operations data for 1996 is unaudited. However, in the opinion of management, this data includes all adjustments, consisting only of normal recurring adjustments, which we consider necessary for a fair presentation of results of operations for 1996. Some results of operations data for the Predecessor has not been presented because it was not determinable from AMR Corporation's historical accounting records. Prior to December 31, 1996, balance sheet data was aggregated for the Predecessor with other AMR Corporation non-airline subsidiaries, although operating data was tracked to each specific entity. The absence of separate balance sheet data makes operating costs with respect to interest and taxes not determinable. As a result, 1996 statement of operations data is presented only through operating income from continuing operations.

     The following table contains, for the periods indicated, revenues and categories of expenses in dollars and as a percentage of sales.

                                           YEAR ENDED DECEMBER 31,
                                     -----------------------------------
                                       1996       %       1997       %
                                       ----       -       ----       -
                                           (DOLLARS IN THOUSANDS)
Revenues...........................  $193,189   100.0%  $223,090   100.0%
Expenses:
Salaries, wages and benefits.......   124,543    64.5    144,422    64.7
Materials, supplies and services...    25,661    13.3     33,384    15.0
Equipment and facilities rental....    12,776     6.6     11,059     5.0
Depreciation and amortization......     5,729     3.0      5,643     2.5
Other operating expenses...........    12,466     6.5     15,847     7.1
General and administrative
  allocated expenses...............     5,904     3.1      5,877     2.6
                                     --------           --------
Operating income...................  $  6,110     3.2   $  6,858     3.1

     Revenues. Total revenues increased $29.9 million, or 15.5%, from $193.2 million in 1996 to $223.1 million in 1997. Significant increases in revenues resulted from an $8.1 million increase due to new customers in the freight management business, subsequently lost in late 1997, significant new operations starting up in Boston, Halifax, Providence, and Oakland in late 1996 or early 1997, most of which related to new ramp services activities, and a significant increase in Denver's revenues due to the opening of the new Denver International Airport in 1997.

     Salaries, wages and benefits. Salaries, wages and benefits increased $19.9 million, or 16.0%, from $124.5 million in 1996 to $144.4 million in 1997. The primary reason for the increase was the increase in employees required to support additional business activity as described in the preceding paragraph.

     Materials, supplies and services. Materials, supplies and services increased $7.7 million, or 30.1%, from $25.7 million in 1996 to $33.4 million in 1997. The increase is almost exclusively related to the increase in freight management business, for which fulfillment cost is included in materials, supplies, and services.

     Equipment and facilities rental. Equipment and facilities rental decreased $1.7 million, or 13.4%, from $12.8 million in 1996 to $11.1 million in 1997. The primary reason for the decrease was rent credits received on our New York cargo facilities in 1997.

     Depreciation and amortization. Depreciation and amortization remained flat decreasing only $0.1 million, or 1.5%, from $5.7 million in 1996 to $5.6 million in 1997.

     Other operating expenses. Other operating expenses increased $3.3 million, or 27.1%, from $12.5 million in 1996 to $15.8 million in 1997. The primary reason for the increase was the increase in operating expenses required to support additional business activity, including the increase in freight management business.

     General and administrative allocated expenses. Allocations included in the financial statements for 1996 and 1997 were at AMR Corporation's discretion and were comparable as a percentage of sales.

     Operating income. Operating income increased $0.7 million, or 12.2%, from $6.1 million in 1996 to $6.9 million in 1997. As a percentage of sales, operating income decreased by 0.1% in 1997 due to slightly lower operating margins. The slight decrease in operating margins was due to a significant increase in freight management business, which has a lower operating margin than most of our other services.

LIQUIDITY AND CAPITAL RESOURCES

     Prior to August 12, 1999, our primary sources of liquidity were cash flows from operations and borrowings under our old credit facility. Our current primary sources of liquidity are cash flows from operations and borrowings under the senior secured credit facility, which is discussed below. In the three months ended June 30, 1999, net cash used in operations was $5.6 million and borrowings under our old revolving credit facility of $18.9 million were used to fund this expansion in working capital and $1.0 million in capital expenditures. At June 30, 1999, we had $6.0 million in cash and cash equivalents, the majority of which is held by our operations in France and Hong Kong.

     In addition to our debt service obligations, our principal liquidity needs are for working capital and capital expenditures. During 1998, the Predecessor spent $7.2 million on capital projects, and for the six months ended June 30, 1999, Worldwide spent $2.7 million on capital projects. Most of the projects were related to the purchase of additional equipment to handle new business activity and the purchase of replacement capital items or the refurbishment of equipment.

     We have significant debt service obligations. Our annual interest payments on the Original Notes are $15.9 million. Our interest payment requirements on borrowings under the senior secured credit facility depend on the level of our borrowings.

     Total capital expenditures for 1999 are expected to be approximately $9.5 million. Of this amount, approximately $3.0 million is expected to be incurred in connection with the establishment of our new corporate administrative facility, principally for computer software and hardware, as well as for furniture, fixtures and office equipment. The other capital expenditures of $6.5 million are budgeted for the replacement and refurbishment of equipment and for new equipment to support existing and new business. AMR Corporation has agreed to fund up to $3.0 million for the replacement or establishment of a new business enterprise resource planning system for us. We are in the process of implementing this system and expect it to be completed prior to the end of 1999. We have not included the cost of this system in our 1999 capital expenditure budget because we do not expect the cost to exceed $3.0 million.

     The purchase price for MAS, which was acquired on August 12, 1999, was $63.0 million. In addition, we repaid or retained approximately $6.0 million of MAS indebtedness. These amounts were funded out of the proceeds of the offering of the Original Notes and an equity contribution of $10.0 million to Worldwide by Holdings which occurred simultaneously.

     The purchase price of Aerolink was approximately $5.9 million, plus possible additional consideration of up to a maximum of $1.0 million based on various conditions being satisfied, including conditions relating to calendar 1999 earnings. We repaid

$0.6 million of Aerolink indebtedness. These amounts were funded in part with borrowings under the senior secured credit facility.

     We are also pursuing additional acquisitions which, if completed, are expected to be funded primarily through borrowings under the senior secured credit facility.

     The acquisition price for Worldwide has an adjustment provision that requires a price adjustment depending on a calculation based on working capital and capital spending. This issue is still being negotiated and its ultimate outcome cannot currently be determined.

     As indicated above, prior to the offering of the Original Notes on August 12, 1999, we had a term debt and credit facility in place. Borrowings under these facilities at June 30, 1999 totaled $68.0 million, which included $49.2 million under the term loans and $18.9 million under the revolver. As of June 30, 1999, borrowings accrued interest at an average rate of 8.52%. All outstanding principal and interest on the term debt and facility were repaid out of the proceeds of the offering of the Original Notes.

     We entered into the senior secured credit facility with a new group of lenders that provides us with up to $75.0 million for purposes of funding working capital requirements and funding financing needs for future acquisitions. Through August 31, 1999, we borrowed approximately $11.0 million under the senior secured credit facility. As of that date, we had additional availability under the senior secured credit facility of at least $30.4 million. However, our future additional availability may be less than the total remaining commitment amount and will depend on the borrowing base and us being able to meet the applicable leverage and coverage ratios and other customary conditions. If we are in default under the senior secured credit facility, which may occur if we fail to maintain financial ratios and meet other covenants, we may not be able to make these additional borrowings under that facility. See "Description of Senior Secured Credit Facility" for a summary of some of its terms.

     We intend to satisfy our working capital requirements, capital expenditures and scheduled debt service requirements for at least the next twelve months through a combination of cash flows generated from operations, funds available under the senior secured credit facility and the commitment from AMR Corporation to fund our business enterprise resource planning business system.

EFFECTS OF INFLATION

     Inflation has not had a significant effect on our operations. However, in the event of increases in inflation, particularly in employment costs, we could experience sudden and significant increases in operating costs. Over the short-term, we may be unable to completely pass wage increases on to our customers. Management believes that, over longer periods of time, we generally will be able to pass on inflationary increases to our customers.

SEASONALITY

     Historically, our revenues and operating income have not been significantly seasonal due to our geographic dispersion and business line diversity. We experience a moderate seasonal peak during the fourth quarter due to December holiday season cargo activity.

RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1998, FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 requires all derivatives to be measured at fair value and recognized as either assets or liabilities on the balance sheet. Changes in such fair value are required to be recognized immediately in net income (loss) to the extent the derivatives are not effective as hedges. SFAS No. 133 is effective for fiscal years beginning after June 15, 1999 and is effective for interim periods in the initial year of adoption. At the present time, we do not feel the adoption of SFAS No. 133 will have a material effect on our results of operations, financial position or cash flows.

YEAR 2000

     We are not heavily reliant on date sensitive equipment to provide our services. Worldwide's information technology, or IT, systems that use date sensitive equipment consist primarily of computers that we use for billing, accounting and payroll. We also use the Sabre system to provide certain information to perform flight operation tasks. This is a system owned and operated by Sabre Group, a subsidiary of AMR Corporation, that we access over telecommunications lines. Most commercial airlines use the Sabre system for reservation and flight information. None of our non-IT systems, which consist primarily of ground services equipment, use date sensitive technology.

     We received notice or confirmation from the vendors of our IT systems that these systems are Year 2000 compliant. The Sabre system also has been represented as Year 2000 compliant by the Sabre Group. Because we believe that our systems are Year 2000 compliant, and because we believe that Year 2000 compliance is not critical to providing our services, we have not established a Year 2000 contingency plan and do not intend to do so. To date, we have not incurred material expenses for Year 2000 analysis, testing or remediation. We do not anticipate any material expenses in connection with Year 2000 compliance, and therefore have not included any expenditures for Year 2000 compliance in our budget. However, we cannot assure you that we will not incur significant unanticipated expenses for Year 2000 compliance. We believe that our reasonably likely worst-case scenario if one or more of our internal systems are not Year 2000 compliant is that we would be required to manually complete billing, payroll and/or accounting until we either upgraded or replaced these systems.

     Our business is indirectly reliant on the Year 2000 compliance of our airline customers and the municipalities and airports at which we operate, as well as air traffic control systems. We have not independently sought to confirm the Year 2000 compliance of any customers, municipalities, airports or air traffic control systems. If one or more of them is not Year 2000 compliant, it could impair demand for our services or our ability to provide them, either of which could materially harm our business, financial condition and operating results.

MARKET RISK SENSITIVE INSTRUMENTS AND POSITIONS

     The risk inherent in our market risk sensitive instruments and positions is the potential loss arising from adverse changes in foreign currency exchange rates and interest rates. The sensitivity analyses presented do not consider the effects that those adverse changes may have on overall economic activity, nor do they consider additional actions we may take to mitigate our exposure to those changes. Actual results may differ.

     Foreign currency. We are exposed to the effect of foreign exchange rate fluctuations between the U.S. dollar and the currencies related to our foreign operations. Our largest exposure comes from the French franc. However the operations in France are substantially self-contained in that the majority of the revenues and related expenses are incurred in French francs. However, we are exposed to currency fluctuations with respect to finance costs which are currently all incurred in the United States in U.S. dollars, and to the extent there are investments and profits denominated in French francs that need to be repatriated. During 1997, foreign currency losses amounted to $584,000 and during 1998, the currency gains amounted to $440,000, mainly as a result of French franc fluctuations.

     Interest. Our earnings are also affected by changes in interest rates due to the impact those changes have on our interest expense from variable-rate debt instruments, which a 1/8% change in interest rates would cause interest expense to increase or decrease by approximately $100,000 currently exist for our current term debt and revolving credit agreement. We purchased an interest rate cap to limit our exposure to increases in levels of variable interest rates.

                               THE EXCHANGE OFFER

GENERAL

     We sold the Original Notes on August 12, 1999 in a transaction exempt from the registration requirements of the Securities Act. The initial purchaser of the Original Notes subsequently resold them to qualified institutional buyers in reliance on Rule 144A under the Securities Act.

     In connection with the sale of Original Notes to the initial purchasers, the holders of the Original Notes became entitled to the benefits of an A/B exchange registration rights agreement dated August 12, 1999 among us, some of our subsidiaries and the initial purchasers.

     Under the registration rights agreement, we became obligated to file a registration statement in connection with an exchange offer within 60 days after the issue date and cause the exchange offer registration statement to become effective within 180 days after the issue date. The exchange offer being made by this prospectus, if consummated within the required time periods, will satisfy our obligations under the registration rights agreement. This prospectus, together with the letter of transmittal, is being sent to all beneficial holders known to us.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept all Original Notes properly tendered and not withdrawn on or prior to the expiration date. We will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of outstanding Original Notes accepted in the exchange offer. Holders may tender some or all of their Original Notes pursuant to the exchange offer.

     Based on no-action letters issued by the staff of the Securities and Exchange Commission (which is sometimes referred to in this prospectus as the SEC) to third parties, we believe that holders of the New Notes issued in exchange for Original Notes may offer for resale, resell and otherwise transfer the New Notes, other than any holder that is an affiliate of ours within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act. This is true as long as the New Notes are acquired in the ordinary course of the holder's business, the holder has no arrangement or understanding with any person to participate in the distribution of the New Notes and neither the holder nor any other person is engaging in or intends to engage in a distribution of the New Notes. A broker-dealer that acquired Original Notes directly from us cannot exchange the Original Notes in the exchange offer. Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the New Notes cannot rely on the no-action letters of the staff of the Securities and Exchange Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     Each broker-dealer that receives New Notes for its own account in exchange for Original Notes, where Original Notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution" for additional information.

     We will be deemed to have accepted validly tendered Original Notes when, as and if we have given oral or written notice of the acceptance of those notes to the exchange agent. The exchange agent will act as agent for the tendering holders of Original Notes for the purposes of receiving the New Notes from the issuer and delivering New Notes to those holders.

     If any tendered Original Notes are not accepted for exchange because of an invalid tender or the occurrence of the conditions set forth under "--Conditions" without waiver by us, certificates for any of those unaccepted Original Notes will be returned, without expense, to the tendering holder of any of those Original Notes as promptly as practicable after the expiration date.

     Holders of Original Notes who tender in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of Original Notes, pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes in connection with the exchange offer. See "--Fees and Expenses."

SHELF REGISTRATION STATEMENT

     If (1) applicable law or interpretations of the staff of the SEC are changed so that the New Notes received by holders who make all of the necessary representations in the letter of transmittal are not or would not be, upon receipt, transferable by each such holder without restriction under the Securities Act, or (2) any holder of Original Notes which are Transfer Restricted Securities (which is defined below) notifies the Company prior to the 20th business day following the consummation of the exchange offer that (a) based on the advise of counsel (which may be internal counsel), it is prohibited by law or SEC policy from participating in the exchange offer, (b) it may not resell the New Notes acquired by it in the exchange offer to the public without delivering a prospectus, and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales by it, or (c) it is a broker-dealer and holds Original Notes acquired directly from the Company or any of the Company's affiliates, we will, at our cost:

     - file a shelf registration statement covering resales of the Original
       Notes;

     - use our best efforts to cause the shelf registration statement to be filed under the Securities Act at the earliest possible time, but no later than 30 days after the time the obligation to file arises;

     - use our best efforts to cause the shelf registration statement to be declared effective at the earliest possible time, but no later than 60 days after the date in which we are required to file the shelf registration statement as set forth above; and

     use our reasonable best efforts to keep effective the shelf registration statement until the earlier of two years after the date as of which the SEC declares that shelf registration statement effective or the shelf registration otherwise becomes effective, or a shorter period as will terminate when all Transfer Restricted Securities covered thereby have been sold pursuant thereto, except that the Company and the Guarantors will have the ability to suspend the shelf registration statement for up to 60 calendar days in the aggregate, if the Company, upon written advice of counsel, determines that the continued effectiveness and use of a shelf registration statement would require the disclosure of confidential information or interfere with any financing, acquisition, reorganization or other material transaction involving the Company.

     "Transfer Restricted Securities" means each Original Note or New Note until the earliest on the date of which (1) that note is exchanged in the exchange offer and entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act, (2) that note has been disposed of in accordance with the shelf registration statement, (3) that note is disposed of by a broker-dealer pursuant to the "Plan of Distribution" contemplated herein (including delivery of the prospectus contained therein) or (4) that note is distributed to the public pursuant to Rule 144 under the Securities Act.

     We will, if and when we file the shelf registration statement, provide to each holder of the Original Notes copies of the prospectus which is a part of the shelf registration statement, notify each holder when the shelf registration statement has become effective and take other actions as are required to permit unrestricted resales of the Original Notes. A holder that sells Original Notes pursuant to the shelf registration statement generally must be named as a selling security-holder in the related prospectus and must deliver a prospectus to purchasers. A seller will be subject to civil liability provisions under the Securities Act in connection with these sales. A seller of the Original Notes also will be bound by applicable provisions of the registration rights agreement, including indemnification obligations. In addition, each holder of Original Notes must deliver information to be used in connection with the shelf registration statement and provide comments on the shelf registration statement in order to have its Original Notes included in the shelf registration statement and benefit from the provisions regarding any liquidated damages in the registration rights agreement.

LIQUIDATED DAMAGES

     If we are required to file the shelf registration statement and either:

(1) if the exchange offer is not consummated on or before the 30th business day after this registration statement is declared effective;

(2) if obligated to file the shelf registration statement and the we and the guarantors fail to file the shelf registration statement with the SEC on or prior to the 30th day after such filing obligation arises;

(3) if obligated to file a shelf registration statement and the shelf registration statement is not declared effective on or prior to the 60th day after the obligation to file a shelf registration statement arises; or

(4) if the exchange offer registration statement or the shelf registration statement, as the case may be, is declared effective but thereafter ceases to be effective or useable in connection with resales of the Transfer Restricted Securities, for such time of non-effectiveness or non-usability (each, a "Registration Default"), then the we and the guarantors agree to pay to each holder of Transfer Restricted Securities affected thereby liquidated damages ("Liquidated Damages") in an amount equal to $0.05 per week per $1,000 in principal amount of Transfer Restricted Securities held by such holder for each week or portion thereof that the Registration Default continues for the first 90-day period immediately following the occurrence of such Registration Default. The amount of the Liquidated Damages will increase by an additional $0.05 per week per $1,000 in principal amount of Transfer Restricted Securities with respect to each subsequent 90 day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $0.35 per week per $1,000 in principal amount of Transfer Restricted Securities. We and the guarantors will not be required to pay Liquidated Damages for more than one Registration Default at any given time. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

     All accrued Liquidated Damages will be paid by us or the Guarantors to holders entitled thereto in the same manner in which interest is payable to holders under the Indenture.

     The sole remedy available to the holders of the Original Notes will be that described above. Any amounts of additional interest due will be payable in cash on the same interest payments dates as the Original Notes.

EXPIRATION DATE; EXTENSIONS; AMENDMENT

     The term "expiration date" means 5:00 p.m., New York City time, on,
          , unless we extend the exchange offer, in which case the term "expiration date" means the latest date to which the exchange offer is extended.

     In order to extend the expiration date, we will notify the exchange agent of any extension by oral or written notice and will issue a public announcement of the extension, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     We reserve the right:

(a) to delay accepting of any Original Notes, to extend the exchange offer or to terminate the exchange offer and not accept Original Notes not previously accepted if any of the conditions set forth under "--Conditions" shall have occurred and shall not have been waived by us, if permitted to be waived by us, by giving oral or written notice of the delay, extension or termination to the exchange agent, or

(b) to amend the terms of the exchange offer in any manner deemed by us to be advantageous to the holders of the Original Notes.

     We will notify you as promptly as practicable of any delay in acceptance, extension, termination or amendment. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose the amendment in a manner intended to inform the holders of the Original Notes of the amendment. Depending upon the significance of the amendment, we may extend the exchange offer if it otherwise would expire during the extension period.

     Without limiting the manner in which we may choose to publicly announce any extension, amendment or termination of the exchange offer, we will not be obligated to publish, advertise, or otherwise communicate that announcement, other than by making a timely release to an appropriate news agency.

PROCEDURES FOR TENDERING

     To tender in the exchange offer, a holder must complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signatures on the letter of transmittal guaranteed if required by instruction 3 of the letter of transmittal, and mail or otherwise delivery the letter of transmittal or the facsimile in connection with a book entry transfer, together with the Original Notes and any other required documents. To be validly tendered, the documents must reach the exchange agent by or before 5:00 p.m. New York City time, on the expiration date. Delivery of the Original Notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of the book-entry transfer must be received by the exchange agent on or prior to the expiration date.

     The tender by a holder of Original Notes will constitute an agreement between that holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

     Delivery of all documents must be made to the exchange agent at its address set forth below. Holders may also request their brokers, dealers, commercial banks, trust companies or nominees to effect the tender for those holders.

     The method of delivery of Original Notes and the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holders. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery to the exchange agent by or before 5:00 p.m. New York City time, on the expiration date. No letter of transmittal or Original Notes should be sent to us.

     Only a holder of Original Notes may tender Original Notes in the exchange offer. The term "holder" with respect to the exchange offer means any person in whose name Original Notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder.

     Any beneficial holder whose Original Notes are registered in the name of its broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on its behalf. If the beneficial holder wishes to tender on its own behalf, it must, prior to completing and executing the letter of transmittal and delivering its Original Notes, either make appropriate arrangements to register ownership of the Original Notes in the holder's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

     Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States referred to as an "eligible institution," unless the Original Notes are tendered: (a) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or (b) for the account of an eligible institution. In the event that signatures on a letter of transmittal or a notice of withdrawal, are required to be guaranteed, the guarantee must be by an eligible institution.

     If the letter of transmittal is signed by a person other than the registered holder of any Original Notes listed therein, those Original Notes must be endorsed or accompanied by appropriate bond powers and a proxy which authorizes that person to tender the Original Notes on behalf of the registered holder, in each case signed as the name of the registered holder or holders appears on the Original Notes.

     If the letter of transmittal or any Original Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, they should indicate that when signing, and unless waived by us, submit evidence satisfactory to us of their authority to act with the letter of transmittal.

     All questions as to the validity, form, eligibility, including time of receipt, and withdrawal of the tendered Original Notes will be determined by us in our sole discretion. This determination will be final and binding. We reserve the absolute right to reject any Original Notes not properly tendered or any Original Notes our acceptance of which, in the opinion of counsel for us, would be unlawful. We also reserve the right to waive any irregularities or conditions of tender as to particular Original Notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured within such time as we shall determine. None of us, the exchange agent or any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Original Notes, nor shall any of them incur any liability for failure to give notification. Tenders of Original Notes will not be deemed to have been made until irregularities have been cured or waived. Any Original Notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the exchange agent to the tendering holders of Original Notes, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

     In addition, we reserve the right in our sole discretion to:

(a) purchase or make offers for any Original Notes that remain outstanding subsequent to the expiration date or, as set forth under "--Conditions," to terminate the exchange offer in accordance with the terms of the registration rights agreements; and

(b) to the extent permitted by applicable law, purchase Original Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the exchange offer.

     By tendering Original Notes pursuant to the exchange offer, each holder will represent to us that, among other things,

(a) the New Notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of such holder;

(b) the holder is not engaged in and does not intend to engage in a distribution of the New Notes;

(c) the holder has no arrangement or understanding with any person to participate in the distribution of such New Notes; and

(d) the holder is not our "affiliate," as defined under Rule 405 of the Securities Act, or, if the holder is an affiliate, will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

BOOK-ENTRY TRANSFER

     We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the Original Notes at the Depository Trust Company for the purpose of facilitating the exchange offer, and subject to the establishment of those accounts, any financial institution that is a participant in the Depository Trust Company's system may make book-entry delivery of Original Notes by causing the Depository Trust Company to transfer the Original Notes into the exchange agent's account with respect to the Original Notes in accordance with the Depository Trust Company's procedures for transfers. Although delivery of the Original Notes may be effected through book-entry transfer into the exchange agent's account at the Depository Trust Company, an appropriate letter of transmittal properly completed and duly executed with any required signature guarantee, and all other required documents must in each case be transmitted to and received or confirmed by the exchange agent at its address set forth below on or prior to the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under the procedures. Delivery of documents to the Depository Trust Company does not constitute delivery to the exchange agent.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Original Notes and

(a) whose Original Notes are not immediately available or

(b) who cannot deliver their Original Notes, the letter of transmittal or any other required documents to the exchange agent on or prior to the expiration date, may effect a tender if:

     (1) the tender is made through an eligible institution;

     (2) on or prior to the expiration date, the exchange agent receives from the eligible institution a properly completed and duly executed Notice of Guaranteed Delivery, by facsimile transmission, mail or hand delivery, setting forth the name and address of the holder of the Original Notes, the certificate number or numbers of the Original Notes and the principal amount of Original Notes tendered stating that the tender is being made thereby, and guaranteeing that, within three business days after the expiration date, the letter of transmittal, or facsimile thereof, together with the certificate(s) representing the Original Notes to be tendered in proper form for transfer and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

     (3) the properly completed and executed letter of transmittal (or facsimile thereof) together with the certificate(s) representing all tendered Original Notes in proper form for transfer and all other documents required by the letter of transmittal are received by the exchange agent within three business days after the expiration date.

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

WITHDRAWAL OF TENDERS

     Except as otherwise provided in this prospectus, tenders of Original Notes may be withdrawn at any time by or prior to 5:00 p.m., New York City time, on the expiration date, unless previously accepted for exchange.

     To withdraw a tender of Original Notes in the exchange offer, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in this prospectus by 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

(a) specify the name of the depositor, who is the person having deposited the Original Notes to be withdrawn;

(b) identify the Original Notes to be withdrawn, including the certificate number or numbers and principal amount of the Original Notes or, in the case of Original Notes transferred by book-entry transfer, the name and number of the account at Depository Trust Company to be credited;

(c) be signed by the holder in the same manner as the original signature on the letter of transmittal by which such Original Notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the Original Notes register the transfer of such Original Notes into the name of the depositor withdrawing the tender; and

(d) specify the name in which any such Original Notes are being registered if different from that of the depositor.

     All questions as to the validity, form and eligibility, including time of receipt, of withdrawal notices will be determined by us, and our determination will be final and binding on all parties. Any Original Notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no New Notes will be issued with respect to the Original Notes withdrawn unless the Original Notes so withdrawn are validly retendered. Any Original Notes which have been tendered but which are not accepted for exchange will be returned to their holder without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn Original Notes may be retendered by following one of the procedures described above under "Procedures for Tendering" at any time on or prior to the expiration date.

CONDITIONS

     Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange, any New Notes for any Original Notes, and may terminate or amend the exchange offer on or before the expiration date, if the exchange offer violates any applicable law or interpretation by the staff of the SEC.

     If we determine in our reasonable discretion that the foregoing condition exists, we may (1) refuse to accept any Original Notes and return all tendered Original Notes to the tendering holders, (2) extend the exchange offer and retain all Original Notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders who tendered the Original Notes to withdraw their tendered Original Notes, or (3) waive such condition, if permissible, with respect to the exchange offer and accept all properly tendered Original Notes which have not been withdrawn. If a waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that will be distributed to the holders, and we will extend the exchange offer as required by applicable law.

     Pursuant to the registration rights agreement, we are required to cause to be filed with the SEC a shelf registration statement with respect to the Original Notes on or prior to 30 days after the filing deadline, and thereafter use our best efforts to have the shelf registration statement declared effective, if:

(a) the exchange offer is not permitted by law or applicable interpretations of the staff of the SEC or

(b) any holder of Original Notes or New Notes notifies us that either

     (1) the holder is not eligible to participate in the exchange offer

     (2) the holder participates in the exchange offer and does not receive freely transferable New Notes in exchange for tendered Original Notes, or

     (3) the holder is a broker-dealer and holds the Original Notes acquired directly from us or our affiliates.

EXCHANGE AGENT

     The Bank of New York has been appointed as exchange agent for the exchange offer, and is also the trustee under the Indenture under which the New Notes will be issued. Questions and requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be
directed to           , addressed as follows:

                         For information by Telephone:
                                 (212) 815-2742

By Mail:                                   By Hand or Overnight Delivery Service:
The Bank of New York                       The Bank of New York
101 Barclay Street, Floor 7E               101 Barclay Street
New York, New York 10286                   Corporate Trust Service Window, Ground
Attn:           , Reorganization           Level
Dept.--7E                                  New York, New York 10286
                                           Attn:           , Reorganization
                                           Dept.--7E

                           By Facsimile Transmission:
                                 (212) 815-4699

                            (Telephone Confirmation)
                                 (212) 815-2742

FEES AND EXPENSES

     We have agreed to bear the expenses of the exchange offer pursuant to the registration rights agreement. We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with providing the services.

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

     The cash expenses to be incurred in connection with the exchange offer will be paid by us. These expenses include fees and expenses of The Bank of New York as exchange agent, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

     The New Notes will be recorded at the same carrying value as the Original Notes as reflected in our accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us. The expenses of the exchange offer and the unamortized expenses related to the issuance of the Original Notes will be amortized over the term of the New Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Holders of Original Notes who are eligible to participate in the exchange offer but who do not tender their Original Notes will not have any further registration rights, and their Original Notes will continue to be subject to restrictions on transfer. Accordingly, such Original Notes may be resold only:

(a) to us, upon redemption of the Original Notes or otherwise;

(b) so long as the Original Notes are eligible for resale pursuant to Rule 144A under the Securities Act to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A;

(c) in accordance with Rule 144 under the Securities Act, or under another exemption from the registration requirements of the Securities Act, and based upon an opinion of counsel reasonably acceptable to us;

(d) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act; or

(e) under an effective registration statement under the Securities Act;

in each case in accordance with any applicable securities laws of any state of the United States.

REGULATORY APPROVALS

     We do not believe that the receipt of any material federal or state regulatory approval will be necessary in connection with the exchange offer, other than the effectiveness of the exchange offer registration statement under the Securities Act.

OTHER

     Participation in the exchange offer is voluntary and holders of Original Notes should carefully consider whether to accept the terms and condition of this exchange offer. Holders of the Original Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take with respect to the exchange offer.

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

                                    BUSINESS

     We are one of the world's leading independent providers of ground services to air cargo and passenger airlines. Our services include cargo handling and ramp, passenger and technical services. We provide services for over 300 customers, including American Airlines, British Airways, Cathay Pacific, Continental Airlines, Delta Air Lines, DHL, Emery Worldwide, Korean Air Lines, Nippon Cargo Airlines and UPS. We currently service our customers at 86 airports, including 25 of the 30 busiest U.S. airports and five of the 10 busiest European airports, each based on 1997 annual arrivals and departures. We employ approximately 9,800 employees in North America, the Caribbean, Europe and Hong Kong.

     We have experienced steady revenue growth by providing dependable and cost effective service in the commercial aviation market that has experienced nearly uninterrupted growth in annual departures, revenue passenger miles and air cargo ton miles. Worldwide's revenues grew from $72.0 million in 1989 to $229.7 million in 1998, representing a compounded annual growth rate of 13.8%. On August 12, 1999, Worldwide purchased all of the stock of MAS, one of the largest independent providers of express air cargo handling services in the United States. MAS's revenues grew from $24.8 million in 1994 to $56.4 million in 1998, representing a compounded annual growth rate of 22.7%. On a pro forma basis giving effect to the MAS acquisition and other pro forma adjustments, for the year ended December 31, 1998, we generated revenues and EBITDA of $286.1 million and $25.2 million, respectively.

INDUSTRY TRENDS

     We believe that the demand for independent ground services will continue to increase due to (1) the growing demand for air cargo and passenger transportation and the increased outsourcing of ground services and (2) continuing European regulatory liberalization. In addition, we believe that the highly fragmented nature of our industry will provide us with significant opportunities to obtain new business and make acquisitions. Each of these factors is discussed below.

     Growing Demand for Air Transportation. Historically, the ground services industry has grown along with cargo and passenger air traffic. We expect continued growth in both cargo and passenger air traffic, as well as in the ground services industry, due to continued global economic growth, increased globalization of trade, increased use of express air shipments and foreign airport liberalization. According to MergeGlobal, Inc., global freight ton-kilometers, which is a measure of cargo air traffic, were estimated to have grown at a compounded annual rate of 8.6% from 1990 to 1998 and were projected to grow at a compounded annual rate of 8.0% from 1998 to 2006. According to The Airline Monitor, global passenger air traffic, as measured by revenue passenger miles, were estimated to have grown at a compounded annual rate of 5.6% from 1990 to 1998 and were projected to grow at a compounded annual rate of 4.8% from 1998 to 2008.

     Increased Outsourcing. Outsourcing ground services is a cost-effective alternative to performing services internally for many airlines. For example, outsourcing is cost-effective when a carrier has a limited number of daily flights into a particular airport, making the purchase and maintenance of the necessary equipment and labor uneconomical. As a result, foreign carriers, regional carriers, carriers initiating service to a new city and U.S. carriers at non-hub airports outsource a relatively high percentage of their ground services. We believe that outsourcing of ground services will increase as (1) major carriers

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

further heighten their focus on their core airline businesses and seek to further reduce costs, (2) airlines expand to new airports, (3) ground services liberalization continues at European Union airports and (4) new airlines emerge.

     European Regulatory Liberalization. We expect regulatory liberalization in Europe to increase demand for third party ground services at European airports. We believe that this regulatory liberalization will create significant opportunities for expansion of our presence in Europe.

     At most European airports, there have historically been significant limitations on the ability of third party ground services providers to provide these services. The European Union has called for a two-part liberalization of European airports which took effect January 1999. The first part of the liberalization requires that all European airports allow any ground services provider to provide cargo handling, passenger services and cabin cleaning services at these airports. The second part requires that European airports grant permission for at least one independent ground services provider that is not affiliated with the airport or the national flag carrier in that country to provide ramp services and baggage handling services. Compliance with this second part of regulatory liberalization is subject to petitions by European airports that may postpone compliance until 2003.

     Fragmented Industry. The ground services industry is highly fragmented in both the United States and Europe and consists of a large number of domestic and international service providers, many of which provide services at a small number of airports or a single airport. Many of the smaller providers also specialize in particular geographic areas or niche markets such as cargo warehousing or fueling. We believe that smaller providers are likely to face significant competitive pressures as large airlines increasingly outsource to fewer and larger suppliers that can provide a broader range of services at multiple locations.

COMPETITIVE STRENGTHS

     We believe that we are well positioned to benefit from current trends, including expected growth in our industry due to the following competitive strengths:

     Long-standing Customer Relationships. We have long-standing relationships with many of the major passenger airlines and express air cargo carriers. We believe that these relationships provide us with significant credibility when marketing our services to new customers and in cross-selling additional services to our existing customers. Our long-standing customer relationships include Emery (16 years), UPS (16 years), American Airlines (15 years), Nippon Cargo Airlines (15 years), Continental Airlines (10 years), Korean Air Lines (10 years), DHL (10 years) and BAX Global (7 years). We believe that our long-standing customer relationships are due in part to our emphasis on providing quality service.

     Wide Range of Services. We provide a wide range of services, from aircraft arrival through departure, to both air cargo and passenger airlines. By doing so, we are able to build on existing customer relationships by cross-selling our services. For example, when we sign a new contract for baggage loading and cargo handling, we may offer that customer additional services such as aircraft cleaning, de-icing or passenger ticketing at the same or another airport. We believe that cargo and passenger airlines will increasingly look to fewer and larger suppliers, such as our company, that provide a more comprehensive range of ground services at multiple locations.

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

     Broad Geographic Presence. We have a presence at 19 international airports and 67 domestic airports. We intend to use our broad geographic presence to further build on our customer relationships by cross-selling our services at more locations. We believe that few other providers can offer as many types of ground services in as many locations. We also believe that the diversity of our customer base, both by geography and type of carrier, creates a stronger revenue base and reduces our exposure to regional economic cycles.

     Experienced Management Team. Our executive officers have an average of over 17 years of experience in the aviation industry. Many of our executive officers and our managers have worked at major international airlines, which we believe provides them with firsthand knowledge of the needs and perspectives of our airline customers. Our chairman and chief executive officer, Peter A. Pappas, has held various management positions in the aviation industry for approximately 30 years, including as a corporate officer for both AMR Corporation and Pan American World Airways. In addition, our president and chief operating officer, Mark Dunkerley, has worked in the aviation industry for approximately 14 years, including as a senior vice president for British Airways.

BUSINESS STRATEGY

     Our goal is to become the world's leading provider of ground services for air cargo and passenger airlines by:

     Increasing Our Customer Base at Existing Locations. We intend to market our wide range of services and broad geographic presence to increase our customer base across our existing network of 86 airports. We believe that our services and geographic presence will provide us with a competitive advantage when offering our services to potential new customers. We also believe that, as an independent company, we will have new customer opportunities that were not available to us when we were affiliated with American Airlines.

     Cross-Selling Our Services. By providing a broad range of services at a large number of airports in North America and Europe, we believe that we are well positioned to cross-sell additional services to our customers, including at additional locations. For example, if we provide cargo handling services to a customer at one location, we can cross-sell cargo handling or other services to that customer at one or more additional locations. Moreover, we believe that the increase in the number of airline alliances will present cross-selling opportunities by enabling us to use our relationships with alliance member customers to more effectively market our services to other alliance members.

     Emphasizing Service Quality. Due to the nature of the services we provide, we believe that service quality is critical to our customers and therefore compete on this basis. Our employees go through training programs tailored to our customers' policies and procedures. Local managers at our airport locations are also given substantial discretion in tailoring services to the needs of customers at their airports. Additionally, we believe that we are one of the few ground service providers that has brought its services to a new standard of quality by obtaining ISO 9002 certification for our cargo terminals at key domestic and international airports. We intend to pursue this certification at additional locations.

     Selectively Pursuing Complementary Acquisitions. We believe that significant acquisition opportunities exist as a result of the highly fragmented nature of the U.S. and European ground services industry. We view the purchase of MAS and Aerolink as excellent examples of these opportunities because both MAS and Aerolink complement

Worldwide in terms of current services, customer base and geographic presence and are expected to improve our profitability and cash flow stability. In addition to the acquisitions of MAS and Aerolink, we have signed a non-binding letter of intent with a smaller ground services company, although there can be no assurance that we will complete this acquisition. We intend to continue to selectively pursue additional domestic and international acquisitions that complement our existing business, profitability and cash flow stability.

SERVICES

     Our ground services consist of:

     - cargo handling;

     - ramp services;

     - passenger services; and

     - technical services.

     Cargo Handling. Cargo handling is our largest line of business and represented 46% of total revenues in 1998, giving effect to the acquisitions of MAS and Aerolink.

     We generate much of our cargo handling revenue by charging fees to load and unload cargo on to and from cargo aircraft. Through the acquisition of MAS, we are one of the largest providers of services for express air cargo carriers that deliver time sensitive parcels, mail and other cargo. We also handle various types of cargo items, including perishables, electronic equipment, valuable or fragile merchandise and bulk items for other air carrier customers.

     For selected customers, we also manage warehouse facilities. For inbound flights, we transport freight to a warehouse, remove it from the pallet or container and process the shipment and delivery orders. For outbound flights, we handle cargo shipment receiving, processing and aircraft loading.

     We provide cargo handling services at 49 U.S. airports. We principally provide these services in the United States at John F. Kennedy International Airport in New York, Dallas-Fort Worth International Airport and Miami International Airport. In France, we are a leading provider of cargo handling services, with operations at six airports. We also provide cargo handling services at four other European markets.

     We believe that we are one of the few ground service providers that has brought its services to a new standard of quality by obtaining ISO 9002 certification at John F. Kennedy airport in New York and Charles de Gaulle and Orly airports in Paris, which are key domestic and international airports. ISO 9002 certification is important to our customers because it demonstrates formal recognition of our quality control procedures. Currently we intend to pursue this certification in additional locations.

     Ramp Services. Ramp services, which comprised approximately 26% of our 1998 revenues, giving effect to the acquisitions of MAS and Aerolink, include the following services for passenger airlines:

     - guiding the aircraft to and from the gate;

     - loading and unloading baggage and freight;

     - cabin cleaning; and

     - providing heating, air conditioning, lavatory and water services.

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

     Ramp services are critical to every airline. This is because airlines only have a short period of time between arrival and departure to prepare an aircraft for new passengers. Without experienced ramp crews and well-maintained equipment, a flight may be delayed and customers may become dissatisfied. An experienced ramp crew helps ensure that an aircraft departs on schedule.

     Passenger Services. Passenger services accounted for approximately 16% of our total 1998 revenues, giving effect to the acquisitions of MAS and Aerolink. These services, which are provided to passenger airlines, include the following:

     - checking passengers' baggage at curbside;

     - providing ticket counter service, which includes helping passengers to check baggage, receive boarding passes, purchase tickets, check documentation and receive flight-related information;

     - staffing airline lounges;

     - providing departure gate services and managing the ticket-taking process;

     - assisting with passengers' baggage-related problems such as damage, theft or mishandled bags; and

     - providing wheelchair assistance.

     We customize passenger services to meet the particular needs of an airline. For example, at the airports where we provide passenger services to American Airlines, our employees that provide these services wear the same uniforms as American Airlines employees and are trained to their standards. For our foreign airline customers, we frequently provide employees who are fluent in the language of the airline's home country. Passenger services customers provide individualized specifications regarding the number of employees that must be available for the handling of a given flight.

     Our approximately 75 customers for these services include American Airlines, for which we provide passenger services at approximately 50 airports, foreign airlines such as Korean Air Lines and Japan Airlines, and smaller and start-up airlines, such as Citybird and Spirit Airlines.

     Technical Services. Technical services, which provided 12% of our 1998 revenues, giving effect to the acquisitions of MAS and Aerolink, include the following:

     - preventive maintenance and mechanical support for aircraft, ground equipment and jet bridges;

     - freight management, including brokering freight for both airline and non-airline customers;

     - shuttling of airline crews to and from the airport;

     - aircraft fueling and managing airport fuel storage facilities; and

     - aircraft de-icing.

     Because we already have a presence at 86 airports and our equipment and personnel are already in place, we believe that we are able to provide these additional services for customers at these airports upon short notice and in an efficient manner.

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AIRPORT LOCATIONS

     We provide services at the airports indicated below.

UNITED STATES
Atlanta, GA
Baltimore, MD
Boston, MA
Bradley, CT
Buffalo, NY
Burbank, CA
Charlotte, NC
Chicago, IL
Cincinnati, OH
Cleveland, OH
Colorado Springs, CO
Columbus, OH
Dallas/Ft. Worth, TX
Dayton, OH
Denver, CO
Detroit, MI
Ft. Lauderdale, FL
Ft. Myers, FL
Greensboro, NC
Gunnison, CO
Harrisburg, PA
Hayden, CO
Honolulu, HI
Houston, TX
Islip, NY
Jackson Hole, WY
Jackson, MS
Jacksonville, FL
Las Vegas, NV
Los Angeles, CA
Louisville, KY
Mather AFB, CA
Memphis, TN
Miami, FL
Newburgh, NY
New York(JFK), NY
New York(LaGuardia), NY
Newark, NJ
Norfolk, VA
Oakland, CA
Oklahoma City, OK
Omaha, NB
Ontario, CA
Orange County, CA
Philadelphia, PA
Pittsburgh, PA
Portland, ME
Providence, RI
Raleigh/Durham, NC
Reno, NV
Richmond, VA
Sacramento, CA
Salt Lake City, UT
San Antonio, TX
San Diego, CA
San Francisco, CA
San Jose, CA
San Juan, Puerto Rico
Seattle, WA
Spokane, WA
St. Petersburg, FL
Tucson, AZ
Vail, CO
Washington(Dulles), DC
Washington(National), DC
West Palm Beach, FL
White Plains, NY

CANADA
Halifax, Nova Scotia
Montreal,(Dorval), Quebec
Montreal,(Mirabel), Quebec
Toronto, Ontario

CARIBBEAN
Kingston, Jamaica
Montego Bay, Jamaica
St. Croix, Virgin Islands
St. Thomas, Virgin Islands

EUROPE
Brussels, Belgium
Frankfurt, Germany
Lille, France
London(Heathrow), England
Lyon, France
Madrid, Spain
Marseilles, France
Paris(Charles de Gaulle), France
Paris(Orly), France
Toulouse, France

ASIA
Hong Kong, China

CUSTOMERS

     We have over 300 customers, including approximately 200 airline customers, approximately 30 air cargo carrier customers and approximately 10 airport customers. Our remaining customers include among others, freight forwarders and non-airline customers for which we provide a variety of services. Our airline customers include American Airlines and its affiliate American Eagle, British Airways, Continental Airlines, Korean Air Lines, Nippon Cargo Airlines and Saudi Arabian Airlines. Air cargo carrier customers include UPS, DHL, Emery and BAX Global. Significant airport customers include the Port Authority of New York and New Jersey, the Houston Intercontinental Airport, the State of Hawaii and the Madrid airport. Our top ten customers, including American Airlines and its affiliate American Eagle, accounted for 50% of 1998 pro forma revenues, giving effect to the acquisition of MAS. No single customer accounted for more than 5% of our pro forma revenues in 1998, other than American Airlines and American Eagle, which together accounted for 26% of total pro forma revenues in 1998 after giving effect to the acquisition of MAS.

     We generally have service contracts with our customers, and at June 30, 1999, we had over 800 service contracts. These contracts are typically based on standard industry forms that are customized to fit the desired contractual arrangement. Many of our service contracts are effective for a specified term and allow our customers to terminate their contract on ninety days notice or sooner for continuing performance breaches. After their initial term, our contracts typically automatically continue but become terminable by either party on 60 days notice or less for any reason. Our contracts usually contain price escalation clauses that are linked to the consumer price index. Under these clauses, if the consumer price index increases, we are permitted to increase our prices by the consumer price index or a percentage of it.

SALES AND MARKETING

     We employ nine sales and five marketing professionals on a full-time basis. They have been with our company for an average of approximately nine years.

     Our sales force performs a combination of functions, including the servicing of existing accounts and generating new business. Each salesperson is assigned accounts that they manage on a national and local basis. Our sales force formally markets our services through customer visits, membership in trade organizations and annual customer events. Our sales force also conducts market and competitive research to identify new business opportunities. Emphasis is placed on determining where a current or potential customer is currently outsourcing ground services and on who is providing the services. The research conducted by our sales force on market conditions and competition enables us to concentrate on our strengths at an individual location. Local managers also informally market our services on a daily basis through their interaction with customers. Instead of paying commissions to our sales professionals, we allow them to participate in our incentive compensation plan, which we believe alters their focus from short-term growth to establishing and maintaining profitable long-term customer relationships.

     The primary function of our five person marketing group is to create and enhance our brand and image through advertising and sales promotion activities. The marketing group also prepares customer and industry presentations and prepares and reviews contracts.

COMPETITION

     The ground services industry consists of a large number of domestic and international service providers. Many of these provide service at more than one airport, although only a small number of them provide services nationally or internationally. In the United States, our principal competitors are national ground service providers such as DynAir Services, Hudson General Corporation and Ogden Aviation Corporation, as well as smaller companies that operate regionally or at individual locations. Internationally, we compete principally with international ground service providers such as Cargo Service Centers, Globe Ground, Servisair and Swissport. We also indirectly compete against airlines, since airlines continue to perform a large portion of their ground services in-house.

     The principal competitive factors in our industry are:

     - price;

     - reputation for quality;

     - breadth of services offered; and

     - experience in a particular market or geographic region.

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     We believe that we compare favorably to our competition with respect to all of these factors.

EMPLOYEES

     As of June 30, 1999, giving effect to the acquisitions of MAS and Aerolink, we had approximately 9,800 employees, of whom approximately 1,075 were management and approximately 8,775 were non-management personnel. Approximately 4,225, or 43%, of our employees work part-time.

     Approximately 2,300 of our U.S. employees are represented by collective bargaining agreements. These employees consist primarily of cargo handling and ramp services workers. The Transport Workers Union, or TWU, represents approximately 2,200 of our U.S.-based employees. Our current agreement with the TWU is effective until June 2001. The Teamsters Union also represents approximately 100 Philadelphia employees, and the contract is effective until February 2000. In Canada, approximately 300 of our employees are represented by the Canadian Auto Workers Union. This agreement expired in November 1998. We continue to operate under the agreement and we intend to renegotiate the agreement in the near future. In some of the other countries where we operate, we are subject to industry-wide collective bargaining agreements, as well as local labor laws.

     We have not experienced any material business interruption as a result of labor disputes and believe that we have a good relationship with our employees.

PROPERTIES

     Our headquarters are located in Euless, Texas, where we lease approximately 18,700 square feet of office space. This lease expires on August 15, 2004. We also lease more than 2,350,000 square feet of other space at approximately 50 different airports domestically and internationally. Many of these leases are on a month-to-month basis. We do not own any facilities.

     Often, the cargo facilities that we use are owned or leased by airline customers, rather than leased by us.

LEGAL PROCEEDINGS

     We are not a party to any legal proceedings, other than ordinary routine litigation incidental to our business, that we believe are material to our business or financial condition.

REGULATORY COMPLIANCE

     FAA and Other Related Operational Regulations. Our business is subject to Federal Aviation Administration, or FAA, airport security regulations regarding the screening of passengers and cargo on behalf of air carriers. While companies that screen passengers and cargo are not currently required to be certificated by the FAA, the FAA published an advance notice of proposed rulemaking in March 1997 that would have required the certification of companies that screen passengers or cargo, such as ours. While the FAA withdrew this advance notice in May 1998, the FAA may require this certification in the future. At that time, we would be required to become certificated to continue screening passengers and cargo. In addition, we would be directly regulated by the FAA and could be subject to enforcement actions, such as suspension or revocation of our certification or civil penalties, if we did not adequately comply with FAA security regulations.

     Because we accept hazardous material on behalf of our customers and perform services regarding the transportation of hazardous materials by both air and ground transport, we are subject to Department of Transportation, or DOT, regulations governing the handling, packaging, marking, labeling and transportation of hazardous materials. Our employees who directly affect hazardous materials transportation safety must comply with DOT regulations, including among other things, receiving specialized training. If we fail to properly handle, package, mark, label or transport hazardous materials or to properly train employees who directly affect hazardous materials transportation safety, it could result in substantial civil penalties. Additionally, because of the types of materials that we carry for ground transport on behalf of our customers, such as explosives and toxic materials, we are required to register with the DOT annually as a hazardous materials carrier.

     While we do not hold an FAA-issued repair station certificate, and do not hold ourselves out as an FAA-certificated repair station, we employ certificated and rated mechanics who perform maintenance and preventive maintenance on aircraft. These mechanics must perform their duties in accordance with the Federal Aviation Regulations in order to approve and return to service aircraft upon which any maintenance has been performed. Their failure to comply with these regulations could result in civil penalties, as well as the suspension or revocation of their individual mechanic's certificates, which could adversely affect that portion of our business.

     While we are not directly impacted by FAA regulations regarding drug and alcohol use, our certificated mechanics, our employees who perform passenger and cargo screening and our other employees who perform safety sensitive functions must be covered by FAA approved drug and alcohol misuse plans to perform services on behalf of many of our customers. If we or our employees fail to comply with the FAA drug and alcohol use regulations, we could be subject to fines or be restricted by our airline customers from performing these services in the future, which could adversely affect that portion of our business.

     Environmental. Our business is subject to compliance with a variety of international, federal and state laws and regulations relating to environmental protection, including laws and regulations relating to the handling, storage, disposal and remediation of petroleum-based products used in the airline industry. These operations are regulated by the Resource Conservation and Recovery Act, or RCRA, and its state and local counterparts. RCRA regulates our hazardous waste generator status, the disposal of solid wastes from our operations and our storage of petroleum products. We are also required to file Spill Prevention Control and Countermeasure Plans with the regulatory authorities where we have bulk storage of petroleum. Also, at some of our locations, we are required to register with regulatory authorities as either permittee or co-permittee for discharges of wastewater and stormwater.

     These laws and regulations may affect the cost of operating our business because we operate fueling depots in a small number of locations, maintain equipment for our cargo and ramp operations and store and dispose of petroleum products used in these operations. We believe that our operations are in material compliance with these environmental laws and regulations. We do not expect future costs associated with compliance with these laws and regulations to materially harm our business, financial condition or future results. In addition, in connection with the sale of Worldwide to Holdings, we obtained environmental indemnities from AMR Corporation which provide that AMR Corporation will indemnify us, subject to deductibles, for all environmental liabilities that relate to periods prior to the closing of the sale. We also received environmental indemnities from the sellers of MAS and Aerolink. We also maintain environmental impairment insurance.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table contains the name, age and position of each person who is an executive officer or director of our company. Each director also serves as a director of Holdings.

                NAME                  AGE                  POSITION
                ----                  ---                  --------
Peter A. Pappas.....................  62    Chairman and Chief Executive Officer
Mark Dunkerley......................  36    Chief Operating Officer, President and
                                            Director
A. Scott Letier.....................  38    Chief Financial Officer
John P. Vittas......................  54    Senior Vice President, Sales and
                                            Marketing
Olivier Bijaoui.....................  42    Senior Vice President, Europe
Jonathan S. Weaver..................  35    Senior Vice President, Planning
Albert V. Casey.....................  79    Director
Marcel Fournier.....................  44    Director
Leonard M. Harlan...................  63    Director
Lieut. General Thomas G. McInerney
  (Retired).........................  62    Director
Bradley G. Stanius..................  53    Director
Gilbert A. Yanuck...................  59    Director

     We currently have eight authorized directors, each of whom will serve until a successor is elected or until any of them resigns or is removed.

     Peter A. Pappas joined Worldwide in October 1998 and serves as Chairman and Chief Executive Officer. From October 1998 to July 1999, Mr. Pappas served as Worldwide's President and Chief Executive Officer. Mr. Pappas has approximately 30 years of aviation industry experience. Prior to joining Worldwide, Mr. Pappas served as Senior Vice President of Marketing, Planning and Sales at American Eagle, a position he held since November 1995. From January 1992 to October 1995, Mr. Pappas served as President of the AMR Consulting Group and its successor, AMR Training and Consulting Group. From March 1989 to November 1991, Mr. Pappas served as Vice President of Strategic Planning at Pan American World Airways. Prior to March 1989, Mr. Pappas held various executive positions with American Airlines, Pan American World Airways and Eastern Airlines.

     Mark Dunkerley joined Worldwide in July 1999 and serves as Chief Operating Officer and President and as a director. Prior to joining Worldwide, Mr. Dunkerley served as the Senior Vice President in charge of the Latin America and Caribbean Division for British Airways from April 1997 to July 1999 and also served as Manager in British Airways' Eastern Europe division from October 1995 until April 1997. Mr. Dunkerley also served as a Vice President and Manager of British Airways from August 1989 to October 1995 in various capacities and was responsible for Commercial and Government Affairs for North America and Investor Relations for North America. Prior to joining British Airways, Mr. Dunkerley served as the Assistant to the Chief Executive Officer of the Miami International Airport from August 1985 to August 1989.

     A. Scott Letier joined Worldwide in April 1999 and has served as Chief Financial Officer since coming to Worldwide. Prior to joining Worldwide, Mr. Letier served as Vice President and Chief Financial Officer of Gorges/Quik-to-Fix Foods, Inc. from January 1997 to March 1999. From July 1996 until December 1996, Mr. Letier served as Senior Vice President and Chief Financial Officer of CS Wireless Systems Inc. and from February 1992 until June 1996 served as Vice President of Finance and Chief Financial Officer of AmeriServ Food Company. Prior to that time, Mr. Letier spent five years with Ernst & Young as a certified public accountant.

     John P. Vittas joined Worldwide in September 1993 and has been Senior Vice President of Sales and Marketing since August 1998. Mr. Vittas also served as Senior Vice President of the New York Region of Worldwide from September 1993 to July 1998. Prior to joining Worldwide, Mr. Vittas held various management positions at American Airlines, dating back to 1968.

     Olivier Bijaoui joined Worldwide in January 1996 and has served as Senior Vice President for Europe since May 1996. From January 1993 to May 1996, Mr. Bijaoui served as President of SFS, a cargo handling company operated at Orly and Charles de Gaulle airports in Paris which had been built by Mr. Bijaoui and his father and was acquired by Worldwide in 1993. From 1980 until his promotion to President, Mr. Bijaoui served as managing director of SFS.

     Jonathan S. Weaver joined Worldwide in September 1988 and has served as Senior Vice President of Planning since February 1999. From August 1998 to February 1999, Mr. Weaver served as Vice President of Field Resources of Worldwide. From May 1997 to August 1998, he acted as Assistant Vice President of Field Resources. From March 1995 to May 1997, Mr. Weaver served as Director of Field Resources. Prior to March 1995, Mr. Weaver held various other management positions at Worldwide.

     Albert V. Casey has served as a director of Worldwide since March 1999. Mr. Casey rejoined the Edwin L. Cox School of Business at Southern Methodist University during July 1993 after having served as the school's Ann Cox Distinguished Professor of Business Policy from August 1986 to May 1988. Prior to rejoining the Business School, Mr. Casey was the President and Chief Executive Officer of the Resolution Trust Corporation from October 1991 to March 1993. Mr. Casey was the Chief Executive Officer of AMR Corp. and American Airlines from February 1974 until the retirement in February 1985. In 1986, Mr. Casey served as Postmaster General of the United States.

     Marcel Fournier has served as a director of Worldwide since March 1999. Mr. Fournier has served as a Managing Director of Castle Harlan, Inc. since December 1995. Prior to joining Castle Harlan, Inc., Mr. Fournier held various positions, including Managing Director, at the investment banking group of Lepercq, de Neuflize & Co., Inc. from November 1981 to November 1995. From June 1979 to November 1981, Mr. Fournier was Assistant Director of the United States office of the agency of the French Prime Minister.

     Leonard M. Harlan has served as a director of Worldwide since March 1999. Mr. Harlan is the President of Castle Harlan, Inc., which he co-founded in 1987, Castle Harlan Partners II GP, Inc. and Castle Harlan Partners III GP, Inc. Prior to founding Castle Harlan, from 1969 to 1995, Mr. Harlan was Chairman and Chief Executive Officer of the Harlan Company, a real estate investment banking and advisory firm. Mr. Harlan was also a member of the Executive Committee of the Harvard Business School Alumni

Association, is currently a Trustee of the New York City Citizens Budget Commission and is on the Advisory Board of the Journal of Private Equity.

     Lieut. General Thomas G. McInerney (Retired) has served as a director of Worldwide since March 1999. General McInerney has served as the Chief Executive Officer and President of Business Executives for National Security (BENS) since March 1996. Prior to joining BENS, General McInerney was Vice President of Command and Control for Loral Defense Systems--Eagan, which was formerly Unisys, Electronic Systems Division, from November 1994 to March 1996. Prior to 1994, General McInerney served in numerous key U.S. Air Force assignments and had extensive military command, including Assistant Vice Chief of Staff of the Air Force, Director of the Defense Performance Review, Vice Commander in Chief-United States Air Forces in Europe and Commander-Alaskan Air Command. General McInerney is also a member of the board of directors of Signal Technology Corporation.

     Bradley G. Stanius has served as a director of Worldwide since March 1999. Mr. Stanius has served as the Chief Executive Officer of Smarte Carte since December 1997, which he joined in 1992. Prior to joining Smarte Carte in 1992, Mr. Stanius served as the Chairman and Chief Executive Officer of Pharmaceutical Services, Inc. Mr. Stanius is also a former member of the Minnesota House of Representatives, served as the Republican caucus whip and is a former Mayor of White Bear Lake, Minnesota.

     Gilbert A. Yanuck has served as a director of Worldwide since March 1999. Mr. Yanuck spent 28 years with MAG Aerospace Industries, Inc. and has held various positions there, including President and Chief Executive Officer. Mr. Yanuck has also served as a consultant and a director of MAG Aerospace Industries, Inc.

COMMITTEES OF THE BOARD OF DIRECTORS

     Our board of directors presently has two committees, a compensation committee and an audit committee. The compensation committee is comprised of Messrs. Fournier, Harlan, Stanius and Yanuck and the audit committee is comprised of Mr. Casey, General McInerney and Mr. Fournier. The compensation committee establishes remuneration levels for some of our officers and performs other functions as may be delegated to it under our various benefit and executive compensation programs. The audit committee selects and engages the independent public accountants to audit our annual financial statements. The audit committee also reviews and approves the planned scope of the annual audit.

     The board of directors may from time to time establish other committees to facilitate our management.

COMPENSATION OF DIRECTORS

     Messrs. Casey, McInerney, Stanius and Yanuck, as directors who are not otherwise associated with Worldwide or its affiliates, are paid $25,000 per year, payable quarterly. Mr. Harlan and Mr. Fournier, employees of Castle Harlan, Inc., and Mr. Pappas and Mr. Dunkerley, who are executive officers of Worldwide, do not receive compensation for serving as directors.

EXECUTIVE COMPENSATION

     The following table indicates the minimum 1999 contractual compensation of our Chief Executive Officer and our four other most highly compensated officers under their employment agreements. The table does not include discretionary bonuses. The board of directors may in its discretion increase the salary or bonus of any of these employees. Selected terms of their employment agreements are summarized below. Salary information for executive officers during 1998 is not included below because we believe that information would not be meaningful, as two of our executive officers were not hired until 1999, our Chairman and Chief Executive Officer was not hired until October, 1998 and some of our executive officers during 1998 are no longer executive officers.

                                                                  1999 CONTRACTUAL
                                                               COMPENSATION, EXCLUDING
                                                              DISCRETIONARY BONUSES AND
NAME                                   TITLE                     SIGNING BONUSES(4)
----                                   -----                  -------------------------
Peter A. Pappas......  Chairman and Chief Executive Officer           $320,000
Mark Dunkerley(1)....  President and Chief Operating Officer           235,000
A. Scott Letier(2)...  Chief Financial Officer                         165,000
Olivier Bijaoui......  Senior Vice President, Europe                   198,847(3)
John P. Vittas.......  Senior Vice President, Sales and                141,700
                       Marketing

-------------------------

(1) Hired on July 12, 1999.

(2) Hired on March 31, 1999.

(3) Converted from 1,264,672 French francs at a conversion rate of FF 6.36 to $1.00.

(4) Some of our executive officers received signing bonuses when they entered into their employment agreements or upon the closing of the acquisition of Worldwide by Holdings. These signing bonuses are described in the summaries of their employment agreements below.

1999 STOCK OPTION PLAN

     Holdings has established a stock option plan which provides for the granting of incentive stock options and non-qualified stock options to key employees, consultants and directors of Holdings, our company and our subsidiaries to acquire shares of non-voting common stock of Holdings. The granting of these options is made in the discretion of the compensation committee of the board of directors of Holdings and each grantee will receive options over a period of five years. The exercise price of each option will be the fair market value of the stock on the date that the option is granted.

     Options vest and become exercisable based on the achievement of performance targets. The compensation committee of Holdings will review performance targets annually or upon the sale of a majority of the stock of either Holdings or the sale of all or substantially all of the assets of Holdings, to determine what portion, if any, of the options will vest and become exercisable. If the grantee's employment is terminated for any reason, all options not yet exercisable as of the date of termination will expire.

     We have reserved 100,000 shares of non-voting common stock for issuance under the option plan. As of August 31, 1999, no options had been granted.

EMPLOYMENT AGREEMENTS AND ARRANGEMENTS

     PETER A. PAPPAS. We have an employment agreement with Peter A. Pappas for him to serve as our Chief Executive Officer. Mr. Pappas is to be paid an annual base salary of $270,000 per year and compensation committee of the board of directors, with a guaranteed minimum bonus of $50,000. The term of his agreement extends to September 30, 2001. Mr. Pappas's employment agreement provides that if he dies, becomes disabled, terminates his employment with good reason or if Worldwide terminates his employment without cause, he will be entitled to receive a severance payment, equal to his base salary for the remainder of his employment term and a termination bonus. If Mr. Pappas' employment is terminated other than for the reasons listed above, he will not receive any severance payment. If Mr. Pappas continues his employment until September 30, 2001 and the fair market value of the stock in Holdings granted to him is less than the aggregate amount of bonuses paid to him throughout his employment term, Mr. Pappas will be entitled to receive an additional payment equal to the difference between his total bonuses and the fair market value of his stock in Holdings.

     MARK DUNKERLEY. We have an employment agreement with Mark Dunkerley under which he serves as our Chief Operating Officer and President. This agreement extends to July 12, 2002. Mr. Dunkerley is to be paid an annual base salary of $235,000 per year and a discretionary annual cash bonus up to a maximum of 50% of his base salary, as determined by the compensation committee of Worldwide. Mr. Dunkerley was paid a signing bonus of $30,000 on July 12, 1999 and is entitled to an additional signing bonus of $32,500 on October 12, 1999. Mr. Dunkerley's employment agreement also provides that if he terminates his employment with good reason or if Worldwide terminates his employment for any reason other than cause, he will be entitled to receive a severance payment equal to his base salary for the greater of 18 months and the remainder of his employment term. If there is a sale of a majority of the stock of Holdings or the sale of all or substantially all of the assets of Holdings, Mr. Dunkerley will have the right to terminate his employment and receive a lump sum severance payment equal to nine months of his base salary. If Mr. Dunkerley's employment is terminated for reasons other than those listed above, he will not receive any severance payment.

     A. SCOTT LETIER. We have entered into an employment agreement with A. Scott Letier for him to serve as our Chief Financial Officer. The agreement extends until March 31, 2002. He is to be paid an annual base salary of $165,000 and a discretionary annual cash bonus up to a maximum of 50% of his base salary, as determined by the compensation committee of Worldwide. Mr. Letier's employment agreement also provides that if he terminates his employment or if he is terminated by Worldwide for a reason other than for cause, he will receive a lump sum severance payment equal to the number of years remaining in the term of the agreement, including fractional years, multiplied by base salary. If Mr. Letier's employment is terminated for reasons other than those listed above, he will not receive any severance payment.

     JOHN P. VITTAS. We have an employment agreement with John Vittas for him to serve as our Senior Vice President, Sales and Marketing. Under this agreement, Mr. Vittas is to be paid an annual base salary of $109,000. Also, Mr. Vittas is guaranteed an annual bonus of 30% of his base salary. The term of this agreement extends until March 31, 2001. Mr. Vittas also was paid a signing bonus equal to two months of his base salary upon the closing of the acquisition of Worldwide by Holdings. This agreement also provides that, if Mr. Vittas becomes disabled, terminates his employment with good reason or if Worldwide terminates his employment without cause, he will be entitled to receive a severance payment equal to his base salary and bonus until the end of his employment term. If

Mr. Vittas' employment is terminated for reasons other than those listed above, he will not receive any severance payment.

     OLIVIER BIJAOUI. We have an employment agreement with Olivier Bijaoui for him to serve as our Senior Vice President, Europe. The agreement took effect as of December 7, 1998 and extends until March 31, 2001. He is to be paid an annual base salary of 972,825 French francs. Mr. Bijaoui is also guaranteed an annual bonus of 30% of his base salary. Mr. Bijaoui also was paid a signing bonus equal to eight months of his base salary upon the closing of the acquisition of Worldwide by Holdings. This agreement provides that if Mr. Bijaoui becomes disabled, terminates his employment with good reason or if Worldwide terminates his employment without cause, he will be entitled to receive a severance payment equal to his base salary and bonus until the end of the term of his employment. agreement. If Mr. Bijaoui's employment is terminated for reasons other than those listed above, he will not receive any severance payment.

     All of the employment agreements described above provide that each of the executives will receive life, disability and health insurance benefits for the period of time that they receive payments from Worldwide after their termination of employment, except for Mr. Pappas who will only receive these benefits until the end of his agreement's term if his employment terminates as a result of a disability.

     In addition, Holdings and Worldwide have entered into non-competition and confidentiality agreements with each of Mr. Dunkerley and Mr. Letier that prohibit these executives from competing with or soliciting employees or customers of Holdings, Worldwide or any of our subsidiaries. These limitations last for three years from the termination of employment if the executive leaves Worldwide without good reason or if he is terminated for cause. If the executive leaves our employment with good reason or is terminated without cause, the limitations on competition and solicitation will last for the remaining term of the employment agreement or eighteen months from the time of termination, whichever is longer. In addition, these executives are prohibited from disclosing confidential information obtained while working for us.

LIMITATIONS ON OFFICERS' AND DIRECTORS' LIABILITY

     Our Certificate of Incorporation indemnifies our officers and directors to the fullest extent permitted by the Delaware General Corporation Law, which is referred to in this prospectus as the DGCL. Under Section 145 of the DGCL, a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorneys' fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in that capacity. The DGCL provides, however, that the person must have acted in good faith and in a manner that he or she reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, he or she must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation where he or she has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that he or she fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnification is mandatory to the extent a claim, issue or matter has been successfully defended. The Certificate of Incorporation and the DGCL also prohibit limitations on officer or director liability for acts or omissions which resulted in a violation of a statute prohibiting certain dividend declarations, certain payments to stockholders after dissolution and particular types of loans. The effect of these provisions is to eliminate the rights of our company and our stockholders (through stockholders' derivative suits on behalf of our company) to recover monetary damages against an officer or director for breach of a fiduciary duty as an officer or director (including breaches resulting from grossly negligent behavior), except in the situations described above.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or officers of our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     As a wholly-owned subsidiary of Holdings, all of our issued and outstanding capital stock is held by Holdings. As of August 31, 1999, Holdings had outstanding 1,369,912 shares of voting common stock, $.01 par value per share, and 3,424,781 shares of Series A preferred stock, $.01 par value per share. Each share of voting common stock carries one vote while the shares of the Series A preferred stock are non-voting shares.

     The following table contains information with respect to the beneficial ownership of the voting common stock (but not giving effect to the issuance of warrants to purchase 74,750 shares of the voting common stock of Holdings issued in connection with the Original Notes) and Series A preferred stock of Holdings as of August 31, 1999 by (1) any person or group who beneficially owns more than five percent of Holdings' voting common stock or Series A preferred stock, (2) each of our directors and executive officers and (3) all of our directors and officers as a group. All information with respect to beneficial ownership has been furnished to us by the respective stockholders of Holdings.

                                         NUMBER OF   PERCENTAGE   NUMBER OF   PERCENTAGE
                                         SHARES OF    OF TOTAL    SHARES OF    OF TOTAL
                                          COMMON       COMMON     PREFERRED   PREFERRED
NAME AND ADDRESS OF BENEFICIAL OWNER(1)    STOCK       STOCK        STOCK       STOCK
---------------------------------------  ---------   ----------   ---------   ----------
Castle Harlan Partners III,
  L.P.(2)(3)(5)......................    1,353,982      98.8%     3,384,956      98.8%
Leonard M. Harlan(3)(4)(5)...........       31,396       2.3          7,691         *
Peter A. Pappas......................        7,080         *         17,700         *
Mark Dunkerley.......................           --        --             --        --
A. Scott Letier......................           --        --             --        --
John P. Vittas.......................           --        --             --        --
Olivier Bijaoui(6)...................           --        --             --        --
Jonathan S. Weaver...................           --        --             --        --
Albert V. Casey(5)...................        3,540         *          8,850         *
Marcel Fournier(5)(7)................        1,770         *          4,425         *
Thomas G. McInerney(5)...............        1,770         *          4,425         *
Bradley G. Stanius(5)................        1,770         *          4,425         *
Gilbert A. Yanuck(5).................        1,770         *          4,425         *
All directors and officers as a group
  (12 persons).......................       31,396       2.3         51,941       1.5

-------------------------

 *  Less than 1%.

(1) Beneficial ownership includes shares of voting common stock and Series A preferred stock to be outstanding upon the Holdings' equity contribution and shares of voting common stock and Series A preferred stock that any person has the right to acquire within 60 days after August 31, 1999. Shares of voting common stock and Series A preferred stock not outstanding but deemed beneficially owned because a person or group has the right to acquire them within 60 days are treated as outstanding only for purposes of determining the percentage owned by that person or group. For purposes of this table, all fractional shares have been rounded to the nearest whole share.

    Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole investment power with respect to the voting common stock and the Series A preferred stock, but (1) all of the shares of the voting common stock are subject to a voting trust agreement under which Mr. Harlan acts as voting trustee and (2) all of the shares of Series A preferred stock are non-voting shares. Except as otherwise indicated in the footnotes to this table, the address for each person in the table is c/o Worldwide Flight Services, Inc., 1001 West Euless Boulevard, Suite 320, Euless, Texas 76040.

(2) Includes 55,906 shares of voting common stock and 139,765 shares of Series A preferred stock held by related entities and persons, all of which may be deemed to be beneficially owned by Castle Harlan Partners III, L.P. Castle Harlan Partners III, L.P. disclaims beneficial ownership of these shares.

(3) John K. Castle and Leonard M. Harlan are the controlling stockholders of Castle Harlan Partners III G.P., Inc., the general partner of the general partner of Castle Harlan Partners III, L.P., and as such, each of them may be deemed to be a beneficial owner of the shares owned by Castle Harlan Partners III, L.P. Both Mr. Castle and Mr. Harlan disclaim beneficial ownership of the shares in excess of their respective pro rata partnership interests in Castle Harlan Partners III, L.P. and its affiliates.

(4) Includes 31,396 shares of voting common stock of entities and persons related to Castle Harlan Partners III, L.P. and some of our officers or directors, the voting of which Leonard M. Harlan may direct pursuant to a voting trust agreement under which Mr. Harlan acts as voting trustee. Mr. Harlan disclaims beneficial ownership of the shares subject to the voting trust agreement, other than 3,076 shares of voting common stock owned by him subject to the voting trust. The term of the voting trust is the maximum period allowed under Delaware law.

(5) The address for this person is c/o Castle Harlan, Inc., 150 East 58th Street, New York, New York 10155.

(6) The address for this person is c/o Societe de Fret et de Services, Zone Roissy-Tech, 5, Rue du cercle -- Batiment 3312, Roissy CDG 96703, France.

(7) All shares are held in Marcel Fournier's individual retirement account of which Mr. Fournier is the sole beneficiary. These shares may be deemed to be beneficially owned by Mr. Fournier. Mr. Fournier disclaims beneficial ownership of these shares.

                           RELATED PARTY TRANSACTIONS

     We entered into a management agreement with Castle Harlan, Inc., as manager, under which the manager will provide us with business and organizational strategy, financial, investment management, advisory and merchant and investment banking services. Castle Harlan, Inc. is an affiliate of Holdings, which owns all of our outstanding stock. In connection with the Transactions, the management agreement was amended to provide that we pay the manager an annual fee of $1.25 million starting July 1, 2000 until December 31, 2002, increasing to $2.0 million starting January 1, 2003 until December 31, 2005. After December 31, 2005 the agreement will automatically renew each year unless cancelled by either party. On March 31, 1999, we paid $312,000 to Castle Harlan, Inc. under this fee agreement. We also indemnify the manager, its officers, directors and affiliates from any losses or claims suffered by them as a result of services they provide us.

     In connection with the acquisition of Worldwide from AMR Corporation, we paid $2.0 million to Castle Harlan, Inc. for reimbursement of expenses related thereto. Concurrent with the closing of the offering of the Original Notes and the senior secured credit facility, fees of $2.5 million were paid to Castle Harlan. See "Description of New Notes--Certain Covenants--Restricted Payments."

     For a discussion of the Predecessor's transactions with its affiliates, see note 5 to the Worldwide financial statements.

                 DESCRIPTION OF SENIOR SECURED CREDIT FACILITY

     The Chase Manhattan Bank, Chase Securities Inc. and DLJ Capital Funding, Inc., which are referred to as the Agents, provided to us a 5 1/2-year revolving credit facility of up to $75.0 million which provides for loans and under which letters of credit may be issued. The maximum amount we may borrow at any time will be limited by a borrowing base formula which will consist of a percentage of some of our accounts receivable and a percentage of the value of some of our equipment.

     We may use the proceeds of loans under the senior secured credit facility as follows:

     - up to $50.0 million for acquisitions, including the acquisitions of MAS and Aerolink; and

     - up to $25.0 million for working capital purposes.

     As of August 31, 1999, we had $30.4 million of available borrowings under the senior secured credit facility.

REDUCTION IN COMMITMENTS

     Commitments under the senior secured credit facility will be reduced as follows:

                        MONTHS AFTER
                         AUGUST 12,
                            1999                              REDUCTION
                        ------------                          ---------
12..........................................................  $       0
24..........................................................          0
36..........................................................  5,000,000
42..........................................................  5,000,000
48..........................................................  5,000,000
54..........................................................  5,000,000
60..........................................................  5,000,000

     Except for limited exceptions, the commitment under the senior secured credit facility will be reduced by 100% of the net cash proceeds of all asset sales and other dispositions of our property or that of our subsidiaries.

     We are permitted to voluntarily reduce the unutilized amount committed under the senior secured credit facility without any penalty or premium at any time.

INTEREST

     At our option, the interest rate on the senior secured credit facility will be either (1) LIBOR plus 3.00% or (2) 2.00% plus the greater of The Chase Manhattan Bank's prime rate, the federal funds effective rate plus 1/2% and the base CD rate published by The Chase Manhattan Bank plus 1%. The interest rate will be subject to step-downs based on our financial performance. At August 31, 1999, we were paying interest of 8.3% based on LIBOR plus 3.00%.

FEES

     We have agreed to pay customary fees with respect to the senior secured credit facilities, including annual administration and agency fees, commitment fees on the unused portion of the senior secured credit facility and letter of credit fees.

PREPAYMENTS

     Except for limited exceptions, we are required to repay the senior secured credit facility with:

     - 100% of the net cash proceeds of all asset sales and other dispositions of our property and property of our subsidiaries; and

     - 100% of the net cash proceeds of any debt issuances by us and our subsidiaries.

Mandatory repayments will be applied first to borrowings made for acquisitions and then to borrowings made for working capital purposes.

GUARANTEES

     Holdings and our existing domestic subsidiaries have unconditionally guaranteed repayment of the senior secured credit facility. Our future domestic subsidiaries, and to the extent no adverse tax consequences to us would result, our future foreign subsidiaries, will also unconditionally guarantee repayment of the senior secured credit facility.

SECURITY

     We, Holdings and our existing domestic subsidiaries have, our future domestic subsidiaries will and, to the extent no adverse tax consequences to us would result, our future foreign subsidiaries will unconditionally secure repayment of the senior secured credit facility through the following:

     - a first-priority pledge in all of our capital stock owned by Holdings and all of the capital stock of our existing and future subsidiaries, except that, in the case of a foreign subsidiary, the pledge will be limited to 65% of the voting capital stock of the foreign subsidiary to the extent that any greater percentage will result in adverse tax consequences to us; and

     - first-priority security interests in, and mortgages on, substantially all of our tangible and intangible assets (including all accounts receivable, inventory, equipment, intellectual property, licensing agreements, real property and proceeds of the foregoing) and those of our existing and future domestic, and, to the extent indicated above, foreign subsidiaries.

RESTRICTIVE COVENANTS

     The senior secured credit facility contains covenants restricting our ability and the ability of our domestic subsidiaries to:

     - incur debt;

     - issue equity securities;

     - subject our assets to liens and enter into sale-leaseback transactions;

     - engage in mergers and acquisitions and change the nature of our business;

     - conduct asset sales;

     - enter into hedging agreements;

     - pay dividends and make investments, loans, guarantees and other restricted payments;

     - make capital expenditures;

     - prepay other debt; and

     - enter into affiliate transactions.

     In addition, the senior secured credit facility requires us to meet various financial performance tests, including a minimum interest coverage ratio and a maximum leverage ratio, and also contain some covenants restricting the ability of Holdings to enter into some transactions.

EVENTS OF DEFAULT

     An event of default could occur under the senior secured credit facility if any of the following occurs:

     - principal, interest or fees under the senior secured credit facility are not paid when due;

     - we default under other debt or other debt obligations are accelerated;

     - we breach covenants or representations and warranties contained in the senior secured credit facility;

     - the security interests created in connection with the senior secured credit facility are invalid or are claimed to be invalid;

     - voluntary bankruptcy or involuntary bankruptcy of us, Holdings or any of our subsidiaries;

     - there is a material judgment against us; or

     - we have a change in control.

     If an event of default occurs, all principal and interest owed under the senior secured credit facility could become immediately payable within a short period of time after the event of default occurs.

     Borrowings under the senior secured credit facility are subject to significant conditions, including compliance with certain financial ratios and the absence of any material adverse change.

                            DESCRIPTION OF NEW NOTES

     As used in this "Description of New Notes," the term the "Company" refers only to Worldwide Flight Services, Inc., a Delaware corporation, and not to any of our Subsidiaries or Affiliates. You can find the definitions of certain terms used in this Description of New Notes under the subheading "Certain Definitions."

     The Original Notes were issued, and the New Notes will be issued under an Indenture (the "INDENTURE") among the Company, the Guarantors and The Bank of New York, as trustee (the "TRUSTEE"). The terms of the New Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "TRUST INDENTURE ACT"). The holders of New Notes (the "HOLDERS") are referred to the Indenture and the Trust Indenture Act for a statement of the terms thereof.

     The terms of the New Notes are identical in all material respects to the terms of the Original Notes, except for transfer restrictions and registration rights relating to the Original Notes.

     The following description is a summary of the material provisions of the Indenture. It does not restate that agreement in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as Holders. A copy of the Indenture is available as indicated below under "Where You Can Find More Information."

BRIEF DESCRIPTION OF THE NEW NOTES AND THE GUARANTEES

  THE NEW NOTES

      The New Notes:

       (a) will be senior unsecured obligations of the Company;

       (b) will be equal in right of payment to all existing and future Indebtedness of the Company that is not by its terms subordinated in right of payment to the New Notes and senior in right of payment to any future subordinated Indebtedness of the Company;

       (c) will be effectively subordinated in right of payment to all existing and future secured Indebtedness of the Company, including all Indebtedness under the Senior Secured Credit Facility, to the extent of the assets securing such Indebtedness;

       (d) will be unconditionally guaranteed by the Guarantors; and

       (e) will be effectively subordinated to all liabilities of the Company's Subsidiaries that are not Guarantors, including trade payables.

  THE GUARANTEES

       With certain exceptions provided for below, the New Notes will be unconditionally guaranteed by all of the Domestic Subsidiaries of the Company.

      The Guarantees of the New Notes:

       (a) will be senior unsecured obligations of each Guarantor;

       (b) will be equal in right of payment to all existing and future Indebtedness of each Guarantor that is not by its terms subordinated in right of payment to the Guarantees and senior in right of payment to any future subordinated Indebtedness of each Guarantor; and

       (c) will be effectively subordinated in right of payment to all existing and future secured Indebtedness of each Guarantor, including all Indebtedness under the Senior Secured Credit Facility, to the extent of the assets securing such Indebtedness.

     As of the Issue Date, all of our subsidiaries will be "Restricted Subsidiaries." However, under the circumstances described below in the definition of "Unrestricted Subsidiaries," we will be permitted to designate certain of our Subsidiaries as "Unrestricted Subsidiaries." Unrestricted Subsidiaries will not be subject to any of the restrictive covenants in the Indenture and will not guarantee the New Notes. Our Foreign Subsidiaries, whether existing currently or acquired or created subsequently, will not guarantee the New Notes.

     Not all of our "Restricted Subsidiaries" will guarantee the New Notes. In the event of a bankruptcy, liquidation or reorganization of any non-guarantor Subsidiaries, these non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us.

PRINCIPAL, MATURITY AND INTEREST

     The Company will issue New Notes with a maximum aggregate principal amount of $130.0 million in exchange for the Original Notes. The Company will issue New Notes in denominations of $1,000 and integral multiples of $1,000. The New Notes will mature on August 15, 2007.

     Interest on the New Notes will accrue at the rate of 12 1/4% per annum and will be payable semi-annually in arrears on February 15 and August 15, commencing on February 15, 2000. The Company will make each interest payment to the Holders of record of the New Notes on the immediately preceding February 1 and August 1, respectively.

     Interest on the New Notes will accrue from August 12, 1999, the date of original issuance of the Original Notes or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

METHODS OF RECEIVING PAYMENTS ON THE NEW NOTES

     If a Holder has given wire transfer instructions to the Company, the Company will make all principal, premium and interest payments on those New Notes in accordance with those instructions. All other payments on the New Notes will be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their respective addresses set forth in the register of Holders.

PAYING AGENT AND REGISTRAR FOR THE NEW NOTES

     The Trustee will initially act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders of the New Notes, and the Company or any of its Subsidiaries may act as Paying Agent or Registrar.

TRANSFER AND EXCHANGE

     A Holder may transfer or exchange New Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any New Note selected for redemption. Also, the Company is not required to transfer or exchange any New Note for a period of 15 days before a selection of New Notes to be redeemed.

     The registered Holder will be treated as the owner of it for all purposes.

SUBSIDIARY GUARANTEES

     The Guarantors will jointly and severally guarantee the Company's Obligations under the New Notes. Each Subsidiary Guarantee will be effectively subordinated in right of payment to all existing and future secured Indebtedness of that Guarantor to the extent of the assets securing such Indebtedness. The obligations of each Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See "--Risk Factors--Fraudulent transfer considerations."

     The Subsidiary Guarantee of a Guarantor will be automatically and unconditionally released without any action on the part of the Trustee or the Holder of the New Notes: (1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including, without limitation, by way of merger or consolidation), if the Company applies the Net Proceeds of that sale or other disposition, in accordance with the applicable provisions of the Indenture; (2) in connection with any sale of all of the Capital Stock of that Guarantor, if the Company applies the Net Proceeds of that sale in accordance with the applicable provisions of the Indenture; or (3) if the Company designates that Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the Indenture. See "--Repurchase at Option of Holders--Asset Sales."

     In addition, concurrently with any Legal Defeasance or Covenant Defeasance, the Guarantors shall be released from all of their Obligations under their Subsidiaries Guarantees.

OPTIONAL REDEMPTION

     At any time prior to August 15, 2002, the Company may, at its option, use the net cash proceeds of any one or more Public Equity Offerings to the extent the net cash proceeds thereof are contributed to the equity capital of the Company to redeem up to 35% of the aggregate principal amount of New Notes issued under the Indenture at a redemption price of 112.250% of the principal amount thereof, plus accrued and unpaid interest to the redemption date; provided that

(1) at least 65% of the aggregate principal amount of New Notes issued on the Issue Date remains outstanding immediately after the occurrence of each such redemption (excluding New Notes held by the Company and its Subsidiaries); and

(2) each such redemption must occur within 90 days of the date of the closing of the related Public Equity Offering.

     Except pursuant to the preceding paragraph, the New Notes will not be redeemable at the Company's option prior to August 15, 2003. After August 15, 2003, the Company may redeem the New Notes, in whole or from time to time in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 15 of the years indicated below:

YEAR                                          PERCENTAGE
----                                          ----------
2003........................................   106.125%
2004........................................   104.594%
2005........................................   103.063%
2006........................................   101.531%
2007 and thereafter.........................   100.000%

REPURCHASE AT THE OPTION OF HOLDERS

  CHANGE OF CONTROL

     If a Change of Control occurs, each Holder of New Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's New Notes pursuant to an Offer to repurchase the New Notes in accordance with the terms of this section (a "CHANGE OF CONTROL OFFER"). In the Change of Control Offer, the Company will offer a payment in cash (a "CHANGE OF CONTROL PAYMENT") equal to 101% of the aggregate principal amount of New Notes repurchased plus accrued and unpaid interest thereon, if any, to the date of purchase. Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase New Notes on a date specified in such notice (the "CHANGE OF CONTROL PAYMENT DATE"), pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the repurchase of the New Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations applicable to the Company and the Change of Control Offer conflict with the "Change of Control" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Indenture by virtue thereof.

    On the Change of Control Payment Date, the Company will, to the extent lawful:

(1) accept for payment all New Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all New Notes or portions thereof so tendered; and

(3) deliver or cause to be delivered to the Trustee the New Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of New Notes or portions thereof being tendered to the Company.

     The Paying Agent will promptly mail to each Holder of New Notes so tendered the Change of Control Payment for such New Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a replacement New Note equal in principal amount to any unpurchased portion of the New Notes surrendered, if any; provided that each such replacement New Note will be in a principal amount of $1,000 or an integral multiple thereof.

     The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable whether or not the covenant described below under "--Certain Covenants--Merger, Consolidation or Sale of Assets" is applicable. Except as described above with respect to a Change of Control Offer, the Indenture does not contain provisions that permit the Holders of the New Notes to require that the Company repurchase or redeem the New Notes in the event of a takeover, recapitalization or similar transaction.

     There can be no assurance that the Company will have sufficient funds available to make the payments (including purchasing the New Notes) required in connection with any Change of Control Offer. The Senior Secured Credit Facility will prohibit the Company from purchasing any New Notes prior to the repayment in full of the Indebtedness thereunder, and also will provide that certain change of control events with respect to the Company will constitute a default thereunder. Any future credit agreements or other agreements relating to other Indebtedness of the Company may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is contractually prohibited from purchasing New Notes, the Company could seek the consent of its lenders thereunder to the purchase of New Notes or could attempt to refinance the borrowings made pursuant to agreements that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain contractually prohibited from purchasing New Notes. In such case, the Company's failure to purchase tendered New Notes would constitute an Event of Default pursuant to clause (3) described in "Events of Default and Remedies" which would, in turn, constitute a default under the agreements relating to such other Indebtedness.

     The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all New Notes validly tendered and not withdrawn under such Change of Control Offer.

     The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Subsidiaries taken as a whole. There is a limited body of case law interpreting the phrase "substantially all;" however, there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of New Notes to require the Company to repurchase such New Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries, taken as a whole, to another Person or group may be uncertain.

  ASSET SALES

     The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Company (or such Restricted Subsidiary) receives consideration at the time of such Asset Sale (without giving effect to subsequent changes in value) at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

(2) with respect to any such Asset Sale involving aggregate consideration in excess of $2.5 million, such fair market value is determined by the Company's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officer's Certificate delivered to the Trustee; and

(3) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following shall be deemed to be cash:

     (a)any Indebtedness or other liabilities, of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the New Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to an agreement that releases the Company or such Restricted Subsidiary from further liability; and

     (b)any currencies, securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee (or any Person on behalf of such transferee in respect of such Asset Sale) and that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents within 60 days after the closing of such Asset Sale (to the extent of the cash or Cash Equivalents received in that conversion).

     Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company or any Restricted Subsidiary may, at its option, apply such Net Proceeds, or enter into a legally binding agreement:

(1) to prepay or repay permanently Indebtedness of the Company or Restricted Subsidiaries under the Senior Secured Credit Facility or any other Indebtedness secured by a Lien and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto to the extent the aggregate of all such revolving commitments exceeds $40.0 million;

(2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business or to make a Permitted Investment pursuant to clause (7) of the definition of "Permitted Investments;"

(3)  to make a capital expenditure;

(4) to acquire other properties or other assets (other than Indebtedness, cash or Cash Equivalents or Capital Stock) that are used or useful in a Permitted Business; or

(5)  to make any combination of (1) through (4) above.

     Pending the final application of any such Net Proceeds, the Company or such Restricted Subsidiary may temporarily reduce outstanding Indebtedness or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture.

     Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute Excess Proceeds. When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Indenture will require the Company to make an offer to all Holders of New Notes (an "ASSET SALE OFFER") and, to the extent required by the terms thereof, the Company may also make a similar offer to all holders of other Indebtedness that is pari passu with the New Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of New Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of New Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the New Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

     The Company will not, and will not permit any Restricted Subsidiary to, engage in any Asset Swaps, unless:

(1) at the time of entering into such Asset Swap and immediately after giving effect to such Asset Swap, no Default or Event of Default shall have occurred and be continuing;

(2) in the event such Asset Swap involves the transfer by the Company or any Restricted Subsidiary of the Company of assets having an aggregate fair market value, as determined by the Board of Directors in good faith, in excess of $2.5 million, the terms of such Asset Swap have been approved by a majority of the members of the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee; and

(3) in the event such Asset Swap involves the transfer by the Company or any Restricted Subsidiary of the Company of assets having an aggregate fair market value, as determined by a majority of the members of the Board of Directors in good faith, in excess of $10.0 million, the Company has received an opinion issued by an accounting, appraisal or investment banking firm of nationally recognized standing that such Asset Swap is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

SELECTION AND NOTICE

     If less than all of the New Notes are to be redeemed at any time, the Trustee will select New Notes for redemption as follows:

(1) if the New Notes are listed, in compliance with the requirements of the principal national securities exchange on which the New Notes are listed; or

(2) if the New Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

     No New Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of New Notes to be redeemed at such Holder's registered address. Notices of redemption may not be conditional.

     If any New Note is to be redeemed in part only, the notice of redemption that relates to that New Note shall state the portion of the principal amount thereof to be redeemed. A replacement New Note in principal amount equal to the unredeemed portion of the replaced New Note will be issued in the name of the Holder thereof upon cancellation of the replaced New Note. New Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest shall cease to accrue on New Notes or portions of them called for redemption.

CERTAIN COVENANTS

  RESTRICTED PAYMENTS

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests other than declarations or payments of dividends, distributions or such other payments payable (a) in Equity Interests (other than Disqualified Stock) of the Company or (b) to the Company or a Restricted Subsidiary of the Company;

(2) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company or any Restricted Subsidiary of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company or in exchange for other Equity Interests (other than Disqualified Stock) of the Company);

(3) make any voluntary or optional principal payment, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness that (a) is subordinate in right of payment to the Subsidiary Guarantees, with respect to the Guarantors or (b) otherwise constitutes Subordinated Indebtedness, except a payment of principal at the Stated Maturity thereof or pursuant to any required sinking fund payments; or

(4)  make any Restricted Investment;

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(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "RESTRICTED PAYMENTS"), unless, at the time of and immediately after giving effect to such Restricted Payment:

(1)  no Default or Event of Default shall have occurred and be continuing; and

(2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock;" and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses
     (2), (3), (4) and (9) of the next succeeding paragraph), is less than the sum, without duplication, of

     (a)50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

     (b)100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) since the Issue Date (i) as a contribution to its common equity capital, (ii) from the issuance or sale of Equity Interests of the Company (other than Disqualified Stock) and/or (iii) from the issuance or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), together with the aggregate cash received by the Company or any of its Subsidiaries at the time of such conversion or exchange (in any case, other than net cash proceeds received from an issuance or sale of such Capital Stock to an employee of the Company or any of its Restricted Subsidiaries to the extent such sale is financed by loans from or guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid (or such guarantee has been released or discharged) on or prior to the date of determination); plus

     (c)to the extent that any Restricted Investment that was made after the Issue Date is sold or otherwise liquidated or repaid, the lesser of (i) the cash (including Cash Equivalents) return of capital with respect to such Restricted Investment, including any cash or Cash Equivalents received as a result of the sale of any property received upon the sale or other liquidation or repayment of such Restricted Investment within 60 days after the receipt of such property (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment; plus

     (d)upon the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value (as determined by the Board of Directors in good faith) of such Unrestricted Subsidiary as of the date it is redesignated; provided, however,

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        that for purposes of this clause (d), the fair market value of any redesignated Unrestricted Subsidiary shall be reduced by the amount that any such redesignation replenishes or increases the amount of Restricted Investments permitted to be made pursuant to clause (7) of the definition of Permitted Investments.

     The preceding provisions will not prohibit:

 (1) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

 (2) the redemption, repurchase, retirement, defeasance or other acquisition of any Indebtedness or of any Equity Interests of the Company or of any Restricted Subsidiary in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph;

 (3) payment of principal or the defeasance, redemption, retirement, repurchase or other acquisition of Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

 (4) the payment of any dividend, distribution or other payment by a Restricted Subsidiary of the Company to the holders of its common Equity Interests or the repurchase by a Restricted Subsidiary of the Company of its common Equity Interests, in each case, on a pro rata basis, provided that no Default or Event of Default shall have occurred and be continuing (i) in the case of any dividend, distribution or other payment, at the time of, and immediately after giving effect to, the declaration of such dividend, distribution or other payment or (ii) in the case of any repurchase, at the time of, and immediately after giving effect to, such repurchase;

 (5) the repurchase, redemption or other acquisition or retirement for value of
     (a) any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any member (present or former) of the Company's or any of its Subsidiaries' management (or their estates or beneficiaries thereunder) pursuant to any management equity subscription agreement or stock option agreement or other compensation or severance arrangement in effect as of the Issue Date or entered into or created thereafter without violating the Indenture or (b) any Equity Interests of the Company or any of its Restricted Subsidiaries to the extent necessary, in the good faith judgment of the Board of Directors of the Company, to prevent the loss or secure the renewal or reinstatement of any license, permit or authorization held by the Company or any of its Restricted Subsidiaries under any applicable law or governmental regulation or the policies of any applicable governmental authority or other regulatory body; provided, that the amount of any such repurchase, redemption, acquisition or retirement for value pursuant to this clause (b) shall not exceed the fair market value of the Equity Interests being repurchased, redeemed, acquired or otherwise retired; provided, further, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests pursuant to clauses

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     (a) and (b) shall not exceed $2.0 million in any calendar year (with up to
     $1.0 million of any unused amount in any calendar year being carried over to the succeeding calendar year subject to a maximum of $3.0 million in any calendar year, after giving effect to any unused amounts carried over to a succeeding calendar year);

 (6) the payment or distribution to dissenting equityholders (other than Affiliates of the Company or any of its Subsidiaries) pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of all, or substantially all, of the assets or property of the Company that is not prohibited by the Indenture;

 (7) the declaration or payment of dividends on the common stock of the Company following any Public Equity Offering of such common stock, or of the common stock of Holdings, of up to 6% per annum of the net cash proceeds received by the Company, or contributed by Holdings to the equity capital of the Company, in all such Public Equity Offerings; provided that, at the time of the declaration of any such dividends and immediately after giving effect to such declaration, no Default or Event of Default shall have occurred and be continuing;

 (8) the repurchase of any Subordinated Indebtedness pursuant to an offer to purchase in the event of a change of control in accordance with provisions similar to the "Change of Control" covenant in the Indenture; provided, that, (i) at the time any such Subordinated Indebtedness is accepted for payment pursuant to the offer to purchase and immediately after giving effect to such repurchase, no Default or Event of Default shall have occurred and be continuing and (ii) prior to or simultaneously with the making of the offer to purchase such Subordinated Indebtedness, the Company has made the Change of Control Offer as provided in such covenant with respect to the New Notes and has repurchased all New Notes validly tendered for payment in connection with such Change of Control Offer;

 (9) loans and advances to employees, officers and directors of the Company and its Restricted Subsidiaries the proceeds of which are used to purchase Equity Interests of the Company or its Restricted Subsidiaries and other loans and advances to employees and officers in the ordinary course of business for bona fide business purposes, provided that the aggregate principal amount of all such loans and advances made pursuant to this clause (9) does not exceed $2.0 million at any one time outstanding; and

(10) the declaration or payment of any dividends or distributions or the making of loans or other payments to Holdings to enable Holdings to pay reasonable and customary fees to directors of Holdings.

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or its Restricted Subsidiaries, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash assets or securities that are required to be valued by this covenant in excess of $2.5 million shall be determined by a majority of the members of the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $10.0 million. Not later than 10 days after the date of making any Restricted Payment (but not including

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any Restricted Payment described in the preceding paragraph), of more than $2.5 million, the Company shall deliver to the Trustee an Officer's Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant were computed, together with a copy, if any, of any fairness opinion or appraisal required by the Indenture.

  INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "INCUR") any Indebtedness (including Acquired
Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company and any Guarantor may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock or preferred stock (or other Capital Stock having preferential rights similar to preferred stock) if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock (or other Capital Stock having preferential rights similar to preferred stock) is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if such additional Indebtedness had been incurred, or such Disqualified Stock or preferred stock (or other Capital Stock having preferential rights similar to preferred stock) has been issued, as the case may be, at the beginning of such four-quarter period.

     So long as no Default shall have occurred and be continuing or would occur or be continuing immediately after giving effect to the incurrence of any of the following, the first paragraph of this covenant will not prohibit the incurrence of any of the following (collectively, "PERMITTED DEBT"):

 (1) the incurrence by the Company and any Restricted Subsidiary of Indebtedness under one or more Credit Facilities; provided that the aggregate principal amount of all Indebtedness of the Company outstanding under all Credit Facilities after giving effect to such incurrence does not exceed an amount equal to the sum of (A) (1) $75 million less (2) (without duplication) the aggregate amount applied by the Company or any of its Subsidiaries since the Issue Date to repay Indebtedness under a Credit Facility as a result of asset dispositions which are required by the Indenture to be accompanied by a corresponding permanent commitment reduction plus (B) additional Indebtedness incurred under one or more Credit Facilities in an aggregate amount not exceeding in the aggregate the amount of Indebtedness that is permitted to be incurred, but has not been incurred, under clauses (4) and
     (10) of this paragraph;

 (2) the incurrence by the Company and its Subsidiaries of Existing
     Indebtedness;

 (3) the incurrence by the Company and the Guarantors of Indebtedness represented by the New Notes in an aggregate principal amount of $130.0 million at any time outstanding and the Subsidiary Guarantees;

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

 (4) (a) Acquired Debt of the Company and its Restricted Subsidiaries and (b) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary; provided that the aggregate principal amount at any time outstanding of all Indebtedness outstanding under clauses (a) and (b) after giving effect to such incurrence does not exceed $10.0 million (reduced by the aggregate amount of additional Indebtedness incurred under one or more Credit Facilities then in effect that represents such additional Indebtedness under the immediately preceding clause (1)(B)) (it being understood that any Indebtedness incurred under this clause (4) shall, at the option of the Company, cease to be deemed incurred or outstanding for purposes of this clause (4) but shall be deemed to be incurred for purposes of the first paragraph of this covenant from and after the first date on which the Company or such Restricted Subsidiary could have incurred such Indebtedness under such paragraph without reliance on this clause (4));

 (5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph of this covenant or clauses (2), (3) or
     (10) of this paragraph;

 (6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

      (a)if the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated upon the occurrence and continuation of an Event of Default, to the prior payment in full in cash or Cash Equivalents of all Obligations with respect to the New Notes, in the case of the Company, or the Subsidiary Guarantee of such Guarantor, in the case of a Guarantor; and

      (b)(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is other than the Company or a Restricted Subsidiary thereof; shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or any such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6) (provided that for purposes of this clause
         (6), a pledge of Equity Interests under the Credit Facilities shall not be considered a sale, transfer or issuance of such Equity Interests);

 (7) shares of preferred stock (or other Capital Stock having preferential rights similar to preferred stock) of a Restricted Subsidiary of the Company issued to the Company or another Restricted Subsidiary of the Company; provided that any subsequent

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     event which results in any such Restricted Subsidiary ceasing to be a
     Restricted Subsidiary of the Company shall be deemed, in each case, to be an Investment by the Company or any such Restricted Subsidiary in the issuer of such preferred stock (or other Capital Stock having preferential rights similar to preferred stock)(provided that for purposes of this clause (7), a pledge of Equity Interests under the Credit Facilities shall not be considered a sale, transfer or issuance of such Equity Interests);

 (8) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred in the ordinary course of business for the purpose of fixing or hedging interest rate risk or foreign currency valuation risk, but excluding Hedging Obligations entered into for speculative purposes;

 (9) (a) the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or any Restricted Subsidiary that was permitted to be incurred by another provision of this covenant and (b) the guarantee by a Restricted Subsidiary of the Company that is not a Guarantor of Indebtedness of any other Restricted Subsidiary of the Company that is not a Guarantor;

(10) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including, without duplication, all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause
     (10), not to exceed $5.0 million (reduced by the aggregate amount of additional Indebtedness incurred under one or more Credit Facilities then in effect that represents such additional Indebtedness under the immediately preceding clause (1)(B) (it being understood that any Indebtedness incurred under this clause (10) shall, at the option of the Company, cease to be deemed incurred or outstanding for purposes of this clause (10) but shall be deemed to be incurred for purposes of the first paragraph of this covenant from and after the first date on which the Company or such Restricted Subsidiary could have incurred such Indebtedness under such paragraph without reliance on this clause (10));

(11) Indebtedness of the Company's Foreign Subsidiaries in an aggregate principal amount at any time outstanding not to exceed the Foreign Borrowing Base at the time of such incurrence;

(12) the accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock or preferred stock (or other Capital Stock having preferential rights similar to preferred stock) in the form of additional shares of the same class of Disqualified Stock or preferred stock; (or other Capital Stock having preferential rights similar to preferred stock) provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued;

(13) Indebtedness in respect of standby letters of credit and performance, surety and appeal bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business or pursuant to self-insurance obligations

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     and not in connection with the borrowing of money or the obtaining of advances of credit;

(14) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that the maximum assumable liability in respect of the principal amount of all such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition; and

(15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; provided, that such Indebtedness is extinguished within five Business Days of incurrence.

     For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Indebtedness on the date of its incurrence in any manner that complies with this covenant and such items of Indebtedness will be treated as having been incurred pursuant to one or more of such clauses or pursuant to the first paragraph of this covenant, as so classified. Indebtedness under Credit Facilities outstanding on the Issue Date shall be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the preceding paragraph.

     For purposes of this covenant, "Acquired Debt" shall be deemed to have been incurred by the Company or one of its Restricted Subsidiaries, as the case may be, at the time an acquired Person becomes a Restricted Subsidiary (or is merged into the Company or any of its Restricted Subsidiaries) or at the time of the acquisition of assets, as the case may be; and, to avoid duplication, guarantees, Liens, letters of credit or other obligations supporting Indebtedness otherwise included in the determination of any particular amount of Indebtedness under this covenant shall not be included.

     For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing

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Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate between the currency in which such Refinancing Indebtedness is denominated and the currency applicable to the Indebtedness being refunded that is in effect on the date of such refinancing.

     The Company will not incur, create, issue, assume or guarantee any Indebtedness that is contractually subordinate or junior in right of payment to any other Indebtedness other than Indebtedness permitted by clause (1) of the second paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock" of the Company unless such Indebtedness is also contractually subordinated in right of payment to the New Notes on substantially similar terms. No Guarantor will incur, create, issue, assume or guarantee any Indebtedness that is contractually subordinate in right of payment to any other Indebtedness other than Indebtedness permitted by clause (1) of the second paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock" of such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to such Guarantor's Subsidiary Guarantee on substantially similar terms.

  LIENS

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing any Indebtedness on any asset now owned or hereafter acquired, unless the New Notes or such Guarantee, as the case may be, are directly secured equally and ratably with (or prior to, in the case of Subordinated Indebtedness) the Indebtedness secured by such Lien; provided, however, that the foregoing restriction shall not apply to any Permitted Lien.

     In the event that the Lien the existence of which gives rise to a Lien securing the New Note or a Subsidiary Guarantee pursuant to the provisions of this covenant ceases to exist, the Lien securing the New Notes or such Subsidiary Guarantee required by this covenant shall automatically be released and the Trustee shall execute appropriate documentation.

  DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of such Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Equity Interests to the Company or any of the Company's Restricted Subsidiaries, or pay any Indebtedness owed to the Company or any of the Company's Restricted Subsidiaries;

(2) make loans or advances to the Company or any of the Company's Restricted Subsidiaries; or

(3) transfer any of its properties or assets to the Company or any of the Company's Restricted Subsidiaries.

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     However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

 (1) agreements, including, without limitation, those with respect to Existing Indebtedness and the Credit Facilities in each case, as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, in any material respect, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such agreements as in effect on the Issue Date;

 (2) the Indenture, the Subsidiary Guarantees and the New Notes;

 (3) applicable law;

 (4) any instrument governing Acquired Debt or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Acquired Debt was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

 (5) customary non-assignment provisions restricting subletting, assignment or transfer in licenses, leases or other agreements entered into in the ordinary course of business;

 (6) purchase money or capital lease obligations for property or assets acquired in the ordinary course of business that impose restrictions on the property or assets so acquired of the nature described in clause (3) of the preceding paragraph;

 (7) any agreement for the sale or other disposition of all or substantially all of the Equity Interests of, or property and assets of, any Restricted Subsidiary that restricts dividends, distributions, loans, advances or transfers by such Restricted Subsidiary pending its sale or other disposition;

 (8) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, in any material respect, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

 (9) Liens not prohibited by the Indenture that limit the right of the Company or any of its Restricted Subsidiaries to transfer property or assets subject to such Lien;

(10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(11) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

(12) provisions in agreements or instruments which prohibit the payment of dividends or the making of other distributions with respect to any Capital Stock of a Person other than on a pro rata basis;

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(13) restrictions on the ability of any Restricted Subsidiary to make dividends or other distributions resulting from the operation of reasonable and customary covenants including, without limitation, negative pledge covenants, contained in documentation governing Indebtedness incurred by such Restricted Subsidiary in compliance with the Indenture; and

(14) provisions contained in any licenses, permits or leases with airports or airport regulatory authorities entered into in the ordinary course of business that restrict the ability of any Restricted Subsidiary of the Company to make loans or advances or to transfer any of its properties or assets to Persons other than the Company or any other Person which owns, directly or indirectly, any Equity Interests in such Restricted Subsidiary.

  MERGER, CONSOLIDATION OR SALE OF ASSETS

     The Company may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving Person); or
(2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries), in one or more related transactions, to another Person; unless:

(1) either: (a) the Company is the surviving Person; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company under the New Notes, the Indenture and the Registration Rights Agreement pursuant to a supplemental indenture reasonably satisfactory to the Trustee;

(3) immediately after giving effect to such transaction no Default or Event of Default exists; and

(4) except in the case of a merger of the Company with a Wholly Owned Restricted Subsidiary, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made:

     (a)will have, on a pro forma basis after giving effect to the transaction, Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction; and

     (b)will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock."

     In addition, the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Wholly Owned Subsidiaries.

     A Guarantor may not sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person, whether or not such Person is affiliated with such Guarantor), another Person unless: (1) immediately after giving effect to that transaction, no Default or Event of Default exists; and (2) either: (a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the Obligations of that Guarantor under its Guarantee pursuant to a supplemental indenture reasonably satisfactory to the Trustee; or (b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. If the sale, disposition, consolidation or merger is with or into the Company or another Guarantor, then the immediately preceding sentence shall not apply.

  TRANSACTIONS WITH AFFILIATES

     The Company will not, and will not permit any of its Restricted Subsidiaries to sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "AFFILIATE TRANSACTION"), unless:

(1) such Affiliate Transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(2)  the Company delivers to the Trustee:

     (a)with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.5 million, a resolution of the Board of Directors set forth in an Officer's Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this covenant and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors; and

     (b)with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary, as the case may be, of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

     The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) any employment, consulting, stock option, stock repurchase, employee benefit, indemnification, compensation (including the payment of reasonable and customary

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

     fees to Directors of the Company or any of its Restricted Subsidiaries who are not employees of any such Person), business expense reimbursement or other employee-related agreements, arrangements or plans entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(2)  transactions between or among the Company and its Restricted Subsidiaries;

(3) any agreement, including, without limitation, the Management Agreement (provided that all obligations of the Company under the Management Agreement are subordinated to the prior payment in full in cash or Cash Equivalents of all Obligations with respect to the New Notes upon the occurrence and continuation of an Event of Default), as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) or any replacement agreement thereto so long as any such amendment or replacement agreement is not materially more disadvantageous to the Holders taken as a whole than the original agreements as in effect on the Issue Date;

(4) the entering into, and any payment pursuant to, any tax-sharing agreement existing at the time of such payment between the Company and any other Person with which it files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes, provided, that any such payment relates solely to taxes and, in each case, is not in excess of the tax liability that would have been payable by the Person making such payment on a stand-alone basis;

(5) payment by the Company or any of its Restricted Subsidiaries to CHI of fees for advisory services in connection with financings, acquisitions or divestitures or other investment banking activities upon terms no less favorable than the Company or any of its Restricted Subsidiaries could obtain from a nationally recognized investment banking firm for a comparable transaction, in each case, which fees pursuant to this clause
     (5) are approved by a majority of the Board of Directors in good faith; and

(6) Restricted Payments that are permitted by the provisions of the Indenture described above under the caption "--Restricted Payments."

  ADDITIONAL SUBSIDIARY GUARANTEES

     If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the Issue Date or if any Foreign Subsidiary becomes a Domestic Subsidiary, then that newly acquired or created Restricted Subsidiary must become a Guarantor and execute a supplemental indenture reasonably satisfactory to the Trustee and deliver an opinion of counsel to the Trustee within 10 Business Days of the date on which it was acquired or created, provided, that this covenant shall not apply to any Subsidiary that has been properly designated as an Unrestricted Subsidiary; provided, further, the Company may, at its option, elect to have any such newly acquired or created Restricted Subsidiary not become a Guarantor (a "NON-GUARANTOR SUBSIDIARY") provided that, and for so long as, (1) none of the total assets, stockholders' equity or Consolidated Cash Flow of such Restricted Subsidiary exceeds $500,000 and (2) none of the total assets, stockholders' equity or Consolidated Cash Flow of such Restricted Subsidiary together with all other Non-Guarantor Subsidiaries, considered as a single Person, exceeds $1.0 million in the aggregate.

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

  SALE AND LEASEBACK TRANSACTIONS

     The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any Restricted Subsidiary of the Company may enter into a sale and leaseback transaction if:

(1) the Company or that Restricted Subsidiary, as applicable, could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in the first paragraph of the covenant described above under the caption "--Incurrence of Additional Indebtedness and Issuance of Preferred Stock;"

(2) the gross proceeds consisting of cash and Cash Equivalents of that sale and leaseback transaction are at least equal to the fair market value (in the case of gross cash proceeds in excess of $1.0 million as determined in good faith by the Board of Directors and set forth in an Officer's Certificate delivered to the Trustee), of the property that is the subject of such sale and leaseback transaction; and

(3) the transfer of assets in that sale and leaseback transaction complies with the covenant described above under the caption "--Asset Sales," to the extent applicable.

The foregoing restrictions shall not apply to one or more sale and leaseback transactions that (i) singly or in the aggregate relate to assets having in the aggregate (in the case of related transactions) a fair market value not exceeding $1.0 million; (ii) are solely between or among any of the Company and any Guarantors; or (iii) are solely between or among any Restricted Subsidiary of the Company that are not Guarantors and other Restricted Subsidiaries that are not Guarantors.

  BUSINESS ACTIVITIES

     The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses.

  PAYMENTS FOR CONSENT

     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of New Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the New Notes unless such consideration is offered to be paid and is paid to all Holders of the New Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

  REPORTS

     Whether or not required by the SEC, so long as any New Notes are outstanding, the Company will deliver or otherwise make available to the Holders of New Notes or the Trustee, within the time periods specified in the SEC's rules and regulations:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial

     Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

EVENTS OF DEFAULT AND REMEDIES

     Each of the following is an Event of Default:

(1) default for 30 days in the payment when due of interest or liquidated damages on the New Notes;

(2) default in payment when due of the principal of or premium, if any, on the New Notes;

(3) failure by the Company or any Guarantor to comply with its Obligations described under the caption "--Merger, Consolidation or Sale of Assets," or the failure of the Company to make or consummate a Change of Control Offer under the provisions described under the caption "--Change of Control," or the failure of the Company to make or consummate an Asset Sale Offer under the provisions described under the caption "--Asset Sales;"

(4) failure by the Company or any of its Restricted Subsidiaries for 60 days after receipt of written notice by the Trustee to the Company specifying the default to comply with any of the other agreements in the Indenture;

(5) default under the terms of any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default:

     (a)is caused by a failure to pay principal of such Indebtedness when due at final stated maturity after the expiration of the grace period provided in such Indebtedness on the date of such default (a "PAYMENT DEFAULT"); or

     (b)results in the acceleration of such Indebtedness prior to its final maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

(6) failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary to pay one or more final judgments which exceed in the aggregate $5.0 million (net of any amounts for which a reputable and creditworthy insurance company has assumed the defense of or acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 consecutive days;

(7) except as permitted by the terms of the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding by a court of competent jurisdiction to be

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

     unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor shall deny or disaffirm in writing that it has any further liability under its Subsidiary Guarantee; and

(8) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary.

     In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding New Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding New Notes may declare all the New Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a notice of acceleration (the "ACCELERATION NOTICE") and the same shall become immediately due and payable.

     In the event of an Acceleration Notice because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (5) of the preceding paragraph, the Acceleration Notice shall be automatically annulled and rescinded if the holders of any Indebtedness described in clause (5) have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such declaration and if (i) the annulment of the acceleration of the New Notes would not conflict with any judgment or decree binding on the Company or its property and issued by a court of competent jurisdiction, and (ii) all existing Events of Default, except nonpayment of principal or interest on the New Notes that became due solely because of the acceleration of the New Notes, have been cured or waived. The Trustee may withhold from Holders of the New Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     Holders of the New Notes may not enforce the Indenture or the New Notes except as provided in the Indenture and under the Trust Indenture Act. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding New Notes may direct the Trustee in its exercise of any trust or power. The Holders of a majority in aggregate principal amount of the New Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the New Notes waive any Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the New Notes. At any time after the date of the Acceleration Notice the Holders of a majority in aggregate principal amount of the New Notes then outstanding may rescind and cancel such declaration and its consequences if (i) the annulment of the acceleration of the New Notes would not conflict with any judgment or decree binding on the Company or its property and issued by a court of competent jurisdiction, and (ii) all existing Events of Default, except nonpayment of principal or interest on the New Notes that became due solely because of the acceleration of the New Notes, have been cured or waived.

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

     The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Company is required to deliver promptly to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the New Notes, the Indenture or the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of New Notes by accepting a New Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the New Notes. The waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding New Notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees ("LEGAL DEFEASANCE") except for:

(1) the rights of Holders of outstanding New Notes to receive payments in respect of the principal of, premium, if any, and interest on such New Notes when such payments are due from the trust referred to below;

(2) the Company's obligations with respect to the New Notes concerning issuing temporary notes, registration of New Notes, mutilated, destroyed, lost or stolen New Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith; and

(4)  the Legal Defeasance provisions of the Indenture.

     In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants that are described in the Indenture ("COVENANT DEFEASANCE") and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the New Notes. In the event Covenant Defeasance occurs, events (other than non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute Events of Default with respect to the New Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the New Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the

     Company, to pay the principal of, premium, if any, and interest on the outstanding New Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the New Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding New Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding New Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing either: (a) on the date of such deposit (other than a Default or Event of Default arising in connection with the borrowing of funds to be applied to such deposit); or (b) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under the Senior Secured Credit Facility or any other material agreement or instrument (other than the Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

(6) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

(7) the Company must deliver to the Trustee an Officer's Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of New Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(8) the Company must deliver to the Trustee an Officer's Certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next three succeeding paragraphs, the Indenture or the New Notes may be amended, supplemented or otherwise modified with the consent of the Company and the Holders of at least a majority in principal amount of the New Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the New Notes), and any existing Default or Event of Default or compliance with any provision of the Indenture or the New Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding New Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the New Notes).

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any New Notes held by a non-consenting Holder):

(1) reduce the principal amount of New Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any New Note or alter the provisions with respect to the redemption of the New Notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders");

(3)  reduce the rate of or change the time for payment of interest on any New
     Note;

(4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the New Notes (except a rescission of acceleration of the New Notes by the Holders of at least a majority in aggregate principal amount of the New Notes and a waiver of the payment default that resulted from such acceleration);

(5)  make any New Note payable in money other than that stated in the New Notes;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of New Notes to receive payments of principal of or premium, if any, or interest on the New Notes;

(7) waive a redemption payment with respect to any New Note (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders"); or

(8)  make any change in the preceding amendment and waiver provisions.

     Notwithstanding the preceding, without the consent of any Holder of New Notes, the Company and the Trustee may amend, supplement, waive or otherwise modify provisions of the Indenture, the New Notes or the Guarantees:

(1)  to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated New Notes in addition to or in place of certificated New Notes;

(3) to provide for the assumption of the Company's obligations to Holders of New Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's assets;

(4) to make any change that would provide any additional rights or benefits to the Holders of New Notes or that does not adversely affect the legal rights under the Indenture of any such Holder; or

(5) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

     If the Trustee becomes a creditor of the Company or any Guarantor, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

     The Holders of a majority in principal amount of the then outstanding New Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur and be continuing (which shall not be cured or waived in conformity with the Indenture), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person's own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of New Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

BOOK-ENTRY, DELIVERY AND FORM

     Except as set forth below, New Notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. New Notes will be issued at the closing of this exchange offer only against delivery of the tendered Original Notes.

     The New Notes initially will be represented by one or more New Notes in registered, global form without interest coupons (collectively, the "Global Notes"). The Global Notes will be deposited upon issuance with the Trustee as custodian for the Depository Trust Company, in New York, New York, and registered in the name of the Depository Trust Company or its nominee, in each case for credit to an account of a direct or indirect participant in the Depository Trust Company as described below.

     Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depository Trust Company or to a successor of the Depository Trust Company or its nominee. Beneficial interests in the Global Notes may not be exchanged for New Notes in certificated form except in limited circumstances.

     In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of the Depository Trust Company and its direct or indirect participants (including, if applicable, those of Euroclear and Cedel), which may change from time to time.

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

DEPOSITORY PROCEDURES

     The following description of the operations and procedures of the Depository Trust Company, Euroclear and Cedel are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

     The Depository Trust Company has advised the Company that it is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the Depository Trust Company's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of the Depository Trust Company only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of the Depository Trust Company are recorded on the records of the Participants and Indirect Participants.

     The Depository Trust Company has also advised the Company that, pursuant to procedures established by it:

(1) upon deposit of the Global Notes, the Depository Trust Company will credit the accounts of Participants designated by the tendering Holders with portions of the principal amount of the Global Notes; and

(2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depository Trust Company (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

     Investors in the Global Notes who are Participants in the Depository Trust Company's system may hold their interests therein directly through the Depository Trust Company. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Cedel) which are Participants in such system. All interests in a Global Note, including those held through Euroclear or Cedel, may be subject to the procedures and requirements of the Depository Trust Company. Those interests held through Euroclear or Cedel may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because the Depository Trust Company can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the Depository Trust Company system, or otherwise take actions in respect

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of such interests, may be affected by the lack of a physical certificate evidencing such interests.

     Except as described below, owners of interests in the Global Notes will not have New Notes registered in their names, will not receive physical delivery of New Notes in certificated form and will not be considered the registered owners or "Holders" thereof under the Indenture for any purpose.

     Payments in respect of the principal of, and interest and premium and Liquidated Damages, if any, on a Global Note registered in the name of the Depository Trust Company or its nominee will be payable to Depository Trust Company in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the Persons in whose names the New Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the Guarantors, the Trustee nor any agent of the Company, the Guarantors, or the Trustee has or will have any responsibility or liability for:

(1) any aspect of the Depository Trust Company's records or any Participant's or Indirect Participant's (including Euroclear and Cedel, without limitation) records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of the Depository Trust Company's records or any Participant's or Indirect Participant's (including Euroclear and Cedel, without limitation) records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of the Depository Trust Company or any of its Participants or Indirect Participants (including Euroclear and Cedel, without limitation).

     The Depository Trust Company has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the New Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless the Depository Trust Company has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of the Depository Trust Company. Payments by the Participants and the Indirect Participants to the beneficial owners of New Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of the Depository Trust Company, the Trustee, the Company or the Guarantors. The Company, the Guarantors and the Trustee will not be liable for any delay by the Depository Trust Company or any of its Participants in identifying the beneficial owners of the New Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from the Depository Trust Company or its nominee for all purposes.

     Transfers between Participants in the Depository Trust Company will be effected in accordance with the Depository Trust Company's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Cedel will be effected in accordance with their respective rules and operating procedures.

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     Subject to compliance with the transfer restrictions applicable to the New
Notes described herein, cross-market transfers between the Participants in the Depository Trust Company, on the one hand, and Euroclear or Cedel participants, on the other hand, will be effected through the Depository Trust Company in accordance with the Depository Trust Company's rules on behalf of Euroclear or Cedel, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Cedel, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedel, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in the Depository Trust Company, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depository Trust Company. Euroclear participants and Cedel participants may not deliver instructions directly to the depositories for Euroclear or Cedel.

     The Depository Trust Company has advised the Company that it will take any action permitted to be taken by a Holder of New Notes only at the direction of one or more Participants to whose account the Depository Trust Company has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the New Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the New Notes, the Depository Trust Company reserves the right to exchange the Global Notes for legended New Notes in certificated form, and to distribute such New Notes to its Participants.

     Although the Depository Trust Company, Euroclear and Cedel have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in the Depository Trust Company, Euroclear and Cedel, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. The Company, the Guarantors, the Trustee and their respective agents will not have any responsibility for the performance by the Depository Trust Company, Euroclear or Cedel or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or is assumed by the Company or any of its Restricted Subsidiaries in connection with the acquisition of assets from such Person, including without limitation, Indebtedness incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall

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mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

     "Asset Sale" means:

(1) the sale, lease (other than operating leases entered into in the ordinary course of business), conveyance or other disposition of any assets, other than sales of Cash Equivalents or inventory in the ordinary course of business; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "--Repurchase at the Option of Holders--Change of Control" and/or the provisions described above under the caption "--Certain Covenants--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

(2) the issuance by any of the Company's Restricted Subsidiaries of the Equity Interests of such Restricted Subsidiary or the sale by the Company or any Restricted Subsidiary of Equity Interests in any Restricted Subsidiaries (other than directors' qualifying shares).

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

     (a) any single transaction or series of related transactions that: (i) involves assets having a fair market value of less than $1.0 million; or (ii) results in net proceeds to the Company and its Restricted Subsidiaries of less than $1.0 million;

     (b) a transfer, sale, lease, conveyance or other disposition of assets between or among the Company and its Restricted Subsidiaries;

     (c) an issuance or sale of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

     (d) a Restricted Payment that is permitted by the covenant described above under the caption "--Certain Covenants--Restricted Payments;"

     (e) a Permitted Lien;

     (f) a sale or other disposition or abandonment of damaged, worn-out or obsolete property in the ordinary course of business;

     (g) any sale, transfer or conveyance of Equity Interests of a Restricted Subsidiary; provided that immediately after giving effect to such sale, transfer or conveyance, if such Restricted Subsidiary would (i) no longer be a Restricted Subsidiary, the Investment of the Company (or any Restricted Subsidiary) in such Person (after giving effect to such sale, transfer or conveyance) would have been permitted to be made pursuant to the covenant described above under the caption "--Certain Covenants--Restricted Payments" as if made on the date of such sale, transfer or conveyance or (ii) continue to be a Restricted Subsidiary, the aggregate noncash consideration received by the Company or any of its

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         Restricted Subsidiaries in such sale, transfer or conveyance does not have a fair market value, taken together with all other noncash consideration (other than such consideration converted into cash or Cash Equivalents) received pursuant to this clause (ii), in excess of $10.0 million; provided, further that as part of any such sale, transfer or conveyance pursuant to clause (i) or (ii) above (1) the Company or any of its Restricted Subsidiaries, as the case may be, receives consideration at the time of such sale, transfer or conveyance (without giving effect to subsequent changes in value) at least equal to the fair market value of the Equity Interests sold, transferred or conveyed and (2) with regard to any such sale, transfer or conveyance involving aggregate consideration in excess of $2.5 million, the fair market value of such consideration is determined by the Company's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officer's Certificate delivered to the Trustee;

     (h) sales of accounts receivable in the ordinary course of business for cash for financing purposes;

     (i) an Asset Swap effected in compliance with the terms contained in the covenant under the caption "--Repurchase at the Option of Holders--Asset Sales;" and

     (j) the issuance of options, warrants or other similar rights to purchase Equity Interests of a Restricted Subsidiary to any then-serving director or member of management of such Restricted Subsidiary in the ordinary course of business.

     "Asset Swap" means a substantially concurrent purchase and sale or exchange of Related Business Assets between the Company or any of its Restricted Subsidiaries and another Person; provided that any cash received must be applied in accordance with the terms contained in the covenant under the caption "--Repurchase at the Option of Holder--Asset Sales."

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

     "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as such term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

     "Business Day" means a day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York are not required to be open.

     "Capital Lease Obligation" means, at the time of determination, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means:

(1)  in the case of a corporation, corporate stock;

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(2)  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) in the equity of such association or entity;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means (i) securities issued by, or unconditionally guaranteed or insured by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States Government, in each case maturing within one year from the date of acquisition thereof ("GOVERNMENT OBLIGATIONS"); (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("MOODY'S"); (iii) commercial paper and variable or fixed rate notes maturing no more than six months from the acquisition thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; (vi) federally tax exempt securities rated "A" or better by S&P or "A2" or better by Moody's and
(vii) investments in money market funds with assets of $100.0 million or greater which invest substantially all their assets in securities of the types described in clauses (i) through (vi) above; and (viii) in the case of Foreign Subsidiaries, substantially similar Cash Equivalents as those described in clauses (i), (iii) and (iv) above that are available in the local currency.

     "Change of Control" means the occurrence of any one or more of the following:

(1) the sale, transfer, conveyance or other disposition (other than a Lien or by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than a Permitted Holder or a Related Party of a Permitted Holder;

(2) the adoption by holders of the Capital Stock of the Company of a plan for the liquidation or dissolution of the Company;

(3) prior to the first Public Equity Offering, the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that the Permitted Holders and their Related Parties are the Beneficial Owners, directly or indirectly, of less than 51% of the total voting power of the Voting Stock of the Company;

(4) after the first Public Equity Offering, the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any

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     "person" (as defined above), other than the Permitted Holders and their
     Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 30% of the total voting power of the Voting Stock of the Company; or

(5) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus:

(1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and commitment and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(3) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

(4) non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

     Notwithstanding the preceding sentence, clauses (1) and (3) relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated Cash Flow of such Person only to the extent (and in the same proportion) that the Net Income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person.

     "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Wholly Owned Subsidiary thereof;

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(2)  the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary, except to the extent of dividends or distributions paid in accordance therewith;

(3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded (it being understood, however, that the acquisition of such Person may still be considered for purposes of calculating the Fixed Charge Coverage Ratio in accordance with the terms of the definition thereof); and

(4) the cumulative effect of a change in accounting principles shall be excluded.

     "Consolidated Net Worth" means, with respect to any Person as of any date the consolidated stockholders' equity of such Person and its consolidated Subsidiaries as of such date, less (without duplication) amounts attributable to Disqualified Stock of such Person.

     "Consolidated Revenue" means with respect to any specified Person for any period, the aggregate revenue of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

(1) was a member of such Board of Directors on the Issue Date (together with individuals whose nomination for election to the Board of Directors is or was recommended by CHI); or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Credit Facilities" means, with respect to the Company or any Restricted Subsidiary, one or more debt facilities or commercial paper facilities, including, without limitation, the Senior Secured Credit Facility, in each case with banks or other lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time under existing or new Credit Facilities.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in

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part, on or prior to the date that is 91 days after the date on which the New
Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the repurchase of all New Notes as may be required pursuant to the provisions of the Indenture described under the captions "Change of Control" and "Limitations on Asset Sales."

     "Domestic Subsidiary" means a Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Existing Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries in existence on the Issue Date.

     "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations; plus

(2) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, to the extent such interest is actually paid by such Person or one of its Restricted Subsidiaries or such Lien is foreclosed upon; plus

(3) the product of (a) all cash dividend payments on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, repays or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock or Disqualified Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which

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the event for which the calculation of the Fixed Charge Coverage Ratio is made
(the "CALCULATION DATE"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, repayment or redemption of Indebtedness (and the application of the proceeds thereof), or such issuance or redemption of preferred stock or Disqualified Stock, as if the same had occurred at the beginning of the applicable four-quarter reference period.

     In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

For the purpose of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness incurred in connection therewith, or any other calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the average rate for the period had been the applicable rate for the entire period (taking into account any interest rate agreement applicable to such Indebtedness).

     "Foreign Borrowing Base" means, as of any date, an amount equal to:

(1) 85% of the face amount of all accounts receivable (net of bad debt reserves) owned by the Company's Foreign Subsidiaries as of the end of the most recent fiscal quarter preceding such date, calculated on a consolidated basis and in accordance with GAAP; plus

(2) 50% of the orderly liquidation value of all property, plant and equipment owned by the Company's Foreign Subsidiaries as of the end of the most recent fiscal quarter preceding such date; provided, that, such liquidation value shall be determined by an appraisal of such property, plant and equipment conducted by an independent appraisal firm of national standing.

     "Foreign Subsidiary" means any Subsidiary that is not a Domestic
Subsidiary.

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     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

     "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

     "Guarantors" means each of:

(1)  the Company's Domestic Subsidiaries other than Non-Guarantor Subsidiaries;
     and

(2)  any other subsidiary that executes a Subsidiary Guarantee;

and their respective successors and assigns.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under:

(1) foreign currency exchange agreements, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

(2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

     "Holdings" means WFS Holdings, Inc., a Delaware corporation.

     "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, without duplication:

(1)  in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)  in respect of banker's acceptances;

(4)  representing Capital Lease Obligations;

(5) representing the deferred and unpaid purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

(6)  representing any Hedging Obligations,

if and to the extent any of the preceding items (other than reimbursement obligations with regard to letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness referred to in clauses (1) through (6) above of other Persons secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person), the amount of such Indebtedness being deemed to be the lesser of the fair market value of such property or asset and the amount
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of the obligation so secured, and, to the extent not otherwise included, the
Guarantee by such Person of any Indebtedness of any other Person to the extent of such Guarantor of such Indebtedness provided by such Person.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities of such other Persons, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP but excluding extensions of trade credit in the ordinary course of business. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Certain Covenants--Restricted Payments."

     "Issue Date" means the date of original issuance of the Original Notes.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind on such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any agreement to give a security interest in and any filing of any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

     "Management Agreement" means the management agreement dated March 31, 1999, by and between Castle Harlan, Inc. and the Company, as amended as of the Issue Date.

     "Net Income" means, with respect to any Person, the net income (loss) of such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however (without duplication):

(1) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2) any extraordinary gain (or loss), together with any related provision for taxes on such extraordinary gain (or loss).

     "Net Proceeds" means the aggregate cash or Cash Equivalents proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents (other than interest) received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of fees, commissions, expenses and other direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales or brokerage commissions, and any relocation expenses and severance costs incurred as a result thereof,

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taxes paid or payable as a result thereof, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements and amounts required to be applied to the repayment of Indebtedness, other than Indebtedness in respect of a Credit Facility or any other Indebtedness secured by a Lien, as a result of such Asset Sale, all distributions and other payments required to be made to minority interest holders in Subsidiaries as a result of such Asset Sale, any reserve for adjustment in respect of the sale price of such assets established in accordance with GAAP and any reserves in accordance with GAAP against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

     "Non-Recourse Debt" means Indebtedness: (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender or (2) pursuant to which the lender has no recourse to any of the assets of the Company or any of its Restricted Subsidiaries.

     "Obligations" means any principal, interest, penalties, fees, costs, expenses, indemnifications, reimbursements, damages and other liabilities or amounts payable under the documentation governing any Indebtedness.

     "Permitted Business" means the coordination, provision and supervision of ground services to the aviation industry including, without limitation, cargo services, ramp services, passenger services and technical and industry services, and any business which is the same as or related, ancillary or complementary thereto.

     "Permitted Holder" means (a) Castle Harlan Partners III, L.P., a Delaware limited partnership ("CHP III"), any Person controlling, controlled by, or under common control with, CHP III and any managed account controlled by, or under common control with CHP III, (b) Castle Harlan, Inc., a Delaware corporation, and (c) employees, management and directors of any of the foregoing, and any trust or individual retirement account for the benefit of any such employees, management or directors, or members of their immediate families and any Person controlled by any such employee, manager or director.

     "Permitted Investments" means:

 (1) (a) any Investment in the Company or in a Guarantor or (b) any Investment by a Restricted Subsidiary of the Company that is not a Guarantor in another Restricted Subsidiary of the Company that is not a Guarantor;

 (2) any Investment in cash or Cash Equivalents;

 (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

      (a)such Person becomes a Guarantor or, to the extent such Investment is made by a Restricted Subsidiary of the Company that is not a Guarantor, such Person becomes a Restricted Subsidiary of the Company that is not a Guarantor;

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      (b)such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Guarantor or to the extent such Investment is made by a Restricted Subsidiary of the Company that is not a Guarantor, such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, a Restricted Subsidiary of the Company that is not a Guarantor;

 (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales;"

 (5) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

 (6) Hedging Obligations;

 (7) other Investments in any Unrestricted Subsidiary or in any other Person engaged in a Permitted Business having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (7) since the Issue Date, not to exceed $3.0 million at any time outstanding (reduced, without duplication, by the amount of Investments made pursuant to clause (10)(b) of this definition);

 (8) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar agreement upon the bankruptcy or insolvency of such trade creditors or customers;

 (9) Investments by the Company or any Guarantor in any Foreign Subsidiary of the Company; provided that each Investment is by means of an intercompany loan made by the Company or a Guarantor to such Foreign Subsidiary; provided, further, that the Indebtedness of such Foreign Subsidiary evidenced by such intercompany loan shall not be contractually subordinated to the prior payment of any other obligations for the payment of money of such Foreign Subsidiary; and

(10) other Investments by the Company or any Guarantor in a Foreign Subsidiary having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (10) that are at the time outstanding, not to exceed (a) 15% of Total Tangible Assets at the time of such Investment plus (b) the amount of Investments that are permitted to be made but have not been made under clause (7) of this definition.

     "Permitted Liens" means:

 (1) Liens on any assets and property of the Company and its Subsidiaries securing Indebtedness, guarantees of Indebtedness and other Obligations under one or more Credit Facilities permitted by clause (1) of the second paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock";

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 (2) Liens in favor of (a) the Company or the Guarantors or (b) any Restricted
     Subsidiary that is not a Guarantor granted by, and with respect to property or assets of, another Restricted Subsidiary that is not a Guarantor;

 (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were not incurred in connection with or in contemplation of, such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

 (4) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were not incurred in connection with or in contemplation of such acquisition;

 (5) Liens to secure the performance of statutory obligations (including, without limitation, Liens of landlords, carriers, warehousemen, mechanics, suppliers, materialmen and other similar Liens imposed by law), surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business (or to secure reimbursement obligations in respect of letters of credit issued in connection with any of the foregoing obligations);

 (6) Liens to secure Indebtedness (including Acquired Debt and Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness or such assets related to the Acquired Debt;

 (7) Liens existing on the Issue Date;

 (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently pursued, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

 (9) Liens on assets of Foreign Subsidiaries to secure Indebtedness permitted by clause (11) of the second paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock";

(10) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed the principal amount of $10.0 million at any one time outstanding;

(11) Liens securing the New Notes or the Subsidiary Guarantees, if any;

(12) Liens securing Permitted Refinancing Indebtedness, provided, however, that such Liens (a) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being refinanced, and (b) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced;

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

(13) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, employment insurance or other types of social security, including Liens securing letters of credit issued in the ordinary course of business or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations including those arising from regulatory, contractual or warranty requirements of the Company and its Subsidiaries, including rights of offset and set-off (in each case exclusive of obligations for the payment of borrowed money);

(14) Liens arising by reason of any judgment, decree or order of any court not giving rise to an Event of Default, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, order or decree shall not have been finally terminated or the period with which such proceedings may be initiated shall not have expired;

(15) Survey exceptions, easements, rights of way, zoning restrictions and other restrictions on the use of property;

(16) Liens to secure Indebtedness permitted by clauses (8), (9) and (10) of the second paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock"; and

(17) Any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (1) through (16); provided that any such extension, renewal or replacement is no more restrictive in any material respect than the Lien so extended, renewed or replaced and does not extend to any additional property or assets.

     "Permitted Refinancing Indebtedness" means any Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries; provided that:

(1) the principal amount (or accreted value, if applicable) or mandatory redemption amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable) or mandatory redemption amount, plus accrued interest or dividends on, the Indebtedness or Disqualified Stock so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of contractual prepayment charges and fees and expenses and other amounts incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity or final redemption date no earlier than the final maturity or final redemption date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded;

(3) if the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the New Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the New Notes on terms at least as favorable to the Holders of New Notes as those contained in the documentation governing the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded; and

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(4)  such Indebtedness is incurred or Disqualified Stock is issued either by the
     Company or by the Restricted Subsidiary who is the obligor on the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, government or any agency political subdivision thereof or any other entity.

     "Public Equity Offering" means any underwritten public offering of common stock (other than Disqualified Stock) pursuant to an effective registration statement under the Securities Act, of any Equity Interest of the Company or Holdings in which the gross proceeds to the Company are at least $20.0 million.

     "Related Business Assets" means any assets used or useful in a Permitted Business.

     "Related Party" with respect to any Permitted Holder means:

(1) a spouse or immediate family member (in the case of an individual) of such Permitted Holder; or

(2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Permitted Holder and/or such other Persons referred to in the immediately preceding clause (1).

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "Senior Secured Credit Facility" means that certain Credit Agreement, dated as of August 12, 1999, by and among Holdings, the Company, the lenders named therein, The Chase Manhattan Bank, as administrative agent, and DLJ Capital Funding, Inc., as syndication agent, providing for revolving credit loans, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, supplemented, extended, renewed, restated, refunded, replaced or refinanced from time to time, including any amendment, modification, supplement, extension, renewal, restatement, refunding, replacement or refinancing that increases the amount borrowable thereunder, provided such Indebtedness could be incurred under the Indenture, or alters the maturity thereof.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

     "Stated Maturity" means, with respect to any installment of principal on any series of Indebtedness, the date on which such payment of principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

     "Subordinated Indebtedness" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter incurred) which is subordinate or junior in right of payment to the New Notes pursuant to a written agreement.

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     "Subsidiary" means, with respect to any Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any other Person of which at least a majority of the voting interest (without regard to the occurrence of any contingency) is at the time directly or indirectly owned by such Person.

     "Subsidiary Guarantee" means that certain Subsidiary Guarantee executed by the Guarantors in accordance with the terms of the Indenture.

     "Total Tangible Assets" means the total consolidated tangible assets of the Company and its Restricted Subsidiaries determined in accordance with GAAP and as shown on the most recent balance sheet of the Company.

     "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(1)  has no Indebtedness other than Non-Recourse Debt;

(2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

     Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officer's Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "--Certain Covenants--Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock," the Company shall be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary;

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provided that such designation shall be deemed to be an incurrence of
Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence immediately following such designation.

     The Board of Directors of the Company may designate any Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default to be continuing immediately after such designation. If a Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will either reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "--Certain Covenants--Restricted Payments" or reduce the amount available for future Investments under one or more clauses of the definition of "Permitted Investments." All such outstanding Investments will be valued at their fair market value at the time of such designation. That designation will only be permitted if such Restricted Payment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default to be continuing immediately after such designation.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)  the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Restricted Subsidiaries of such Person.

     "Wholly Owned Subsidiary" of any person means a subsidiary of such person all of the outstanding capital stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by one or more wholly owned subsidiaries.

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             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following is a discussion of the material United States federal income tax consequences of the exchange of the Original Notes for the New Notes and the ownership and disposition of the New Notes. Except where noted, the following deals only with New Notes held as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the "Code") by a holder of New Notes that acquired the New Notes pursuant to their original issue. The following does not deal with special situations, such as those of dealers in securities or currencies, tax-exempt organizations, financial institutions, insurance companies, or persons holding New Notes as part of a hedging or conversion transaction or a straddle. Furthermore, the following is based upon the provisions of the Code, U.S. Treasury Department regulations promulgated thereunder, administrative pronouncements, judicial decisions and interpretations of the foregoing as of the date hereof. Such authorities may be repealed, revoked, or modified, possibly with retroactive effect, so as to result in United States federal income tax consequences different from those discussed below. In addition, except as otherwise indicated, the following does not consider the effect of any applicable foreign, state, local or other tax laws or estate or gift tax considerations.

     As used herein, a "United States person" is:

(1) a citizen or resident of the U.S.;

(2) a corporation or partnership created or organized in or under the laws of the U.S. or any political subdivision thereof;

(3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

(4) a trust if

     (A) a court within the United States is able to exercise primary supervision over the administration of the trust and

     (B) one or more United States persons have the authority to control all substantial decisions of the trust.

     A U.S. Holder is a beneficial owner of a New Note who is a United States person. A Non-U.S. Holder is a beneficial owner of a New Note who is not a U.S. Holder.

THE EXCHANGE OFFER

     The exchange of New Notes pursuant to the exchange offer will be treated as a continuation of the corresponding Original Notes because the terms of the New Notes are not materially different from the terms of the Original Notes.
Accordingly:

(1) such exchange will not constitute a taxable event to a holder;

(2) no gain or loss will be realized by a holder upon receipt of a New Note;

(3) the holding period of a New Note will include the holding period of the Original Note exchanged therefor; and

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(4) the adjusted tax basis of the New Notes will be the same as the adjusted tax basis of the Original Notes exchanged.

TAX CONSEQUENCES TO U.S. HOLDERS

     ORIGINAL ISSUE DISCOUNT. The New Notes will be issued with original issue discount ("OID") in an amount equal to the difference between the principal amount of the New Notes and the issue price of the New Notes. U.S. Holders should be aware that they generally must include OID in gross income in advance of the receipt of cash attributable to that income.

     The amount of OID includable in income by a U.S. Holder of a New Note is the sum of the "daily portions" of OID with respect to the New Note for each day during the U.S. Holder's taxable year on which it held such New Note. The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. The accrual period for a New Note may be of any length and may vary in length over the term of the New Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period.

     In general, the amount of OID allocable to an accrual period is an amount equal to the excess, if any, of (a) the product of the New Note's "adjusted issue price" at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (b) the sum of any stated interest allocable to the accrual period. OID allocable to a final accrual period is the difference between the amount payable at maturity (other than a payment of stated interest) and the adjusted issue price at the beginning of the final accrual period. The adjusted issue price of a New Note at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period. Under these rules, a U.S. Holder will have to include in income increasingly greater amounts of OID in successive accrual periods.

     SALE, EXCHANGE OR DISPOSITION OF THE NEW NOTES. Upon the sale, exchange or other disposition of a New Note, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount of cash and the fair market value of property received by such U.S. Holder (except to the extent attributable to accrued interest, which will be treated as interest) and such U.S. Holder's adjusted tax basis in the New Note. Such capital gain or loss generally will be long-term capital gain or loss if at the time of such sale, exchange or other disposition the New Note has been held by the U.S. Holder for more than 12 months, and will be short-term capital gain or loss if the New Note has been held by the U.S. Holder for 12 months or less. In the case of certain non-corporate taxpayers, long-term capital gain will be subject to tax at a maximum rate of 20% and short-term capital gain will be taxable as ordinary income at a maximum rate of 39.6%. The deductibility of capital losses is subject to limitations.

     BACKUP WITHHOLDING AND INFORMATION REPORTING. Certain noncorporate U.S. Holders may be subject to backup withholding at a rate of 31% on payments of principal, and interest on, and the proceeds of disposition of, a New Note. Backup withholding will apply only if:

(1) the U.S. Holder fails to furnish its Taxpayer Identification Number ("TIN") in the manner required;

(2) the U.S. Holder furnishes an incorrect TIN;

(3) the Internal Revenue Service notifies the Company or other payor that the U.S. Holder has underreported payments of interest or dividends; or

(4) under certain circumstances, the U.S. Holder fails to certify, under penalty of perjury, that it has furnished a correct TIN and has not been notified by the Internal Revenue Service that it is subject to backup withholding.

     In general, information reporting requirements will apply to certain payments made in respect of the New Note of a U.S. Holder, unless the U.S. Holder is an exempt recipient or otherwise establishes an exemption. Generally, individuals are not exempt recipients, whereas corporations and certain other entities are exempt recipients.

     If you are a U.S. Holder, any amounts withheld under the backup withholding rules from a payment to you would be allowed as a refund or a credit against your U.S. federal income tax liability, provided that the required information is furnished in a timely manner to the Internal Revenue Service.

TAX CONSEQUENCES TO NON-U.S. HOLDERS

     PAYMENTS OF INTEREST. Payments of interest on the New Notes to a Non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax, provided that:

(1) (a) the holder is not (A) a direct or indirect owner of 10% or more of the total combined voting power of all classes of stock of the Company within the meaning of Section 871(h)(3) of the Code or (B) a controlled foreign corporation related to us within the meaning of Section 864(d)(4) of the Code;

(b) such interest is not effectively connected with the conduct by that holder of a trade or business within the United States; and

(c) we or our paying agent receives (A) from the beneficial owner of the New Note, a properly completed Internal Revenue Service Form W-8, Form W-8BEN or other appropriate successor form, signed under penalties of perjury, which provides its name and address and certifies that it is a Non-U.S. Holder or
    (B) from a securities clearing organization, bank or other financial institution that holds the New Notes in the ordinary course of its trade or business (a "Financial Institution") on behalf of the beneficial owner, a statement certifying under penalties of perjury that it has received such a Form W-8, Form W-8BEN or other appropriate successor form from the Non-U.S. Holder, or that it has received from another Financial Institution a statement that it has received a Form W-8, Form W-8BEN or other appropriate successor form from the Non-U.S. Holder, and a copy of such form is furnished to the payor; or

(2) the payments of interest are not effectively connected with the conduct of a U.S. trade or business and the Non-U.S. Holder is entitled to the benefits of an income tax treaty under which interest on the New Notes is exempt from United States federal withholding tax and the Non-U.S. Holder provides a properly executed Internal Revenue Service Form 1001, Form W-8BEN or other appropriate successor form claiming the exemption.

     If payment of interest on a New Note is effectively connected with the conduct of a trade or business in the United States by a Non-U.S. Holder, such payment will generally be subject to United States federal income tax on a net basis at the rates applicable to U.S. Holders (and, if you are a corporate Non-U.S. Holder, such payments may also be subject to a 30% branch profits tax). Payments that are subject to United States federal income tax in such a manner will not be subject to United States federal withholding tax so long as the Non-U.S. Holder provides us or our paying agent with a properly executed Internal Revenue Service Form 4224, Form W-8ECI or other appropriate successor form.

     SALE, EXCHANGE OR RETIREMENT OF THE NEW NOTES. Subject to the discussion below concerning backup withholding, if you are a Non-U.S. Holder, you will not be subject to United States federal income or withholding tax with respect to gain recognized on a sale, exchange or other disposition of the New Notes unless
(1) the gain is effectively connected with your conduct of a trade or business in the United States, (2) if you are an individual, you are present in the United States for 183 or more days in the taxable year of the disposition and certain other requirements are met or (3) you are subject to the special rules applicable to some former citizens and residents of the United States.

     BACKUP WITHHOLDING AND INFORMATION REPORTING. Under current U.S. federal income tax law, backup withholding at a rate of 31% will not apply to payments of interest to a Non-U.S. Holder by us or our paying agent on a New Note if the certifications described above under "Non-U.S. Holders--Payment of Interest" are received, provided that we (or our paying agent) do not have actual knowledge that the payee is a United States person. Interest paid with respect to a New Note, and payment of the proceeds from the sale, exchange or other disposition of a New Note to or through a United States office of a broker will be subject to information reporting and backup withholding unless the payor receives the appropriate certification statement. Appropriate certification procedures require that the beneficial owner certifies as to its status as a Non-U.S. Holder or otherwise establishes an exemption. In addition, payments of the proceeds from the sale, exchange or other disposition of a New Note to or through a foreign office of a broker or the foreign office of a custodian, nominee or other agent acting on behalf of the beneficial owner of a New Note will not be subject to information reporting or backup withholding; however, if the broker, custodian, nominee or other agent is, for United States federal income tax purposes, a United States person, a controlled foreign corporation or a foreign person 50% or more of whose gross income over a specified three-year period is from a United States trade or business, information reporting may be required with respect to such payments. Backup withholding may apply to any payment that the broker is required to report if the broker has actual knowledge that the payee is a United States person.

     If you are a Non-U.S. Holder, any amounts withheld under the backup withholding rules from a payment to you would be allowed as a refund or a credit against your U.S. federal income tax liability, provided that the required information is furnished in a timely manner to the Internal Revenue Service.

     New Treasury regulations governing the certification procedures regarding withholding, backup withholding and information reporting on certain amounts paid to Non-U.S. Holders are generally effective for payments made after December 31, 2000. In general, the new Treasury regulations do not alter the treatment of Non-U.S. Holders who satisfy current reporting requirements. The new Treasury regulations change some procedural requirements relating to establishing a holder's non-U.S. status, alter the procedures for claiming the benefits of an income tax treaty and may change certain procedures relating to intermediaries receiving payments on behalf of a beneficial owner of a New Note. If you are a Non-U.S. Holder you should consult your tax advisor concerning the effect, if any, of such new Treasury regulations on the ownership and disposition of the New Notes.

                              PLAN OF DISTRIBUTION

     A broker-dealer that is the Holder of Original Notes that were acquired for the account of that broker-dealer as a result of market-making or other trading activities, other than Original Notes acquired directly from us or any of our affiliates, may exchange those Original Notes for New Notes pursuant to the exchange offer. This is true so long as each broker-dealer that receives New Notes for its own account in exchange for Original Notes, where the Original Notes were acquired by the broker-dealer as a result of market-marking or other trading activities, acknowledges that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented form time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Original Notes where the Original Notes were acquired as result of market-making activities or other trading activities. We have agreed that for a period of 180 days after consummation of the exchange offer or such shorter period as will terminate when all registrable securities covered hereby have been sold pursuant hereto, we will make this prospectus, as it may be amended or supplemented from time to time, available to any broker-dealer for use in connection with any resale, except that the period may be suspended for a period if we and our guarantors determine, upon the advise of counsel, that the amended or supplemented prospectus would require disclosure of confidential information or interfere with any of our financing, acquisition, reorganization or other material transactions. All broker-dealers effecting transactions in the New Notes may be required to deliver a prospectus.

     We will not receive any proceeds from any sale of New Notes by broker-dealers or any other Holder of New Notes. New Notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any resale of New Notes and any commissions or concessions received by those persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after consummation of the exchange offer or such time as any broker-dealer no longer owns any registrable securities, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests those documents in the letter of transmittal, except that the period may be suspended for a period if we and our guarantors determine, upon the advise of counsel, that the amended or supplemented prospectus would require disclosure of confidential information or interfere with any of our financing, acquisition, reorganization or other material transactions. We have agreed to pay all expenses incident to the exchange offer and to our performance of, or compliance with, the registration rights agreements (other than commissions or concessions of any brokers or dealers) and will indemnify the Holders of the New Notes (including any broker-dealers) against some liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     The validity of the New Notes offered hereby will be passed upon for us by Schulte Roth & Zabel LLP, New York, New York.

                                    EXPERTS

     The consolidated financial statements of Worldwide Flight Services, Inc. and its subsidiaries as of December 31, 1997 and 1998 and for each of the two years in the period ended December 31, 1998, appearing in this prospectus, have been audited by Ernst & Young LLP, independent auditors, as stated in their report appearing herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of MAS and its subsidiary as of December 31, 1997 and 1998 and for each of the years in the three year period ended December 31, 1998, have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC a registration statement on Form S-4 under the Act with respect to our offering of the New Notes. This prospectus does not contain all the information included in the registration statement and the exhibits and schedules thereto. You will find additional information about us and the New Notes in the registration statement. The registration statement and the exhibits and schedules thereto may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the public reference facilities of the SEC's Regional Offices: New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048; and Chicago Regional Office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of this material may also be obtained from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The SEC also maintains a site on the World Wide Web (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, including Worldwide, that file electronically with the SEC. Statements made in this prospectus about legal documents may not necessarily be complete and you should read the documents which are filed as exhibits to the registration statement or otherwise filed with the SEC.

     If for any reason we are not required to comply with the reporting requirements of the Securities Exchange Act of 1934, we are still required under the indenture to furnish the holders of the New Notes with the information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. In addition, we have agreed that, for so long as any Original Notes or New Notes remain outstanding, we will furnish to the holders of those notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED FINANCIAL STATEMENTS OF WORLDWIDE FLIGHT
  SERVICES, INC. AND AMR SERVICES CORPORATION
  Report of Ernst & Young LLP, Independent Auditors.........    F-2
  Consolidated Balance Sheets--As of December 31, 1997 and
     1998 and June 30, 1999 (Unaudited).....................    F-3
  Consolidated Statements of Operations--Years ended
     December 31, 1997 and 1998, six months ended June 30,
     1998 (Unaudited), and three months ended March 31, 1999
     and June 30, 1999 (Unaudited)..........................    F-4
  Consolidated Statements of Changes in Stockholders'
     Equity--Years ended December 31, 1997 and 1998, and
     three months ended March 31, 1999 and June 30, 1999
     (Unaudited)............................................    F-5
  Consolidated Statements of Cash Flows--Years ended
     December 31, 1997 and 1998, six months ended June 30,
     1999 (Unaudited), and three months ended March 31, 1999
     and June 30, 1999 (Unaudited)..........................    F-6
  Notes to Consolidated Financial Statements................    F-7

CONSOLIDATED FINANCIAL STATEMENTS OF MIAMI AIRCRAFT SUPPORT,
  INC.
  Report of KPMG LLP, Independent Auditors..................   F-25
  Consolidated Balance Sheets--December 31, 1997 and 1998
     and June 30, 1999 (Unaudited)..........................   F-26
  Consolidated Statements of Income--Years ended December
     31, 1996, 1997 and 1998 and for the six months ended
     June 30, 1998 and June 30, 1999 (Unaudited)............   F-27
  Consolidated Statements of Changes in Stockholders'
     Equity--Years ended December 31, 1996, 1997 and 1998
     and for the six months ended June 30, 1999
     (Unaudited)............................................   F-28
  Consolidated Statements of Cash Flows--Years ended
     December 31, 1996, 1997 and 1998 and for the six months
     ended June 30, 1998 and June 30, 1999 (Unaudited)......   F-29
  Notes to Consolidated Financial Statements................   F-30

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholder of
Worldwide Flight Services, Inc.

     We have audited the accompanying consolidated balance sheets of AMR Services Corporation (the "Company"), as of December 31, 1997 and 1998, and the related consolidated statements of operations, stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company, at December 31, 1997 and 1998, and the consolidated results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

Dallas, Texas
July 16, 1999

                        WORLDWIDE FLIGHT SERVICES, INC.
                      (FORMERLY AMR SERVICES CORPORATION)

                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                     ASSETS

                                                     PREDECESSOR
                                                        AMRS           WORLDWIDE
                                                  -----------------   -----------
                                                    DECEMBER 31,
                                                  -----------------    JUNE 30,
                                                   1997      1998        1999
                                                  -------   -------   -----------
                                                                      (UNAUDITED)
Current Assets:
  Cash and cash equivalents.....................  $20,544   $14,200    $  5,984
  Accounts receivable, less allowance for
     doubtful accounts of $1,611, $449, and
     $1,561, respectively.......................   25,625    31,255      55,364
  Inventories...................................      382       554         541
  Deferred income taxes.........................    3,180     2,445       4,410
  Prepaid and other current assets..............    2,374     2,786       3,225
                                                  -------   -------    --------
          Total current assets..................   52,105    51,240      69,524
Equipment and property:
  Equipment and property, at cost...............   63,321    68,050      72,079
  Less accumulated depreciation.................   36,702    39,276      41,459
                                                  -------   -------    --------
                                                   26,619    28,774      30,620
Other assets, primarily intangibles, net of
  accumulated amortization......................    6,694     8,682      35,430
                                                  -------   -------    --------
          Total assets..........................  $85,418   $88,696    $135,574
                                                  =======   =======    ========
                      LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities:
  Accounts payable..............................  $10,187   $10,543    $ 18,085
  Accrued salaries, wages, and benefits.........   12,423    10,317       9,850
  Accrued liabilities...........................    5,412     3,681      10,246
  Current portion of long-term debt.............       --       952       4,527
                                                  -------   -------    --------
          Total current liabilities.............   28,022    25,493      42,708
Deferred income taxes...........................      640       838          --
Long-term debt..................................       --        --      64,491
Stockholder's equity:
  Common stock..................................        1         1          --
  Additional paid-in-capital....................   15,000    15,000      28,250
  Retained earnings.............................   42,642    48,394         539
  Accumulated other comprehensive income........     (887)   (1,030)       (414)
                                                  -------   -------    --------
          Total stockholder's equity............   56,756    62,365      28,375
                                                  -------   -------    --------
          Total liabilities and stockholder's
             equity.............................  $85,418   $88,696    $135,574
                                                  =======   =======    ========

                            See accompanying notes.

                        WORLDWIDE FLIGHT SERVICES, INC.
                      (FORMERLY AMR SERVICES CORPORATION)

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                               PREDECESSOR
                                                  AMRS                          WORLDWIDE
                             -----------------------------------------------   -----------
                                                                    THREE MONTHS ENDED
                                 YEAR ENDED        SIX MONTHS    -------------------------
                                DECEMBER 31,          ENDED
                             -------------------    JUNE 30,      MARCH 31,     JUNE 30,
                               1997       1998        1998          1999          1999
                                                   -----------   -----------   -----------
                             --------   --------   (UNAUDITED)   (UNAUDITED)   (UNAUDITED)
Revenues:
  External customers.......  $147,841   $155,443   $    75,544   $    38,640   $    59,877
  AMR Corporation and
     affiliates............    75,249     74,299   $    35,360        22,835            --
                             --------   --------   -----------   -----------   -----------
          Total operating
            revenues.......   223,090    229,742       110,904        61,475        59,877
Expenses:
  Salaries, wages, and
     benefits..............   144,422    154,706        75,069        39,679        39,682
  Materials, supplies, and
     services..............    33,384     28,047        13,184         7,744         7,126
  Equipment and facilities
     rental................    11,059     13,597         6,484         3,641         3,693
  Depreciation and
     amortization..........     5,643      5,908         2,820         1,627         1,973
  Other miscellaneous
     expenses..............    15,847     13,632         6,704         4,784         4,451
  General and
     administrative
     allocated expenses....     5,877      5,798         3,331         2,269            --
                             --------   --------   -----------   -----------   -----------
          Total operating
            expenses.......  $216,232   $221,688   $   107,592   $    59,744   $    56,925
                             --------   --------   -----------   -----------   -----------
Operating income from
  continuing operations....     6,858      8,054         3,312         1,731         2,952
Interest income (expense),
  net......................     1,421      2,160         1,093           440       (1,556)
Other income (expense),
  net......................      (584)       580            --          (552)         (270)
                             --------   --------   -----------   -----------   -----------
Income from continuing
  operations before income
  taxes....................     7,695     10,794         4,405         1,619         1,126
Provision for income
  taxes....................     3,309      4,490         1,833           644           587
                             --------   --------   -----------   -----------   -----------
Income from continuing
  operations...............     4,386      6,304         2,572           975           539
Loss from discontinued
  operations, net of tax
  benefit of $395 and $139,
  respectively.............        --       (552)           --          (210)           --
                             --------   --------   -----------   -----------   -----------
Net income.................  $  4,386   $  5,752   $     2,572   $       765   $       539
                             ========   ========   ===========   ===========   ===========

                            See accompanying notes.

                        WORLDWIDE FLIGHT SERVICES, INC.
                      (FORMERLY AMR SERVICES CORPORATION)

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                                       ACCUMULATED
                                                                          OTHER           TOTAL
                                       COMMON   PAID-IN    RETAINED   COMPREHENSIVE   STOCKHOLDERS'
                                       STOCK    CAPITAL    EARNINGS      INCOME          EQUITY
                                       ------   --------   --------   -------------   -------------
                                                               PREDECESSOR
                                       ------------------------------------------------------------
Balance at December 31, 1996.........   $ 1     $ 15,000   $38,256       $  (484)       $ 52,773
  Net income.........................    --           --     4,386            --           4,386
  Foreign currency translation.......    --           --        --          (403)           (403)
                                                                                        --------
         Total comprehensive
           income....................                                                      3,983
                                        ---     --------   --------      -------        --------
Balance at December 31, 1997.........     1       15,000    42,642          (887)         56,756
  Net income.........................    --           --     5,752            --           5,752
  Foreign currency translation.......    --           --        --          (143)           (143)
                                                                                        --------
         Total comprehensive
           income....................                                                      5,609
                                        ---     --------   --------      -------        --------
Balance at December 31, 1998.........     1       15,000    48,394        (1,030)         62,365
  Net income.........................    --           --       765            --             765
  Foreign currency translation.......    --           --        --           223             223
                                                                                        --------
         Total comprehensive
           income....................                                                        988
                                        ---     --------   --------      -------        --------
Balance at March 31, 1999
  (unaudited)........................     1       15,000    49,159          (807)         63,353
  Sale of AMRS.......................    (1)     (15,000)  (49,159)          807         (63,353)

                                                                WORLDWIDE
                                       ------------------------------------------------------------
  Sale of stock to parent............    --       28,250        --            --          28,250
  Net income (unaudited).............    --           --       539            --             539
  Foreign currency translation
    (unaudited)......................    --           --        --          (414)           (414)
                                        ---     --------   --------      -------        --------
         Total comprehensive income
           (unaudited)...............                                                        125
                                        ---     --------   --------      -------        --------
Balance at June 30, 1999
  (unaudited)........................    --     $ 28,250   $   539       $  (414)       $ 28,375
                                        ===     ========   ========      =======        ========

                            See accompanying notes.

                        WORLDWIDE FLIGHT SERVICES, INC.
                      (FORMERLY AMR SERVICES CORPORATION)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                             PREDECESSOR
                                                                 AMRS                         WORLDWIDE
                                            ----------------------------------------------   -----------
                                                                                  THREE MONTHS ENDED
                                                YEAR ENDED       SIX MONTHS    -------------------------
                                               DECEMBER 31,         ENDED
                                            ------------------    JUNE 30,      MARCH 31,     JUNE 30,
                                              1997      1998        1998          1999          1999
                                            --------   -------   ----------     ---------     --------
                                                                 (UNAUDITED)   (UNAUDITED)   (UNAUDITED)
Operating Activities:
  Net income..............................  $  4,386   $ 5,752     $ 2,572       $   765       $    539
  Adjustments to reconcile net earnings to
    net cash provided by operating
    activities:
    Depreciation and amortization.........     5,643     6,333       2,820         1,627          1,973
    Deferred income taxes.................      (292)      933         467         1,584            286
  Change in assets and liabilities:
    Accounts receivable...................     3,969    (5,630)     (7,434)       (4,190)       (16,831)
    Other assets..........................      (357)     (506)       (880)          183         (1,575)
    Accounts payable and accrued
      liabilities.........................      (658)   (4,008)     (2,520)       (7,117)        10,007
                                            --------   -------     -------       -------       --------
Net cash provided by (used in) operating
  activities..............................    12,691     2,874      (4,975)       (7,148)        (5,601)
Investing Activities:
  Capital expenditures....................   (12,662)   (7,219)     (3,508)       (1,688)          (989)
  Acquisition, net of cash................        --    (1,500)         --            --        (83,628)
  Other...................................       119      (499)        346            26            (28)
                                            --------   -------     -------       -------       --------
Net cash used in investing activities.....   (12,543)   (9,218)     (3,162)       (1,662)       (84,645)
Financing Activities:
  Proceeds from long-term debt............        --        --          --            --         68,780
  Payments on long-term debt..............        --        --          --            --           (800)
  Proceeds from sale of stock.............        --        --          --            --         28,250
  Dividend to parent......................        --        --          --        (5,390)            --
                                            --------   -------     -------       -------       --------
Net cash provided by financing
  activities..............................        --        --          --        (5,390)        96,230
Net increase (decrease) in cash and cash
  equivalents.............................       148    (6,344)     (8,137)      (14,200)         5,984
Cash and cash equivalents at beginning of
  period..................................    20,396    20,544      20,544        14,200             --
Cash and cash equivalents at end of
  period..................................  $ 20,544   $14,200     $12,407       $    --       $  5,984
                                            ========   =======     =======       =======       ========
Supplemental Disclosures of Cash Flow
  Information:
Cash paid (refunded) for income taxes.....  $  3,017   $ 3,162     $ 1,366        (1,079)           119
  Cash paid for interest..................        --        --          --            --            693
  Non-cash transactions:
    Note payable for acquisition..........        --   $   914          --            --             --

                            See accompanying notes.

                        WORLDWIDE FLIGHT SERVICES, INC.
                      (FORMERLY AMR SERVICES CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  BUSINESS AND BASIS OF PRESENTATION

     On March 31, 1999, MR Services Acquisition Corporation completed the acquisition of all of the outstanding stock of AMR Services Corporation ("Predecessor"), a wholly owned subsidiary of AMR Services Holding Corporation, which was a wholly owned subsidiary of AMR Corporation, the parent company of American Airlines, Inc. ("American"). MR Services Acquisition Corporation was immediately merged with and into AMRS, and AMRS, the surviving corporation was renamed Worldwide Flight Services, Inc. ("Worldwide"). Worldwide is owned by WFS Holdings, Inc. ("Holdings" or "Parent"). The acquisition was funded by an initial capital contribution by the parent of $28.3 million and borrowings under a term debt facility and revolving credit facility (see Note 3). The initial purchase price was $75.0 million plus subsequent adjustments for working capital and capital spending, all of which is described in more detail in Note 3. The acquisition as of March 31, 1999 has resulted in a new entity as well as a change in the basis of accounting and as a result, financial information at any point or for any period subsequent to March 31, 1999 is not comparable to financial information at any point or for any period prior to the acquisition.

     Prior to the acquisition, some subsidiaries, divisions and branches of AMRS were sold or transferred to AMR Corporation. As a result, the accompanying consolidated historical financial statements of the Predecessor have been adjusted to exclude certain subsidiaries, divisions, or branches, in order to achieve a consistent presentation of the entities included in the acquisition as discussed above. The excluded subsidiaries, divisions, or branches include AMR Combs, Inc.; the logistics division (consisting of the CP19 warehouse, McKesson, Southland, and Airbourne branches); Dalfort Aviation Services, LP; the Warsaw operations branch; and the ground services branch in Spain servicing American contracts. As a result, the financial statements presented herein do not represent the legal entity AMR Services Corporation as it existed during 1997 or 1998 or at December 31, 1998 or March 31, 1999, but rather represent the entity to be sold. The accompanying financial statements were prepared from the historical accounting records of AMR Corporation. These financial statements included all revenues of the Predecessor and all items of expense directly incurred by it and expenses charged or allocated to it by AMR Corporation in the normal course of business.

     Worldwide is an independent provider of ground services which operates in four separate areas: cargo handling and ramp, passenger and technical services. Cargo handling activities includes the loading and unloading of cargo aircraft, the build-up and break-down of cargo and other services. Ramp services include loading and unloading, aircraft marshaling, aircraft push-back, cabin cleaning, and providing heating, air-conditioning, lavatory and water services. Passenger services include passenger ticketing, curbside and ticket counter check-in boarding services, baggage claim and other services for passengers. Technical services include jet bridge and ground equipment maintenance, aircraft de-icing, freight management, aircraft fueling and other services.

     Worldwide operates in airports around the world, with primary operations in New York City, New York; Dallas, Texas; Miami, Florida; Paris, France; and Hong Kong, China. International operations are generally organized as either foreign branches or

                        WORLDWIDE FLIGHT SERVICES, INC.
                      (FORMERLY AMR SERVICES CORPORATION)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

1. BUSINESS AND BASIS OF PRESENTATION (CONTINUED) separately incorporated subsidiaries. Worldwide provides services to a significant number of airlines around the world with typical payment terms of 30-60 days. Worldwide routinely analyzes the credit worthiness of its customers and generally does not require collateral.

     All material intercompany balances and transactions for the entity have been eliminated in consolidation.

     The financial statements of Worldwide's foreign subsidiaries and branches are translated as if the local currency were the functional currency. Accordingly, assets and liabilities of the foreign subsidiaries and branches are translated at end-of-period rates. Operations are translated at average exchange rates in effect during the period. Included in other income/(expense) net are foreign exchange gains(losses) resulting from foreign currency transactions of $(584,000), $440,000, $--, $(552,000), and $(270,000) for the years ended
December 31, 1997 and 1998, the six months ended June 30, 1998 and the three months ended March 31 and June 30, 1999, respectively.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INTANGIBLES (PREDECESSOR)

     Intangibles result primarily from the acquisition discussed in Note 9 (the Cyclone Acquisition) and certain prior acquisitions of freight handling companies in Miami, Florida, and Paris, France. Intangibles are amortized over 30 years. Worldwide continually evaluates intangible assets to determine whether current events and circumstances warrant adjustment of the carrying value or amortization periods. See Note 3 for a description of the Worldwide acquisition and the related intangible.

     Intangible assets consist of goodwill of $6,694,000 and $6,760,000 at December 31, 1997 and 1998 (net of accumulated amortization of $1,304,000, and $1,678,000, respectively) and other intangibles of $-- and $1,922,000 at December 31, 1997 and 1998, respectively (net of accumulated amortization of $-- and $492,000, respectively).

INTERIM FINANCIAL INFORMATION

     The accompanying interim financial information as of June 30, 1999 and for the three-month periods ended June 30 and March 31, 1999 and the six months ended June 30, 1998 has not been audited but in the opinion of management of Worldwide includes all adjustments, consisting of normal recurring adjustments, which Worldwide considers necessary for a fair presentation of its financial position as of June 30, 1999 and the results of operations and cash flows for the three month periods ended June 30, 1999 and March 31, 1999 and the six-month period ended June 30, 1998. The results of operations for theses periods are not necessarily indicative of the results to be expected for any subsequent interim period or for the year ended December 31, 1999. All amounts and information appearing in the financial statements and notes for periods subsequent to December 31, 1998, and for interim information within any year presented are unaudited.

                        WORLDWIDE FLIGHT SERVICES, INC.
                      (FORMERLY AMR SERVICES CORPORATION)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
INCOME TAXES

     The Predecessor was included in AMR Corporation's consolidated United States federal income tax return and state income tax returns in unitary states. Under the terms of AMR Corporation's tax sharing policy, income taxes are allocated to AMR Corporation subsidiaries as if the subsidiaries were separate taxable entities. The Predecessor computes its provision for deferred federal income taxes using the liability method as if it were a separate taxpayer. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates. As part of the provisions of the acquisition agreement with AMR Corporation, income, franchise, ad valorem, and other tax liabilities for periods prior to March 31, 1999 remain the liability of by AMR Corporation.

     Worldwide will be included in Holdings' consolidated United States federal income tax return and state income tax returns in unitary states. Under the terms of Holdings' tax sharing policy, income taxes will be allocated to Holdings' subsidiaries as if the subsidiaries were separate taxable entities. Worldwide computes its provision for deferred federal income taxes using the liability method as if it were a separate taxpayer. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates. The undistributed earnings of the non-U.S. subsidiaries of Worldwide are considered to be indefinitely reinvested and, accordingly, no additional U.S. income taxes or non-U.S. withholding taxes have been provided. Determination of the amount of additional taxes that would be payable if such earnings were not considered indefinitely reinvested is not practicable.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

COMMON STOCK AND STOCK OPTIONS

     The Predecessor had 1000 shares of issued, authorized, and outstanding $1.00 par value common stock at December 31, 1997 and 1998. Worldwide has 1,000 shares of issued, authorized, and outstanding $.01 par value common stock at June 30, 1999. Certain Worldwide employees will be covered by a stock option plan which will grant shares of its Parent's nonvoting common stock. Such grants will vest over various periods of time (generally five years), subject to certain conditions. Worldwide intends to account for its stock-based compensatory award in accordance with Accounting Principals Board Opinion No. 25 (APB 25). Under APB 25, no compensation expense is recognized if the exercise price on the option is at or above the fair market value of the stock on the date of grant.

                        WORLDWIDE FLIGHT SERVICES, INC.
                      (FORMERLY AMR SERVICES CORPORATION)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
ACCOUNTS RECEIVABLE

     Worldwide periodically evaluates the credit worthiness of its customers as accounts receivable balances are not collateralized. The Company has not experienced significant credit losses.

     The following summarizes the activity in the allowance for doubtful accounts for the following periods (in thousands):

                                     BALANCE AT
                                    BEGINNING OF   BAD DEBT                      BALANCE AT
PERIOD                                 PERIOD      EXPENSE         WRITE-OFFS   END OF PERIOD
------                              ------------   --------        ----------   -------------
Year ended December 31, 1998......     1,611          189            (1,351)          449
Year ended December 31, 1997......     1,350        1,076              (815)        1,611

INVENTORIES

     Inventories consist primarily of fuel and glycol inventories which are carried at cost determined on a first-in, first-out basis.

COMPREHENSIVE INCOME

     As of January 1, 1998, the Predecessor adopted Financial Accounting Standards Board Statement No. 130, Reporting Comprehensive Income. Statement 130 establishes rules for the reporting and display of comprehensive income and its components. The Statement of Shareholders' Equity presents comprehensive income for the year ended December 31, 1998. Comprehensive income has been presented for all periods.

3.  ACQUISITIONS (UNAUDITED)

     On March 31, 1999, the Predecessor was acquired from AMR Corporation for $75.0 million plus transaction costs estimated at approximately $3.2 million. The acquisition was financed by a $28.3 million sale of stock to the Parent and proceeds from the issuance of $50.0 million in Term Debt (see Note 4). The acquisition of the Predecessor was accounted for as a purchase. The stock purchase agreement also contains provisions by which AMR Corporation may receive up to an additional $10.0 million in purchase price based on the growth rate of revenues received from AMR Corporation and its affiliates as measured against certain benchmarks and certain other consideration. Finally, the stock purchase agreement has provisions for purchase adjustments based on working capital and capital spending at closing. These provisions are not yet resolved, but are not expected to result in significant adjustments to the purchase price.

     The purchase price is preliminary, and still subject to adjustment, but has been allocated primarily to accounts receivable and fixed assets acquired, and resulted in approximately $35.4 million of intangible assets, including goodwill which is being amortized over 20 years.

                        WORLDWIDE FLIGHT SERVICES, INC.
                      (FORMERLY AMR SERVICES CORPORATION)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

3.  ACQUISITIONS (UNAUDITED) (CONTINUED)
     On May 28, 1999 Worldwide entered into a definitive stock purchase agreement to acquire the stock of Miami Aircraft Support, Inc. (MAS) for $63.0 million plus transaction costs. The acquisition of MAS is expected to close in the third quarter of 1999, and to be accounted for as a purchase. The acquisition is expected to be funded with proceeds from a planned debt offering as described in Note 12, and is expected to result in intangibles, including goodwill approximately equal to the purchase price.

4.  TERM DEBT AGREEMENT AND REVOLVING CREDIT FACILITY (UNAUDITED)

                                                              JUNE 30, 1999
                                                              -------------
At June 30, 1999 Worldwide's long-term
  debt consists of the following (in thousands):
  Term A -- Debt agreement with banks due
     quarterly through March 2004...........................     $29,250
  Term B -- Debt agreement with banks due
     quarterly through March 2006...........................      19,950
  $25 million revolving credit agreement due
     March 2004.............................................      18,866
  Other notes payable.......................................         952
                                                                 -------
                                                                  69,018
Less current maturities.....................................       4,527
                                                                 -------
Long term debt..............................................     $64,491
                                                                 =======

     In connection with the acquisition of the Predecessor, Worldwide entered into a series of revolving credit and term loan agreements with a syndicate of banks as summarized above. The revolving credit agreement provides for available borrowings of up to $25.0 million, subject to certain limitations based on qualifying collateral, through March, 2004. The scheduled maturities on long-term debt for the remainder of 1999 and the next five years are as follows (in thousands):

Remainder of 1999...........................................  $ 2,552
  2000......................................................    4,325
  2001......................................................    5,825
  2002......................................................    7,325
  2003......................................................    8,825
  2004......................................................   28,291
  Thereafter................................................   11,875

     Interest on the term loans and revolving credit facilities are floating rate and vary based on Worldwide's leverage ratio, ranging from a maximum of 2.25% (1.75% for revolving credit facility) and a minimum of 1.75% (1.00% for revolving credit) over the prime rate or alternatively at a variable rate over LIBOR that ranges from a maximum of 3.75% (3.25% for the revolving credit facility) and minimum of 3.25% (2.50% for the revolving credit facility). At June 30, 1999, the interest rate on the Term A loan and revolving credit facility and the Term B loan were 8.25% and 8.75%, respectively. The

                        WORLDWIDE FLIGHT SERVICES, INC.
                      (FORMERLY AMR SERVICES CORPORATION)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

4. TERM DEBT AGREEMENT AND REVOLVING CREDIT FACULTY (UNAUDITED) (CONTINUED) same syndicate of banks also has made available to Worldwide an additional line of credit of up to $15.0 million for qualifying acquisitions, subject to certain conditions. The term loan and revolving credit agreements also require maintenance of certain covenants, primarily related to Worldwide's cash flow to debt and interest levels.

     In connection with the term loan agreement, Worldwide acquired interest rate caps that limit its exposure to floating interest rates on its term debt to a maximum LIBOR rate of 6.5% (at June 30, 1999, LIBOR is 5.2%). The interest rate caps have a notional amount of $50.0 million and expire in varying amounts through March, 2003.

5.  RELATED PARTY TRANSACTIONS

     PREDECESSOR

     Cash and cash equivalents consisted of cash held at the operations and cash held for the Predecessor by American. American invests this cash or alternatively provides financing for the operations of its other affiliates. As of December 31, 1997 and 1998, the cash held for Worldwide by American was $19.7 million and $11.2 million, respectively; these amounts were immediately available for use by the Predecessor. The balances were immediately charged or credited upon recording certain transactions with AMR Corporation or its affiliates. The Predecessor received interest at the average rate earned by American's portfolio of short-term marketable securities. The aforementioned arrangement resulted in interest income that may not be representative of what AMRS would have received if it were not affiliated with AMR Corporation. Interest income related to this arrangement was approximately $1.1 million and $1.9 million for the years ended December 31, 1997 and 1998, respectively. The interest rate, which is reset monthly, was 5.9% and 5.4% as of December 31, 1997 and 1998, respectively. The average interest rate during 1997 and 1998 was 5.9% and 5.8%, respectively.

     The Predecessor's transactions with AMR Services Holding Corporation, American, and American Eagle Inc., a wholly owned subsidiary of AMR Corporation, have been recorded on a basis determined by the parties which may not be representative of the terms the Predecessor might have negotiated with third parties.

     The Company recognized revenue from affiliates primarily related to freight handling and ramp services. General and administrative expenses allocated and transfer priced from AMR Services Holding Corporation and AMR Corporation and its affiliates to Worldwide, including legal, accounting, personnel, employee benefits (including post-employment benefits), marketing, and other administrative costs, aggregated $6.3 million, and $6.0 million for the years ended December 31, 1997 and 1998 and $3.2 million and $2.3 million, for the six months ended June 30, 1999 and the three month period ended March 31, 1999, respectively. In addition, AMR Corporation and affiliates allocated approximately $3.8 million, and $3.4 million of other operating expenses, primarily travel expenses, computer related charges, and facilities rent for the years ended December 31, 1997 and 1998, respectively and $1.8 million and $0.6 million, for the six months ended June 30, 1998 and the three months ended March 31, 1999, respectively.

                        WORLDWIDE FLIGHT SERVICES, INC.
                      (FORMERLY AMR SERVICES CORPORATION)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

5.  RELATED PARTY TRANSACTIONS (CONTINUED)
     Certain eligible members of management participated in a defined benefit plan sponsored by American. Worldwide was jointly and severally liable with AMR Corporation and other members of AMR Corporation's consolidated group for applicable funding and termination liabilities, if any, of the plan. The accompanying financial statements do not reflect the portion of the net obligation of the defined benefit plan sponsored by American attributable to the employees of the Company.

     WORLDWIDE (UNAUDITED)

     Worldwide entered into a management agreement with Castle Harlan, Inc., as manager, under which the manager will provide us with business and organizational strategy, financial, investment management, advisory and merchant and investment banking services. Castle Harlan, Inc. is an affiliate of Holdings, which owns all of our outstanding stock. During the three months ended June 30, 1999, we paid $312,000 to Castle Harlan, Inc. for such fee.

     In connection with the acquisition of the Predecessor, Worldwide paid $2.0 million to Castle Harlan, Inc., primarily as reimbursement of expenses that Castle Harlan, Inc. incurred in connection with the acquisition.

6.  EQUIPMENT AND PROPERTY

     Equipment and property are carried at cost and are depreciated using the straight-line method over the estimated lives indicated in the table below. A summary of equipment and property at December 31, 1997 and 1998 follows (in thousands):

                                       DEPRECIABLE LIFE    1997      1998
                                       ----------------   -------   -------
Buildings and improvements...........    25-30 years      $10,699   $17,191
Ground equipment.....................      5-8 years       47,776    46,888
Other equipment......................     3-10 years        4,846     3,971
                                                          -------   -------
Equipment and property, at cost......                     $63,321   $68,050
                                                          =======   =======

7.  INCOME TAXES

     Income before income taxes for years ended December 31, 1997 and 1998 was $3,160,000 and $5,879,000, respectively, for U.S. operations and was $4,535,000 and $3,968,000, respectively, for foreign operations. These amounts include the amounts allocated discontinued operations, all of which occurred in U.S. operations.

                        WORLDWIDE FLIGHT SERVICES, INC.
                      (FORMERLY AMR SERVICES CORPORATION)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

7.  INCOME TAXES (CONTINUED)
     The components of the Predecessor's income tax provision for the years ended December 31, 1997 and 1998 are as follows (in thousands):

                                                         1997     1998
                                                        ------   ------
Current
  Federal.............................................  $1,083   $1,265
  Foreign.............................................   1,905    1,136
  State...............................................     613      761
                                                        ------   ------
                                                         3,601    3,162
Deferred..............................................    (292)     933
                                                        ------   ------
          Total income tax provision..................  $3,309   $4,095
                                                        ======   ======

     The income tax provision differed from amounts computed at the statutory federal income tax rate for the year ended December 31, 1997 and 1998 were as follows (in thousands):

                                                         1997     1998
                                                        ------   ------
Statutory income provision............................  $2,693   $3,445
State income tax provision, net.......................     399      492
Other.................................................     217      158
                                                        ------   ------
          Income tax provision........................  $3,309   $4,095
                                                        ======   ======

     Worldwide's tax provision for the three months ended June 30, 1999, varies from the statutory tax rates primarily due to the anticipated establishment of a valuation allowance for foreign taxes paid on branch earnings.

                        WORLDWIDE FLIGHT SERVICES, INC.
                      (FORMERLY AMR SERVICES CORPORATION)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

7.  INCOME TAXES (CONTINUED)
     The components of Predecessor's deferred income taxes for the years ended December 31, 1997 and 1998 are as follows (in thousands):

                                                        1997      1998
                                                       ------    ------
Deferred tax assets:
  Expenses deductible for tax in a different period
     than books......................................  $3,180    $2,445
  Foreign tax credit.................................   1,040       998
  Other..............................................     519       253
                                                       ------    ------
          Total deferred tax assets..................   4,739     3,696
Deferred tax liabilities:
  Undistributed earnings of foreign subsidiaries.....   1,828     1,368
  Accelerated depreciation...........................     241       126
  Other..............................................     130       595
                                                       ------    ------
          Total deferred tax liabilities.............   2,199     2,089
                                                       ------    ------
Net deferred tax asset...............................  $2,540    $1,607
                                                       ======    ======

8.  COMMITMENTS AND CONTINGENCIES

     Future minimum lease payments under operating leases with initial and remaining noncancelable lease terms in excess of one year at December 31, 1998, are as follows (in thousands):

1999..................................................  $ 5,738
2000..................................................    5,097
2001..................................................    4,914
2002..................................................    2,744
2003..................................................      964
2004 and thereafter...................................    1,187
                                                        -------
                                                        $20,644
                                                        =======

     All major airport facilities and office spaces are leased under operating leases which include options to renew the leases, escalation clauses, and provisions for contingent rental fees based on operating results.

                        WORLDWIDE FLIGHT SERVICES, INC.
                      (FORMERLY AMR SERVICES CORPORATION)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

9.  CYCLONE ACQUISITION

     In July 1998, the Predecessor entered into a two-stage agreement to acquire all of the stock of Cyclone Surface Cleaning, Inc. (Cyclone). Cyclone is a start up business which has developed a patent for concrete cleaning equipment. Worldwide paid $1.5 million in cash and issued a $1.0 million non-interest bearing promissory note due in July 1999 for an exclusive license to operate the Cyclone business for 27 months and an option to acquire all of the outstanding shares of Cyclone by October 15, 2000, for additional cash and note consideration. The $1.0 million note was discounted to $914,000 at an imputed interest rate of 9%. No value was assigned to the option in the original purchase price allocation. Assets acquired consisted primarily of intangibles, including $565,000 of goodwill. This transaction has been accounted for as a purchase.

     Exercise of the option would require Worldwide to pay Cyclone shareholders $2.75 million in cash, issue a $3.75 million non-interest bearing promissory note (payable over five years), and pay certain contingent amounts based upon the revenues and operating earnings of the business.

     Worldwide has elected to discontinue the Cyclone business and accordingly the results of operations for 1998 and the three month period ended March 31, 1999 have been restated to reflect the Cyclone business as discontinued operations. Worldwide is currently negotiating the termination of the agreements with Cyclone and expects to terminate this agreement with minimal additional cost.

10.  FOREIGN OPERATIONS

     Worldwide operates as an independent ground services provider to air cargo and passenger airlines in North America, Europe, and Asia. The Company, however, operated in a single business segment, as a provider of ground services to the aviation industry. Inter-area sales are not material. Net assets by geographic area are those assets and liabilities which are used in Worldwide's operations in each area. Corporate level assets and liabilities are included as a component of North and South America.

     Information about Worldwide's operations in these geographic areas is as follows (in thousands):

                           YEAR ENDED    NORTH AND SOUTH
                           DECEMBER 31       AMERICA       EUROPE     ASIA
                           -----------   ---------------   -------   ------
Total Revenue............     1998          $193,242       $32,596   $3,904
                              1997           194,703        28,387       --
Long-lived assets........     1998            22,169         9,809    4,458
                              1997            21,915         8,371       --

                        WORLDWIDE FLIGHT SERVICES, INC.
                      (FORMERLY AMR SERVICES CORPORATION)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

11.  SUMMARIZED FINANCIAL INFORMATION

     Worldwide and its subsidiaries have operations in various countries around the world. Domestic and international operations are either organized as branches or separate corporate subsidiaries. Worldwide's transaction discussed in Note 12 will result in debt securities that are unconditionally guaranteed by current domestic subsidiaries, while all foreign subsidiaries will not guarantee the securities. The following tables present the financial positions, results of operations, and cash flows for the years ended December 31, 1997 and 1998 and for the three months ended June 30, 1999 of Worldwide combined into three categories: 1) the operations of Worldwide, the legal entity, and its international branches, 2) domestic subsidiaries, and 3) foreign subsidiaries (in thousands):

                     CONDENSED CONSOLIDATING BALANCE SHEETS
                               DECEMBER 31, 1998

                                        COMBINED       COMBINED
                                        DOMESTIC       FOREIGN
                          WORLDWIDE   SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                          ---------   ------------   ------------   ------------   ------------
Current assets..........   $36,947      $ 3,678        $10,615        $     --       $51,240
Intercompany
  receivables...........    11,058        8,737             --         (19,795)           --
Non-current assets......    21,557        2,821         13,078                        37,456
Investments in
  affiliates............    12,062           --             --         (12,062)           --
                           -------      -------        -------        --------       -------
Total assets............   $81,624      $15,236        $23,693        $(32,239)      $88,696
                           =======      =======        =======        ========       =======
Liabilities.............   $19,259      $ 1,595        $ 5,477        $     --       $26,331
Intercompany payables...        --           --         19,795         (19,795)           --
Stockholder's equity....    62,365       13,641         (1,579)        (12,062)       62,365
                           -------      -------        -------        --------       -------
Total liabilities and
  stockholder's
  equity................   $81,624      $15,236        $23,693        $(32,239)      $88,696
                           =======      =======        =======        ========       =======

                        WORLDWIDE FLIGHT SERVICES, INC.
                      (FORMERLY AMR SERVICES CORPORATION)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

11.  SUMMARIZED FINANCIAL INFORMATION (CONTINUED)

                CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998

                                           COMBINED       COMBINED
                                           DOMESTIC       FOREIGN
                             WORLDWIDE   SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                             ---------   ------------   ------------   ------------   ------------
Revenues...................  $186,262      $13,292        $30,188        $    --        $229,742
Operating expenses.........   182,959       11,275         27,454             --         221,688
                             --------      -------        -------        -------        --------
Operating income...........     3,303        2,017          2,734             --           8,054
Interest income
  (expense)................     3,239         (440)          (639)            --           2,160
Other income (expense).....       557          609           (586)            --             580
Equity in earnings of
  subsidiaries.............     3,695           --             --         (3,695)             --
                             --------      -------        -------        -------        --------
Income before income
  taxes....................    10,794        2,186          1,509         (3,695)         10,794
Provision for income
  taxes....................     4,490        1,275            640         (1,915)          4,490
                             --------      -------        -------        -------        --------
Income from continuing
  operations...............     6,304          911            869         (1,780)          6,304
Loss from discontinued
  operations...............       552           --             --             --             552
                             --------      -------        -------        -------        --------
Net income.................  $  5,752      $   911        $   869        $(1,780)       $  5,752
                             ========      =======        =======        =======        ========

                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1998

                                         COMBINED       COMBINED
                                         DOMESTIC       FOREIGN
                           WORLDWIDE   SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                           ---------   ------------   ------------   ------------   ------------
Cash provided by (used
  in) operating
  activities.............   $ 2,369       $  37         $   468          $ --         $ 2,874
Cash used in investing
  activities.............    (2,367)       (364)         (6,487)           --          (9,218)
Cash provided by (used
  in) intercompany
  financing activities...    (5,828)       (472)          6,300            --              --
                            -------       -----         -------          ----         -------
Change in cash...........   $(5,826)      $(799)        $   281          $ --         $(6,344)
                            =======       =====         =======          ====         =======

                        WORLDWIDE FLIGHT SERVICES, INC.
                      (FORMERLY AMR SERVICES CORPORATION)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

11.  SUMMARIZED FINANCIAL INFORMATION (CONTINUED)

                     CONDENSED CONSOLIDATING BALANCE SHEETS
                               DECEMBER 31, 1997

                                         COMBINED       COMBINED
                                         DOMESTIC       FOREIGN
                           WORLDWIDE   SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                           ---------   ------------   ------------   ------------   ------------
Current assets...........   $43,705      $ 2,860        $ 5,540        $     --       $52,105
Intercompany
  receivable.............     1,992        9,435             --         (11,427)           --
Non-current assets.......    23,323        2,996          6,994              --        33,313
Investments in
  affiliates.............     6,329           --             --          (6,329)           --
                            -------      -------        -------        --------       -------
Total assets.............   $75,349      $15,291        $12,534        $(17,756)      $85,418
                            =======      =======        =======        ========       =======
Liabilities..............    18,593          130          9,939              --        28,662
Intercompany payable.....        --           --         11,427         (11,427)           --
Stockholder's equity.....    56,756       15,161         (8,832)         (6,329)       56,756
                            -------      -------        -------        --------       -------
Total liabilities and
  stockholder's equity...   $75,349      $15,291        $12,534        $(17,756)      $85,418
                            =======      =======        =======        ========       =======

                CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997

                                        COMBINED       COMBINED
                                        DOMESTIC       FOREIGN
                          WORLDWIDE   SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                          ---------   ------------   ------------   ------------   ------------
Revenues................  $187,947      $11,539        $23,604        $    --        $223,090
Operating expenses......   185,181       10,084         20,967             --         216,232
                          --------      -------        -------        -------        --------
Operating income........     2,766        1,455          2,637             --           6,858
Other income
  (expense).............      (497)         250           (337)            --            (584)
Interest income
  (expense).............     1,559          635           (773)            --           1,421
Equity in earnings of
  subsidiaries..........     3,867           --             --         (3,867)             --
                          --------      -------        -------        -------        --------
Income before income
  taxes.................     7,695        2,340          1,527         (3,867)          7,695
Provision for income
  taxes.................     3,309          767            722         (1,489)          3,309
                          --------      -------        -------        -------        --------
Net Income..............  $  4,386      $ 1,573        $   805        $(2,378)       $  4,386
                          ========      =======        =======        =======        ========

                        WORLDWIDE FLIGHT SERVICES, INC.
                      (FORMERLY AMR SERVICES CORPORATION)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

11.  SUMMARIZED FINANCIAL INFORMATION (CONTINUED)

                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1997

                                        COMBINED       COMBINED
                                        DOMESTIC       FOREIGN
                          WORLDWIDE   SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                          ---------   ------------   ------------   ------------   ------------
Cash provided by (used
  in) operating
  activities............  $ 10,931      $ 2,654         $ (894)         $--          $ 12,691
Cash used in investing
  activities............   (10,110)      (2,326)          (107)          --           (12,543)
Cash provided by (used
  in) financing
  activities............    (2,891)       1,563          1,328           --                --
                          --------      -------         ------          ---          --------
Change in Cash..........  $ (2,070)     $ 1,891         $  327          $--          $    148

                CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
                   SIX MONTHS ENDED JUNE 30, 1998 (UNAUDITED)

                                        COMBINED       COMBINED
                                        DOMESTIC       FOREIGN
                          WORLDWIDE   SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                          ---------   ------------   ------------   ------------   ------------
Revenues................   $91,758       $6,886        $12,260        $    --        $110,904
Operating expenses......    90,517        5,806         11,269             --         107,592
                           -------       ------        -------        -------        --------
Operating income........     1,241        1,080            991             --           3,312
Other income
  (expense).............        --           --             --             --              --
Interest income
  (expense).............     1,104          290           (301)            --           1,093
Equity in earnings of
  subsidiaries..........     2,060           --             --         (2,060)             --
                           -------       ------        -------        -------        --------
Income before income
  taxes.................     4,405        1,370            690         (2,060)          4,405
Provision for income
  taxes.................     1,833          570            220           (790)          1,833
                           -------       ------        -------        -------        --------
Net income..............   $ 2,572       $  800        $   470        $(1,270)       $  2,572
                           =======       ======        =======        =======        ========

                        WORLDWIDE FLIGHT SERVICES, INC.
                      (FORMERLY AMR SERVICES CORPORATION)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

11.  SUMMARIZED FINANCIAL INFORMATION (CONTINUED)

                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
                   SIX MONTHS ENDED JUNE 30, 1998 (UNAUDITED)

                                        COMBINED       COMBINED
                                        DOMESTIC       FOREIGN
                          WORLDWIDE   SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                          ---------   ------------   ------------   ------------   ------------
Cash provided by (used
  in) operating
  activities............   $(6,130)      $ 351         $   804          $--          $(4,975)
Cash used in investing
  activities............     1,446        (482)         (4,126)          --           (3,162)
Cash provided by (used
  in) financing
  activities............    (4,212)       (697)          4,909           --               --
                           -------       -----         -------          ---          -------
Change in cash..........   $(8,896)      $(828)        $ 1,587          $--          $(8,137)
                           =======       =====         =======          ===          =======

                CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
                 THREE MONTHS ENDED MARCH 31, 1999 (UNAUDITED)

                                        COMBINED       COMBINED
                                        DOMESTIC       FOREIGN
                          WORLDWIDE   SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                          ---------   ------------   ------------   ------------   ------------
Revenues................   $49,645       $2,524         $9,306        $    --        $61,475
Operating expenses......    49,460        1,955          8,329             --         59,744
                           -------       ------         ------        -------        -------
Operating income........       185          569            977             --          1,731
Interest income
  (expense).............       385          170           (115)            --            440
Other income
  (expense).............        --         (552)            --             --           (552)
Equity in earnings of
  subsidiaries..........     1,049           --             --         (1,049)            --
                           -------       ------         ------        -------        -------
Income before income
  taxes.................     1,619          187            862         (1,049)         1,619
Provision for income
  taxes.................       644           77            275           (352)           644
                           -------       ------         ------        -------        -------
Income from continuing
  operations............       975          110            587           (697)           975
Loss from discontinued
  operations............       210           --             --             --            210
                           -------       ------         ------        -------        -------
Net Income..............   $   765       $  110         $  587        $  (697)       $   765
                           =======       ======         ======        =======        =======

                        WORLDWIDE FLIGHT SERVICES, INC.
                      (FORMERLY AMR SERVICES CORPORATION)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

11.  SUMMARIZED FINANCIAL INFORMATION (CONTINUED)

                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
                 THREE MONTHS ENDED MARCH 31, 1999 (UNAUDITED)

                                        COMBINED       COMBINED
                                        DOMESTIC       FOREIGN
                          WORLDWIDE   SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                          ---------   ------------   ------------   ------------   ------------
Cash provided by (used
  in) operating
  activities............  $ (8,392)      $ 877         $   367          $--          $ (7,148)
Cash used in investing
  activities............    (1,467)       (127)            (68)          --            (1,662)
Cash provided by (used
  in) intercompany
  financing
  activities............    (3,908)        141          (1,623)          --            (5,390)
                          --------       -----         -------          ---          --------
Change in Cash..........  $(13,767)      $ 891         $(1,324)         $--          $(14,200)
                          ========       =====         =======          ===          ========

                     CONDENSED CONSOLIDATING BALANCE SHEETS
                           JUNE 30, 1999 (UNAUDITED)

                                        COMBINED       COMBINED
                                        DOMESTIC       FOREIGN
                          WORLDWIDE   SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                          ---------   ------------   ------------   ------------   ------------
Current assets..........  $ 53,874      $ 2,159        $13,491        $     --       $ 69,524
Intercompany
  receivable............     9,491        8,512             --         (18,003)            --
Non-current assets......    50,833        2,627         12,590                         66,050
Investments in
  affiliates............    11,830           --             --         (11,830)            --
                          --------      -------        -------        --------       --------
Total assets............  $126,028      $13,298        $26,081        $(29,833)      $135,574
                          ========      =======        =======        ========       ========
Current liabilities.....  $ 33,162      $   980        $ 8,566              --       $ 42,708
Intercompany payable....        --           --         18,003         (18,003)            --
Long-term debt..........    64,491           --             --                         64,491
Stockholder's equity....    28,375       12,318           (488)        (11,830)        28,375
                          --------      -------        -------        --------       --------
Total liabilities and
  stockholder's
  equity................  $126,028      $13,298        $26,081        $(29,833)      $135,574
                          ========      =======        =======        ========       ========

                        WORLDWIDE FLIGHT SERVICES, INC.
                      (FORMERLY AMR SERVICES CORPORATION)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

11.  SUMMARIZED FINANCIAL INFORMATION (CONTINUED)

                CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
                  THREE MONTHS ENDED JUNE 30, 1999 (UNAUDITED)

                                        COMBINED       COMBINED
                                        DOMESTIC       FOREIGN
                          WORLDWIDE   SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                          ---------   ------------   ------------   ------------   ------------
Revenues................   $47,487       $2,649         $9,741        $    --        $59,877
Operating expenses......    46,371        2,256          8,298             --         56,925
                           -------       ------         ------        -------        -------
Operating income........     1,116          393          1,443             --          2,952
Other income (expense)..        --          (91)          (179)            --           (270)
Interest income
  (expense).............    (1,547)         130           (139)            --         (1,556)
Equity in earnings of
  subsidiaries..........     1,557           --             --         (1,557)            --
                           -------       ------         ------        -------        -------
Income before income
  taxes.................     1,126          432          1,125         (1,557)         1,126
Provision for income
  taxes.................       587          225            368           (593)           587
                           -------       ------         ------        -------        -------
Net Income..............   $   539       $  207         $  757        $  (964)       $   539
                           =======       ======         ======        =======        =======

                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
                  THREE MONTHS ENDED JUNE 30, 1999 (UNAUDITED)

                                        COMBINED       COMBINED
                                        DOMESTIC       FOREIGN
                          WORLDWIDE   SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                          ---------   ------------   ------------   ------------   ------------
Cash provided by (used
  in) operating
  activities............  $ (9,551)      $(327)         $4,277          $--          $ (5,601)
Cash used in investing
  activities............   (84,468)        (12)           (165)          --           (84,645)
Cash provided by (used
  in) financing
  activities............    95,766          86             378           --            96,230
                          --------       -----          ------          ---          --------
Change in Cash..........  $  1,747       $(253)         $4,490          $--          $  5,984
                          ========       =====          ======          ===          ========

12.  SUBSEQUENT EVENT (UNAUDITED)

     In July, 1999, the Company anticipates entering into a series of transactions to provide financing for the MAS acquisition (described in Note 3) and refinance its existing borrowings. Such transaction includes the placement of $130 million in Senior Notes due 2007 in a private transaction along with certain warrants to purchase approximately 5% of

                        WORLDWIDE FLIGHT SERVICES, INC.
                      (FORMERLY AMR SERVICES CORPORATION)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

12. SUBSEQUENT EVENT (UNAUDITED) (CONTINUED) the common stock of its Parent company at a purchase price of $.01 per share, and a new long-term secured revolving credit agreement with a syndicate of banks, totaling $75 million. These transactions are expected to close in early August, 1999 and are expected to result in an extraordinary loss of approximately $1.5 million from retirement of all existing long-term debt and the termination of the related revolving credit agreement.

     In August 1999, the Company acquired all of the outstanding stock of Aerolink International, Inc.; Aerolink International Services, Inc.; Aerolink Management, Inc.; Aerolink Maintenance, Inc. and all of the partnership interests of Aerolink International, L.P. (collectively Aerolink) for approximately $5.9 million plus additional consideration of up to $1.0 million, dependent on certain conditions. This acquisition was financed with borrowings under the senior secured credit facility.

13.  QUARTERLY RESULTS (UNAUDITED)

                                            FIRST    SECOND     THIRD    FOURTH
                                           QUARTER   QUARTER   QUARTER   QUARTER
                                           -------   -------   -------   -------
YEAR ENDED DECEMBER 31, 1998
Total operating revenues.................  $56,748   $54,156   $58,292   $60,546
Operating income.........................    2,160     1,152     2,601     2,141
Income from continuing operations........    1,590       982     1,984     1,748
Net income...............................    1,590       982     1,719     1,461
YEAR ENDED DECEMBER 31, 1997
Total operating revenues.................  $54,657   $55,554   $56,955   $55,294
Operating income.........................    3,002     2,143     2,073      (359)
Net income...............................    1,527       990     1,745       124

     The net income for the third and fourth quarter of 1998 includes a loss on discontinued operations of $265,000 and $287,000, respectively, related to Cyclone (see Note 9).

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Miami Aircraft Support, Inc.:

     We have audited the accompanying consolidated balance sheets of Miami Aircraft Support, Inc. and subsidiary as of December 31, 1997 and 1998, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Miami Aircraft Support, Inc. and subsidiary as of December 31, 1997 and 1998, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1998 in conformity with generally accepted accounting principles.

                                                KPMG LLP

February 26, 1999, except as to note 11
which is as of May 28, 1999
Fort Lauderdale, Florida

                          MIAMI AIRCRAFT SUPPORT, INC.
                                 AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                     ASSETS

                                                   DECEMBER 31,   DECEMBER 31,    JUNE 30,
                                                       1997           1998          1999
                                                   ------------   ------------   -----------
                                                                                 (UNAUDITED)
Current Assets:
  Cash and cash equivalents......................    $     4        $ 1,212        $ 3,437
  Accounts receivable, net of allowance for
    doubtful accounts of $274 and $268 in 1997
    and 1998, respectively.......................      8,933          9,808          6,871
  Other current assets...........................        164             --             --
  Deferred income taxes..........................        391            401            116
                                                     -------        -------        -------
         Total current assets....................      9,492         11,421         10,424
                                                     -------        -------        -------
Property and equipment:
  Ground equipment...............................     27,664         31,573         32,228
  Other property and equipment...................        789            755            952
                                                     -------        -------        -------
                                                      28,453         32,328         33,180
Less accumulated depreciation and
  amortization...................................     15,536         18,454         20,080
                                                     -------        -------        -------
Property and equipment, net......................     12,917         13,874         13,100
Other assets.....................................          3              4              4
                                                     -------        -------        -------
         Total assets............................    $22,412        $25,299        $23,528
                                                     =======        =======        =======

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Current portion of long-term debt..............    $ 4,145        $ 3,447        $ 3,147
  Current portion of capital lease obligations...        253            808            836
  Accounts payable...............................      2,878          1,507            573
  Accrued expenses...............................      2,346          2,915          2,720
  Income tax payable.............................        731          1,106            123
  Due to affiliates..............................         10             --             --
                                                     -------        -------        -------
         Total current liabilities...............     10,363          9,783          7,399
                                                     -------        -------        -------
Long-term debt, excluding current
  portion........................................      2,061          1,711          1,424
Capital lease obligations, excluding current
  portion........................................        257            920            575
Deferred income taxes............................        493            553            630
                                                     -------        -------        -------
         Total liabilities.......................     13,174         12,967         10,028
                                                     -------        -------        -------
Stockholders' equity:
  Capital stock, no par value. Authorized and
    issued 2,000 shares, outstanding 1,600
    shares.......................................          1              1              1
  Additional paid-in capital.....................        459            459            459
  Retained earnings..............................      8,840         11,934         13,102
                                                     -------        -------        -------
                                                       9,300         12,394         13,562
  Treasury stock, 400 shares, at cost............        (62)           (62)           (62)
                                                     -------        -------        -------
         Total stockholders' equity..............      9,238         12,332         13,500
                                                     $22,412        $25,299        $23,528
                                                     =======        =======        =======

          See accompanying notes to consolidated financial statements.

                          MIAMI AIRCRAFT SUPPORT, INC.
                                 AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME
                                 (In thousands)

                                                                               SIX MONTHS
                                                      YEAR ENDED                  ENDED
                                                     DECEMBER 31,                JUNE 30
                                              ---------------------------   -----------------
                                               1996      1997      1998      1998      1999
                                              -------   -------   -------   -------   -------
                                                                               (UNAUDITED)
Revenues:
  Ground services...........................  $38,020   $46,341   $56,238   $24,846   $29,568
  Other.....................................       64       216       164        47        --
                                              -------   -------   -------   -------   -------
          Total revenues....................   38,084    46,557    56,402    24,893    29,568
                                              -------   -------   -------   -------   -------
Expenses:
  Operating.................................   29,876    36,145    43,519    19,872    23,804
  General and administrative................    2,717     4,297     4,073     2,041     1,968
  Depreciation and amortization.............    2,338     2,743     3,274     1,614     1,707
                                              -------   -------   -------   -------   -------
          Total operating expenses..........   34,931    43,185    50,866    23,527    27,479
                                              -------   -------   -------   -------   -------
          Operating profit..................    3,153     3,372     5,536     1,366     2,089
Other (income)/expenses, net:
  (Gain)/loss on disposal of assets.........       53       (74)       62        (5)       --
  Interest expense, net.....................      589       445       494       255       203
                                              -------   -------   -------   -------   -------
          Total other expense, net..........      642       371       556       250       203
                                              -------   -------   -------   -------   -------
          Income before income taxes........    2,511     3,001     4,980     1,116     1,886
Income taxes................................      942     1,163     1,886       402       718
                                              -------   -------   -------   -------   -------
          Net income........................  $ 1,569   $ 1,838   $ 3,094   $   714   $ 1,168
                                              =======   =======   =======   =======   =======

          See accompanying notes to consolidated financial statements.

                          MIAMI AIRCRAFT SUPPORT, INC.
                                 AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                      (IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                   COMMON STOCK
                                ------------------   ADDITIONAL                             TOTAL
                                NUMBER OF             PAID-IN     RETAINED   TREASURY   STOCKHOLDERS'
                                 SHARES     AMOUNT    CAPITAL     EARNINGS    STOCK        EQUITY
                                ---------   ------   ----------   --------   --------   -------------
Balances at December 31,
  1995........................    1,600      $ 1        $  8      $ 5,540      $(62)       $ 5,487
  Net income..................       --       --          --        1,568        --          1,568
                                  -----      ---        ----      -------      ----        -------
Balances at December 31,
  1996........................    1,600        1           8        7,108       (62)         7,055
  Acquisition of International
     Enterprises Group, Inc.
     from affiliate under
     common control (note
     2).......................       --       --         451         (107)       --            344
  Net income..................       --       --          --        1,839        --          1,839
                                  -----      ---        ----      -------      ----        -------
Balances at December 31,
  1997........................    1,600        1         459        8,840       (62)         9,238
  Net income..................       --       --          --        3,094        --          3,094
                                  -----      ---        ----      -------      ----        -------
Balances at December 31,
  1998........................    1,600        1         459       11,934       (62)        12,332
  Net income (unaudited)......       --       --          --        1,168        --          1,168
                                  -----      ---        ----      -------      ----        -------
Balances at June 30, 1999
  (unaudited).................    1,600      $ 1        $459      $13,102      $(62)       $13,500
                                  =====      ===        ====      =======      ====        =======

          See accompanying notes to consolidated financial statements.

                          MIAMI AIRCRAFT SUPPORT, INC.
                                 AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                           SIX MONTHS
                                                                  YEAR ENDED                  ENDED
                                                                 DECEMBER 31,               JUNE 30,
                                                          ---------------------------   -----------------
                                                           1996      1997      1998      1998      1999
                                                           ----     -------   -------   -------   -------
                                                                                           (UNAUDITED)
Cash flows from operating activities:
  Net income............................................  $ 1,569   $ 1,838   $ 3,094   $   714   $ 1,168
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation and amortization.......................    2,338     2,743     3,274     1,614     1,707
    Loss (gain) on sale/disposal of equipment...........       53       (74)       62        (5)       --
    Bad Debt expense....................................       --        33        --        18       252
    Deferred income taxes...............................      224        98        50        12       362
    Changes in operating assets and liabilities:
      Accounts receivable...............................    1,070    (3,500)     (875)    3,284     2,685
      Notes receivable..................................      365        --        --        --        --
      Prepaid expenses and other current assets.........      (61)      (41)       --      (200)       --
      Due from/to affiliate.............................       14        --        --       (10)       --
      Other assets......................................       (2)       18        --        --        --
      Accounts payable..................................   (1,188)    1,543    (1,371)   (2,623)     (934)
      Accrued expenses..................................      369       150       734       633      (195)
      Income tax payable................................      (51)      348       375      (152)     (983)
      Other, net........................................       --       402        --        --        --
                                                          -------   -------   -------   -------   -------
        Net cash provided by operating activities.......    4,700     3,558     5,343     3,285     4,062
                                                          -------   -------   -------   -------   -------

Cash flows from investing activities:
  Purchase of property and equipment....................     (733)     (611)     (537)     (204)     (138)
  Proceeds from sale of equipment.......................       --       522        --        --        --
                                                          -------   -------   -------   -------   -------
        Net cash used in investing activities...........     (733)      (89)     (537)     (204)     (138)
                                                          -------   -------   -------   -------   -------
Cash flows from financing activities:
  Principal payments on long-term debt..................   (3,069)   (3,485)   (3,049)   (1,622)   (1,274)
  Principal payments on capital lease obligations.......     (472)     (306)     (539)     (191)     (425)
  Borrowing from affiliates.............................      (59)       --        --        --        --
  Payments to affiliate.................................       --       (49)      (10)       --        --
                                                          -------   -------   -------   -------   -------
        Net cash used in financing activities...........   (3,600)   (3,840)   (3,599)   (1,813)   (1,699)
                                                          -------   -------   -------   -------   -------
        Net increase (decrease) in cash.................      367      (371)    1,208     1,268     2,225
Cash and cash equivalents at beginning of year..........        8       375         4         4     1,212
                                                          -------   -------   -------   -------   -------
Cash and cash equivalents at end of year................  $   375   $     4   $ 1,212   $ 1,272   $ 3,437
                                                          =======   =======   =======   =======   =======
  Supplemental disclosure of cash flow information:
    Cash paid during the period for:
      Interest..........................................  $   620   $   516   $   563   $   285   $   204
                                                          =======   =======   =======   =======   =======
      Income taxes......................................  $   769   $   859   $ 1,491   $   437   $ 1,339
                                                          =======   =======   =======   =======   =======

Supplemental schedule of noncash investing and financing activities:

        During 1996, 1997 and 1998, the Company financed the purchase of ground equipment in the amounts of $2,686 in 1996, $2,331 in 1997 and $3,756 in 1998, by entering into promissory note agreements totaling $2,152 in 1996, $2,332 in 1997 and $2,001 in 1998, and capital lease obligations of $534, $0 and $1,757, in 1996, 1997 and 1998, respectively.

        During the six-month period ended June 30, 1998 and 1999, the Company financed the purchase of ground equipment in the amounts of $1,811 and $795, respectively, by entering into promissory note agreements totalling $889 and $687, respectively, and capital lease obligations of $922 and $108, respectively.

            See accompanying notes to consolidated financial statements.

                          MIAMI AIRCRAFT SUPPORT, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1998

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Organization and Principles of Consolidation

     Miami Aircraft Support, Inc. ("MAS" or the "Company") provides ground service support and rents equipment to domestic and international air-cargo shippers operating in the United States. The 1996 consolidated financial statements include the accounts of the Company and its inactive wholly owned subsidiary, O'Hare Air Taxi Service, Inc. This subsidiary was dissolved in 1997. The 1997 and 1998 consolidated financial statements include the accounts of the Company and its inactive wholly owned subsidiary, International Enterprises Group, Inc. (note 2).

     All significant intercompany balances and transactions have been eliminated in consolidation.

(b) Interim Financial Information

     The accompanying interim financial information as of June 30, 1999 and for the six-month periods ended June 30, 1998 and June 30, 1999 has not been audited. In the opinion of management of the Company, the interim financial information includes all adjustments, consisting of normal recurring adjustments, which the Company considers necessary for a fair presentation of the Company's financial position as of June 30, 1999 and the results of operations and cash flows for the six month periods ended June 30, 1998 and 1999. The results of operations for the six month period ended June 30, 1999 are not necessarily indicative of the results to be expected for any subsequent interim period or for the year ended December 31, 1999.

(c) Cash and Cash Equivalents

     The Company considers all highly-liquid debt instruments with original maturities of three months or less to be cash equivalents.

(d) Property and Equipment

     Property and equipment are carried at cost. Depreciation and amortization are provided on the straight-line basis over the following estimated useful lives: ground equipment -- lesser of seven years or lease life, other property and equipment -- five to seven years.

     At the time the assets are retired or otherwise disposed of, the cost and accumulated depreciation or amortization are removed from the related accounts and the differences, net of proceeds, are recorded as gains or losses.

                          MIAMI AIRCRAFT SUPPORT, INC.
                                 AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
(e) Fair Value of Financial Instruments

     The fair value of financial instruments, consisting of cash and cash equivalents, trade accounts receivables, other current assets, trade accounts payables, accrued expenses, is based on the short maturity of these instruments which approximates fair value at December 31, 1996, 1997 and 1998. The fair value of long-term debt and capital lease obligations is based on current rates offered for similar debt which approximates carrying value at December 31, 1996 and 1997.

(f) Ground Service Revenue

     Ground service revenue is recognized when service is provided.

(g) Income Taxes

     Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(h) Use of Estimates

     Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(i) Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

     Long-lived assets used in the Company's operations are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

                          MIAMI AIRCRAFT SUPPORT, INC.
                                 AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
(j) Recently Adopted Accounting Pronouncements

     Effective January 1, 1998, the Company adopted Statement of Financial Accounting Standards (FAS) No. 130, "Reporting Comprehensive Income." Comprehensive income presents a measure of all changes in stockholders' equity except for changes resulting from transactions with stockholders in their capacity as stockholders. The statement also requires the separate presentation of the accumulated balance of comprehensive income other than net earnings in the Consolidated Balance Sheets. Comprehensive income equaled net income for the years ended December 31, 1996, 1997 and 1998.

     Effective December 31, 1998, the Company adopted FAS 131, "Disclosures About Segments of an Enterprise and Related Information." This statement establishes standards for reporting information about a company's operating segments and related disclosures about its products, services, geographic areas of operations and major customers. Adoption of this statement did not impact the Company's results of operations or financial position. The Company has determined it operates under one reportable segment.

(k) Recent Accounting Pronouncements

     In March 1998, the AICPA issued SOP 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," which is effective for fiscal years beginning after December 15, 1998. SOP 98-1 outlines the accounting treatment for certain costs related to the development or purchase of software to be used internally and requires that costs incurred during the preliminary project and post-implementation/ operation stages be expensed, and costs incurred during the application development stage be capitalized and amortized over the estimated useful life of the software. Adoption of this statement did not have a material impact on the Company's results of operations or financial position.

     In April 1998, the AICPA also issued SOP 98-5, "Reporting on the Costs of Start-up Activities." SOP 98-5, which is effective for fiscal years beginning after December 15, 1998, requires that all costs of start-up activities, including organization costs, be expensed as incurred. Adoption of this statement did not have material impact on the Company's results of operations or financial position.

(l) Reclassifications

     Certain amounts in the 1996 and 1997 financial statements have been reclassified to conform with the 1998 presentation.

(2)  ACQUISITION

     On November 1, 1997, the Company acquired from an affiliate under common control all of the outstanding shares of this affiliate's wholly owned subsidiary, International Enterprises Group, Inc. ("IEG"). The purchase price amounted to $1.9 million. The Company's affiliate maintained a noncontrolling interest in IEG since 1996. On March 27,

                          MIAMI AIRCRAFT SUPPORT, INC.
                                 AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(2)  ACQUISITION (CONTINUED)
1997, the affiliate obtained control of IEG when it acquired the majority interest from an unrelated party. The acquisition of the controlling interest by the affiliate was accounted for under the purchase method of accounting for business combinations. The Company's subsequent acquisition of IEG was accounted for in a manner similar to a pooling of interest, since it was acquired from an entity under common control.

     On November 1, 1997, the aforementioned affiliate forgave all amounts due from IEG, amounting to $230,946 as of that date. This transaction was accounted for as a capital contribution to the Company.

(3)  LEASES

(a) Capital Leases

     The Company leases equipment under capital leases that expire at various dates through the year 2000. The lease agreements either provide for the transfer of ownership at the end of the lease term or contain a bargain purchase option. At December 31, 1997 and 1998 cost and accumulated depreciation of equipment under capital leases was (in thousands):

                                                          1997    1998
                                                          ----   ------
Cost....................................................  $948   $2,290
Accumulated depreciation................................   244      263
                                                          ----   ------
                                                          $704   $2,027
                                                          ====   ======

                          MIAMI AIRCRAFT SUPPORT, INC.
                                 AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(3)  LEASES (CONTINUED)
     The following is a schedule of future minimum lease payments under capital leases, together with the present value of the net minimum lease payments, as of December 31, 1998 (in thousands):

                  YEAR ENDING
                 DECEMBER 31,
1999...........................................  $  912
2000...........................................     679
2001...........................................     198
2002...........................................      74
2003...........................................      55
                                                 ------
Total minimum lease payments...................   1,918
  Less amount representing interest (at rates
     ranging from 8.47% to 8.78%)..............     190
                                                 ------
Present value of minimum lease payments........   1,728
  Less current portion.........................     808
                                                 ------
Long-term portion..............................  $  920
                                                 ======

(b) Operating Leases

     The Company leases office and warehouse facilities under operating lease agreements. The following is a schedule of future minimum rental payments as of December 31, 1998, for operating leases having initial noncancelable lease terms in excess of one year (in thousands):

                  YEAR ENDING
                 DECEMBER 31,
1999...........................................  $2,210
2000...........................................   1,682
2001...........................................   1,332
2002...........................................     745
2003...........................................     494
Thereafter.....................................      29
                                                 ------
                                                 $6,492
                                                 ======

     In addition to the above minimum rental payments, some lease agreements require contingent rental payments based on a percentage of the Company's revenue in the

                          MIAMI AIRCRAFT SUPPORT, INC.
                                 AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(3)  LEASES (CONTINUED)
respective location. The Company has other operating leases with terms either less than one year (which generally are renewed on an annual basis), or exclusively based on a percentage of revenue. Rent expense for the years ended December 31, 1996, 1997 and 1998, consists of the following (in thousands):

                                                 1996     1997     1998
                                                ------   ------   ------
Minimum rent..................................  $2,274   $3,776   $4,550
Contingent rent...............................     580      995    1,088
                                                ------   ------   ------
Rent expense total............................  $2,854   $4,772   $5,638
                                                ======   ======   ======

(4)  ACCRUED EXPENSES

     Accrued expenses at December 31, 1997 and 1998 consist of the following (in thousands):

                                                         1997     1998
                                                        ------   ------
Accrued payroll expense...............................  $1,044   $1,295
Accrued workers' compensation.........................     761      762
Other.................................................     541      858
                                                        ------   ------
                                                        $2,346   $2,915
                                                        ======   ======

(5)  LINE OF CREDIT

     As of December 31, 1997, the Company maintains standby letters of credit totaling $1,029,184 under a $2 million line of credit with a bank. These letters of credit collateralize mainly certain Company's operating lease rental obligations to third parties and the Company's obligations to its workers' compensation insurance carrier. The line of credit is generally renewed annually and is secured by the Company's accounts receivable. As of December 31, 1997, the Company had a $-0- balance under this line of credit.

                          MIAMI AIRCRAFT SUPPORT, INC.
                                 AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(6)  LONG-TERM DEBT

     Long-term debt consists of the following at December 31 (in thousands):

                                                         1997     1998
                                                        ------   ------
Various notes payable for purchase of equipment with
  interest rates ranging from 6.75% to 8.05% in 1998
  and 7% to 10% in 1997, maturing at various dates
  through October 2003, payable in monthly
  installments including principal and interest;
  secured by certain equipment with a net book value
  of $4,896 and $6,525 at December 31, 1998 and 1997,
  respectively........................................  $4,340   $3,706
Note payable to United National Bank, payable on
  demand, but if no demand is made, then in 47 monthly
  installments of $47, including interest at 8.5% per
  annum. The note is secured by the Company's accounts
  receivable, property and equipment..................   1,866    1,452
                                                        ------   ------
                                                         6,206    5,158
Less current portion..................................   4,145    3,447
                                                        ------   ------
Long-term debt, excluding current portion.............  $2,061   $1,711
                                                        ======   ======

     The aggregate amounts of principal maturities of debt outstanding at December 31, 1998 are as follows (in thousands):

YEAR ENDING
DECEMBER 31,
1999...........................................  $3,447
2000...........................................   1,121
2001...........................................     256
2002...........................................     170
2003...........................................     164
                                                 ------
          Total................................  $5,158
                                                 ======

                          MIAMI AIRCRAFT SUPPORT, INC.
                                 AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(7)  INCOME TAXES

     Income tax expense for the years ended December 31, 1996, 1997 and 1998, consists of (in thousands):

                                        CURRENT     DEFERRED     TOTAL
                                       ----------   --------   ----------
Year ended December 31, 1996:
  Federal............................  $      559   $    181   $      740
  State..............................         159         43          202
                                       ----------   --------   ----------
                                       $      718   $    224   $      942
                                       ==========   ========   ==========
Year ended December 31, 1997:
  Federal............................  $      831   $     78   $      909
  State..............................         234         20          254
                                       ----------   --------   ----------
                                       $    1,065   $     98   $    1,163
                                       ==========   ========   ==========
Year ended December 31, 1998:
  Federal............................  $    1,437   $     41   $    1,478
  State..............................         398         10          408
                                       ----------   --------   ----------
                                       $    1,835   $     51   $    1,886
                                       ==========   ========   ==========

     Income tax expense differed from the amounts computed by applying the U.S. federal income tax rate of 34 percent as follows (in thousands):

                                         1996        1997         1998
                                       --------   ----------   ----------
Computed "expected" tax expense......  $    853   $    1,020   $    1,693
State taxes, net of federal income
  tax benefit........................       133          167          269
Travel and entertainment expenses....        36           17           16
Other................................       (80)         (41)         (92)
                                       --------   ----------   ----------
          Total tax expense..........  $    942   $    1,163   $    1,886
                                       ========   ==========   ==========
Effective tax rate...................      37.5%        38.7%        37.9%
                                       ========   ==========   ==========

                          MIAMI AIRCRAFT SUPPORT, INC.
                                 AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(7)  INCOME TAXES (CONTINUED)
     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1997 and 1998, are presented below (in thousands).

                                                        1997     1998
                                                        -----   -------
Deferred tax assets:
  Accounts receivable, principally due to allowance
     for doubtful accounts............................  $  75   $    75
  Accrued expenses, mainly workers' compensation......    316       327
  Preacquisition net operating losses of subsidiary...    501       460
                                                        -----   -------
          Total gross deferred tax assets.............    892       862
Deferred tax liabilities:
  Property and equipment, principally due to
     differences in depreciation......................   (977)     (985)
  Other...............................................    (17)      (29)
                                                        -----   -------
          Total gross deferred tax liabilities........   (994)   (1,014)
                                                        -----   -------
          Net deferred tax liability..................  $(102)  $  (152)
                                                        =====   =======

     As a result of the IEG acquisition (note 2), the Company had, at December 31, 1998, approximately $1,353,000 of preacquisition net operating loss carryforwards. These amounts can be used to reduce future taxable income of the Company, as provided for under Internal Revenue Code Section 382 described below. Such tax loss carryforwards expire as follows: $679,000 in 2010, $443,000 in 2011 and $231,000 in 2012, subject to the limitation noted below.

     Once an ownership change is deemed to have occurred under Section 382, a limitation on the annual utilization of net operating loss carryovers is imposed. Under the provisions of Section 382, the utilization of the aforementioned net operating losses is limited to a maximum of $103,550 annually through their expiration date.

     Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, and after considering the reversal of deferred tax liabilities, management believes it is more likely than not the Company will realize the benefits of these deductible differences.

(8)  BUSINESS AND CONCENTRATIONS OF CREDIT RISK

     Financial instruments which potentially expose the Company to concentrations of credit risk consist primarily of trade accounts receivable. The Company provides services to various customers in the aviation industry. Although the Company is directly affected by the well being of the aviation industry, management does not believe significant credit risk

                          MIAMI AIRCRAFT SUPPORT, INC.
                                 AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(8) BUSINESS AND CONCENTRATIONS OF CREDIT RISK (CONTINUED) exists at December 31, 1998. During 1998, three customers accounted for approximately 46 percent of the Company's consolidated revenue. As of December 31, 1998, approximately 60 percent of trade accounts receivable originated from five customers located in the United States. The Company estimates an allowance for doubtful accounts based on the creditworthiness of its customers, as well as general economic conditions. Consequently, an adverse change in those factors could affect the Company's estimate of its bad debts.

(9)  RELATED-PARTY TRANSACTIONS

     During 1998, the Company provided approximately $135,000 of services to a related party by way of common management. The revenue and related receivable as of December 31, 1998, amounting to approximately $135,000, is included in ground service revenue and accounts receivable, respectively.

     In 1998, the Company purchased used ground equipment for $726,405 from the aforementioned affiliate.

(10)  COMMITMENTS AND CONTINGENCIES

     The Company obtains insurance for workers' compensation claims. However, the Company has elected to retain a significant portion of expected losses through the use of deductibles. Provisions for losses expected under these programs are recorded based upon the Company's estimate of the aggregate liability for claims incurred. These estimates utilize the Company's prior experience and actuarial assumptions that are provided by the Company's insurance carrier. The total estimated liability for these losses at December 31, 1998, is $761,933 and is included in accrued expenses.

     The Company is a party to various claims and legal actions arising in the ordinary course of business. While any proceeding or litigation has an element of uncertainty, management believes that the ultimate disposition of these matters will not have a material adverse effect on the Company's consolidated financial position and results of operations.

(11)  SUBSEQUENT EVENTS (UNAUDITED)

     On May 28, 1999, Worldwide Flight Services, Inc. ("Worldwide") contracted to purchase 100 percent of the outstanding stock of MAS. The total purchase price is $61 million, a portion of which is to be held in escrow for a period up to six months to secure MAS's indemnification obligations under the agreement. Upon consummation, an additional $2 million will be paid to MAS for distribution to employees over an established period of time. In conjunction with the purchase contract, the stockholder's of MAS have agreed not to compete with Worldwide in ground service business or solicit Worldwide employees for a period of five years. MAS anticipates the completion of the sale to Worldwide in July 1999.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS DATED                ,

                     [WORLDWIDE FLIGHT SERVICES, INC. LOGO]

                                  $130,000,000

                        WORLDWIDE FLIGHT SERVICES, INC.

                               OFFER TO EXCHANGE
                     2 1/4 SENIOR NOTES DUE 2007, SERIES B
                          FOR ANY AND ALL OUTSTANDING
                     2 1/4 SENIOR NOTES DUE 2007, SERIES A

                              --------------------

                                   PROSPECTUS
                              --------------------

--------------------------------------------------------------------------------

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of Worldwide have not changed since the date hereof.
--------------------------------------------------------------------------------

Until           (90 days from the date of this prospectus), all dealers
effecting transactions in the securities, whether or not participating in this exchange offer, may be required to deliver a prospectus.
--------------------------------------------------------------------------------

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

INDEMNIFICATION UNDER THE BY-LAWS OF WORLDWIDE FLIGHT SERVICES, INC. AND MIAMI AIRCRAFT SUPPORT, INC.

     The by-law provisions of Worldwide Flight Services, Inc. and Miami Aircraft Support, Inc. relating to indemnification of Officers and Directors are identical. Accordingly, the description below of "Worldwide Flight Services, Inc." or "Worldwide" applies to each of Worldwide Flight Services, Inc. and Miami Aircraft Support, Inc.

     The by-laws of Worldwide Flight Services, Inc. provide that Worldwide will indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director, officer or employee of Worldwide or serves or served at the request of Worldwide or any other enterprise as a director, officer or employee. Expenses, including attorneys' fees, incurred by any such person in defending any such action, suit or proceeding will be paid or reimbursed by Worldwide promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by Worldwide. The rights provided to any person by the by-laws will be enforceable against Worldwide by such person who will be presumed to have relied upon it in serving or continuing to serve as a director, officer or employee as provided above. The indemnification and advancement of expenses provided by, or granted pursuant to, the by-laws of Worldwide will not be deemed exclusive and are declared expressly to be non-exclusive of any other rights to which those seeking indemnification or advancements of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding an office, and, unless otherwise provided when authorized or ratified, will continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

INDEMNIFICATION UNDER THE BY-LAWS OF WORLDWIDE FLIGHT FINANCE COMPANY AND WORLDWIDE FLIGHT SECURITY SERVICE CORPORATION.

     The by-law provisions of Worldwide Flight Finance Company and Worldwide Flight Security Service Corporation relating to indemnification of Officers and Directors are identical. Accordingly, the description below of "Worldwide Flight" applies to each of Worldwide Flight Finance Company and Worldwide Flight Security Service Corporation.

     Worldwide Flight's by-laws provide that Worldwide Flight will indemnify its directors and officers as permitted by law against all expense, liability and loss paid or incurred by such person in connection with any threatened, pending or completed action, suit or proceeding (a "Action") involving such person by reason of the fact the he or she was a director or officer of Worldwide Flight or is or was serving at the request or for the benefit of Worldwide Flight in any capacity for another corporation or entity. Any indemnification will be made unless it is determined that indemnification is not proper because the officer or director (i) has not acted in good faith and in a manner he or she reasonably believes to be in the best interest of Worldwide Flight and, with respect to any criminal action or proceeding, (ii) had no reasonable cause to believe his or her conduct was unlawful. The indemnification provided by the by-laws of Worldwide Flight (i) will not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, (ii) will be deemed to create contractual rights in favor of each person seeking indemnification or advancement of expenses and (iii) will continue as to each person who has ceased to have the status pursuant to which he or she was entitled or was denominated as entitled to indemnification pursuant to the by-laws and applicable law and shall inure to the benefit of the heirs and legal representatives of each person seeking indemnification or advancement of expenses.

INDEMNIFICATION UNDER THE DELAWARE GENERAL CORPORATION LAW

     Section 145 of the Delaware General Corporation Law, authorizes a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. In addition, the Delaware General Corporation Law does not permit indemnification in any threatened, pending or completed action or suit by or in the right of the corporation in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses, which such court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, such person shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by such person. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended. The Delaware General Corporation Law also allows a corporation to provide for the elimination or limit of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director

             (1) for any breach of the director's duty of loyalty to the corporation or its stockholders,

             (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

             (3) for unlawful payments of dividends or unlawful stock purchases or redemptions, or

             (4) for any transaction from which the director derived an improper personal benefit. These provisions will not limit the liability of directors or officers under the federal securities laws of the United States.

INDEMNIFICATION UNDER THE BY-LAWS OF AEROLINK INTERNATIONAL, INC., AEROLINK MAINTENANCE, INC. AND AEROLINK MANAGEMENT, INC.

     The by-law provisions of Aerolink International, Inc., Aerolink Maintenance, Inc. and Aerolink Management, Inc. relating to indemnification of Officers and Directors are identical. Accordingly, the description below of "Aerolink" applies to each of Aerolink International, Inc., Aerolink Maintenance, Inc. and Aerolink Management, Inc.

     The by-laws of Aerolink provide that Aerolink will indemnify its directors and officers as permitted by law against all expense, liability and loss paid or incurred by such person in connection with any threatened, pending or completed action, suit or proceeding (a "Action") involving such person by reason of the fact the he or she was a director or officer of Aerolink or is or was serving at the request or for the benefit of Aerolink in any capacity for another corporation or entity. No right of indemnification shall exist with respect to an Action brought by an officer or director and any other person entitled to indemnification under the by-laws against Aerolink except for expenses incurred in connection with any Action brought by such person entitled to indemnification under the by-laws against Aerolink only if the Action is a claim for indemnity or expenses not paid in full by Aerolink or otherwise and either (i) such person entitled to indemnification under the by-laws is successful in whole or in part in the Action for which expenses are claimed or (ii) the indemnification for expenses is included in a settlement of the Action or is awarded by a court. The rights of indemnification and advancement of expenses provided by the by-laws of Aerolink (i) will not be deemed exclusive of any other rights, whether now existing or hereafter created, to which those seeking indemnification or advancement of expenses may be entitled under the Articles or by-laws of Aerolink, any agreement, any vote of shareholders or directors or otherwise,
(ii) will be deemed to create contractual rights in favor of each person seeking indemnification or advancement of expenses, (iii) will continue as to each person who has ceased to have the status pursuant to which he or she was entitled or was denominated as entitled to indemnification pursuant to the by-laws and applicable law and shall inure to the benefit of the heirs and legal representatives of each person seeking indemnification or advancement of expenses and (iv) will be applicable to Actions commenced after the adoption of such by-laws, whether arising from acts or omissions occurring before or after the adoption of such by-laws.

INDEMNIFICATION UNDER THE PENNSYLVANIA BUSINESS CORPORATION LAW

     Sections 1741 and 1742 of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL") provide that a business corporation may indemnify directors and officers against liability they may incur as such provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions against a director or officer by or in the right of the Corporation, the power to indemnify extends only to expenses (not judgments and amounts paid in the settlement) and such power generally does not exist if the person otherwise entitled to indemnification shall have been adjudged to be liable to the Corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. In addition, under Sections 1743 and 1744 of the BCL, the Corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions and a corporation may pay the expenses of a director or officer incurred in defending an action or proceeding in advance of the final amounts advanced unless it is ultimately determined that such person is entitled to indemnification from the corporation.

     Also, Section 1746 of the BCL grants a corporation broad authority to indemnify its directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Section 1747 grants a corporation the power to purchase and maintain insurance on behalf of any directors, officers and other agents against any liability incurred in such capacity, whether or not the corporation would have the power to indemnify such directors, officers and other agents against that liability under the BCL.

INDEMNIFICATION UNDER THE BY-LAWS OF MIAMI INTERNATIONAL AIRPORT CARGO FACILITIES & SERVICES, INC. AND INTERNATIONAL ENTERPRISES GROUP, INC.

     The by-law provisions of Miami International Airport Cargo Facilities & Services, Inc. and International Enterprises Group, Inc. relating to indemnification of Officers and Directors are identical. Accordingly, the description below of "Miami International" applies to each of Miami International Airport Cargo Facilities & Services, Inc. and International Enterprises Group, Inc.

     The by-laws of Miami International provide that, except for some circumstances, Miami International will indemnify any person made or threatened to be made a party to any action, suit or proceeding, either by or in the right of the Miami International or such other company, a derivative action, or by a third-party action by reason of the fact that the person is or was a director, officer, employee or agent of Miami International or serves or served at the request of Miami International if either:

             (a) the person is wholly successful in defending the derivative or third-party action, or

             (b) it is determined by a court of competent jurisdiction, a majority of a quorum of the Board of Directors of Miami International (which quorum shall not include any director who is a party to or is otherwise involved in such action) or an opinion of independent legal counsel that the person acted without negligence or misconduct in the performance of his duty to Miami International in the case of a derivative action or acted in good faith in what he reasonably believed to be the best interests of Miami International in the case of a third-party action.

     Additionally, in any criminal action, an opinion of independent legal counsel will be delivered stating that the person had no reasonable cause to believe that his action was unlawful.

INDEMNIFICATION UNDER THE FLORIDA BUSINESS CORPORATION ACT

     In general, Florida law permits a Florida corporation to indemnify its directors, officers, employees and agents, and persons serving at the corporation's request in such capacities for another enterprise against liabilities arising from conduct that such persons reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director and, inappropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution, and (d) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the Federal securities laws or state or Federal environmental laws.

INDEMNIFICATION UNDER THE AEROLINK INTERNATIONAL, L.P. PARTNERSHIP AGREEMENT

     Aerolink Management, Inc., as general partner of Aerolink International, L.P. Partnership, will be indemnified by the partnership but not by any limited partner against any losses, judgments, claims and/or liabilities in connection with any action, suit or proceeding, other than an action, suit or proceeding by or in the right of a limited partner or the partnership, threatened, pending or completed to which Aerolink Management, Inc., as general partner, or threatened to be made a party. Indemnification may be sought whereby Aerolink Management, Inc., as general partner, acted or refrained from acting in a manner that it or its agents believed in good faith was in the best interest of the partnership, and in a case involving a criminal proceeding, Aerolink Management, Inc., as general partner, had no reasonable cause to believe that its actions or actions of its agents constituted unlawful conduct.

INDEMNIFICATION UNDER THE PENNSYLVANIA REVISED UNIFORM LIMITED PARTNERSHIP ACT

     Section 8510 of the Pennsylvania Revised Uniform Limited Partnership Act provides that subject to standards and restrictions, if any, as set forth in the partnership agreement, a limited partnership may indemnify any partner or other person against any and all claims and demands, whether or not the limited partnership would have power to indemnify the person under any other provision of the law, and whether or not the liability arises out of an action by or in the right of a limited partnership. Indemnification is not permitted, however, in any case in which the person's conduct is judicially determined to have constituted willful misconduct or recklessness.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

        EXHIBIT
         NUMBER                                  DESCRIPTION
          3.1            Certificate of Incorporation of Worldwide Flight Services,
                         Inc. with all amendments (formerly known as AMR Services
                         Corporation and AMR Airline Services Corporation)
          3.2            Amended and Restated By-Laws of Worldwide Flight Services,
                         Inc. (formerly known as AMR Services Corporation and AMR
                         Airline Services Corporation)
          3.3            Certificate of Incorporation of Worldwide Flight Finance
                         Company with all amendments (formerly known as AMRS Holding
                         Corporation and AMRS Finance Company)
          3.4            By-Laws of Worldwide Flight Finance Company (formerly known as AMRS Holding Corporation and AMRS Finance Company)
          3.5            Certificate of Incorporation of Worldwide Flight Security
                         Service Corporation with all amendments (formerly known as
                         AMR Services Security Service Corporation)
          3.6            By-Laws of Worldwide Flight Security Service Corporation
                         (formerly known as AMR Services Security Service
                         Corporation)
          3.7            Certificate of Incorporation of Aerolink International, Inc.
                         with all amendments
          3.8            By-Laws of Aerolink International, Inc.
          3.9            Certificate of Incorporation of Aerolink Maintenance, Inc.
                         with all amendments
          3.10           By-Laws of Aerolink Maintenance, Inc.
          3.11           Certificate of Incorporation of Aerolink Management, Inc.
                         with all amendments
          3.12           By-Laws of Aerolink Management, Inc.
          3.13           Certificate of Limited Partnership of Aerolink
                         International, L.P.
          3.14           Agreement of Limited Partnership of Aerolink International,
                         L.P.
          3.15           Amended and Restated Articles of Incorporation of Miami
                         International Airport Cargo Facilities & Services, Inc.
                         (formerly known as Miami International Container Freight
                         Station Inc.)
          3.16           Amended and Restated By-Laws of Miami International Airport
                         Cargo Facilities & Services, Inc.
          3.17           Certificate of Incorporation of International Enterprises
                         Group, Inc. with all amendments
          3.18           Amended and Restated By-Laws of International Enterprises
                         Group, Inc.
          3.19           Certificate of Incorporation of Miami Aircraft Support, Inc.
                         with all amendments
          3.20           Amended and Restated By-Laws of Miami Aircraft Support, Inc.

        EXHIBIT
         NUMBER                                  DESCRIPTION
          4.1            Indenture, dated as of August 12, 1999, among Worldwide
                         Flight Services, Inc., The Bank of New York as Trustee and
                         Guarantors
          4.2            Form of 12 1/4 Senior Note due 2007, Series B (included in exhibit 4.1)
          4.3            A/B Exchange Registration Rights Agreement, dated August 12,
                         1999, by and among Worldwide Flight Services, Inc.,
                         Guarantors and Initial Purchasers
          4.4            Form of Senior Guarantee (included in exhibit 4.1)
          5.1            Opinion of Schulte Roth & Zabel LLP*
          9.1            Form of Voting Trust Agreement, among WFS Holdings, Inc.,
                         Stockholders and Leonard M. Harlan
         10.1            Purchase Agreement, dated August 5, 1999 by and among the
                         Registrant, WFS Holdings, Inc., the initial Guarantors and the Initial Purchasers
         10.2            Stock Purchase Agreement, dated May 28, 1999, among MAS
                         Worldwide Holding Corporation, Anthony Romeo and Charles
                         Micale
         10.3            WFS Holdings, Inc. 1999 Stock Option Plan
         10.4            Employment Agreement, effective October 1, 1998, between
                         Peter A. Pappas and Worldwide Flight Services, Inc.
                         (formerly known as AMR Services Corporation)
         10.5            Executive Employment Agreement dated May 30, 1999, between
                         Worldwide Flight Services, Inc. and Mark Dunkerley
         10.6            Executive Employment Agreement, dated March 29, 1999,
                         between Worldwide Flight Services, Inc. (formerly known as
                         AMR Services Corporation) and Scott Letier
         10.7            Employment Agreement, dated December 7, 1998, between
                         Worldwide Flight Services, Inc. (formerly known as AMR
                         Services Corporation) and Olivier Bijaoui
         10.8            Employment Agreement, dated November 13, 1998, between
                         Worldwide Flight Services, Inc. (formerly known as AMR
                         Services Corporation) and John Vittas
         10.9            Credit Agreement dated as of August 12, 1999, among WFS
                         Holdings, Inc., Worldwide Flight Services, Inc., the Lenders
                         party thereto, The Chase Manhattan Bank, as Administrative
                         Agent, and DLJ Capital Funding, Inc., as Syndication Agent
         10.10           Security Agreement dated as of August 12, 1999, among
                         Worldwide Flight Services, Inc., each subsidiary of WFS
                         Holdings, Inc. listed on Schedule I thereto and The Chase
                         Manhattan Bank, a New York banking corporation, as
                         administrative agent for the Secured Parties
         10.11           Indemnity, Subrogation and Contribution Agreement dated as of August 12, 1999, among Worldwide Flight Services, Inc., each subsidiary of WFS Holdings, Inc. listed on Schedule I thereto and The Chase Manhattan Bank, a New York banking
                         corporation, as administrative agent for the Secured Parties

        EXHIBIT
         NUMBER                                  DESCRIPTION
         10.12           Guarantee Agreement dated as of August 12, 1999, among WFS
                         Holdings, Inc., each subsidiary of Holdings listed on
                         Schedule I thereto and The Chase Manhattan Bank, a New York banking corporation, as administrative agent for the Secured
                         Parties
         10.13           Pledge Agreement dated as of August 12, 1999, among
                         Worldwide Flight Services, Inc., WFS Holdings, Inc., each
                         subsidiary of WFS Holdings, Inc. listed on Schedule I
                         thereto and The Chase Manhattan Bank, a New York banking
                         corporation, as administrative agent for the Secured Parties
         12.1            Statement regarding Computation of Ratio of Earnings to
                         Fixed Charges of Worldwide Flight Services, Inc.
         12.2            Statement regarding Computation of Ratio of Earnings to
                         Fixed Charges of Miami Aircraft Support, Inc.
         21              Subsidiaries of Worldwide Flight Services, Inc.
         23.1            Consent of Ernst & Young LLP*
         23.2            Consent of KPMG LLP
         23.3            Consent of Schulte Roth & Zabel LLP (incorporated by
                         reference in exhibit 5.1)
         24              Power of Attorney (included on Signature Page of initial
                         filing)
         25              Statement of Eligibility and Qualification on Form T-1 of
                         The Bank of New York, as Trustee
         99.1            Form of Letter of Transmittal
         99.2            Form of Notice of Guaranteed Delivery for Outstanding
                         12 1/4% Senior Notes due 2007, Series A, in exchange for
                         12 1/4% Senior Notes due 2007, Series B

---------------

* To be filed by amendment

ITEM 22. UNDERTAKINGS.

     The undersigned Registrants hereby undertake that:

(1) Prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to the reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2) Every prospectus: (i) that is filed pursuant to the immediately preceding paragraph or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by then is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Worldwide Flight Services, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Euless, State of Texas on the 7th day of October, 1999.

                                       WORLDWIDE FLIGHT SERVICES, INC.

                                       By: /s/ PETER A. PAPPAS
                                          --------------------------------------
                                       Name: Peter A. Pappas
                                       Title: Chairman of the Board and
                                       Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Peter A. Pappas, Mark Dunkerley and A. Scott Letier, and each of them, severally (with full power to act alone) as the true and lawful attorney-in-fact and agent for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in, and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES                                              TITLES                  DATE
/s/ PETER A. PAPPAS                            Chairman of the Board of    October 7, 1999
---------------------------------------------  Directors, Chief
Peter A. Pappas                                Executive Officer and
                                               Director (principal
                                               executive officer)

/s/ MARK DUNKERLEY                             President, Chief            October 7, 1999
---------------------------------------------  Operating Officer and
Mark Dunkerley                                 Director

/s/ A. SCOTT LETIER                            Chief Financial Officer     October 7, 1999
---------------------------------------------  (principal financial and
A. Scott Letier                                accounting officer)

                                               Director                    October 7, 1999
---------------------------------------------
Leonard M. Harlan

SIGNATURES                                              TITLES                  DATE
/s/ MARCEL FOURNIER                            Director                    October 7, 1999
---------------------------------------------
Marcel Fournier

/s/ ALBERT V. CASEY                            Director                    October 7, 1999
---------------------------------------------
Albert V. Casey

                                               Director                    October 7, 1999
---------------------------------------------
Lieut. General Thomas G. McInerney

/s/ BRADLEY G. STANIUS                         Director                    October 7, 1999
---------------------------------------------
Bradley G. Stanius

/s/ GILBERT A. YANUCK                          Director                    October 7, 1999
---------------------------------------------
Gilbert A. Yanuck

     Pursuant to the requirements of the Securities Act of 1933, Worldwide Flight Finance Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Euless, State of Texas on the 7th day of October, 1999.

                                       WORLDWIDE FLIGHT FINANCE COMPANY

                                       By: /s/ PETER A. PAPPAS
                                          --------------------------------------
                                       Name: Peter A. Pappas
                                       Title: Chairman of the Board and
                                       President

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Peter A. Pappas, Mark Dunkerley and A. Scott Letier, and each of them, severally (with full power to act alone) as the true and lawful attorney-in-fact and agent for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in, and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES                                               TITLES                 DATE

/s/ PETER A. PAPPAS                            Chairman of the Board of    October 7, 1999
---------------------------------------------  Directors and President
Peter A. Pappas                                and Director (principal
                                               executive officer)

/s/ A. SCOTT LETIER                            Chief Financial Officer     October 7, 1999
---------------------------------------------  (principal financial and
A. Scott Letier                                accounting officer)

/s/ GARY BURTZLAFF                             Vice President and          October 7, 1999
---------------------------------------------  Director
Gary Burtzlaff

/s/ JAMES ENRIGHT                              Vice President and          October 7, 1999
---------------------------------------------  Secretary and Director
James Enright

     Pursuant to the requirements of the Securities Act of 1933, Worldwide Flight Security Service Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Euless, State of Texas on the 7th day of October, 1999.

                                       WORLDWIDE FLIGHT SECURITY SERVICE
                                       CORPORATION

                                       By: /s/ PETER A. PAPPAS
                                          --------------------------------------
                                       Name: Peter A. Pappas
                                       Title: President

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Peter A. Pappas, Mark Dunkerley and A. Scott Letier, and each of them, severally (with full power to act alone) as the true and lawful attorney-in-fact and agent for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in, and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES                                               TITLES                 DATE

/s/ PETER A. PAPPAS                            President and Director      October 7, 1999
---------------------------------------------  (principal executive
Peter A. Pappas                                officer)

/s/ A. SCOTT LETIER                            Chief Financial Officer     October 7, 1999
---------------------------------------------  (principal financial and
A. Scott Letier                                accounting officer)

/s/ GARY BURTZLAFF                             Vice President and          October 7, 1999
---------------------------------------------  Director
Gary Burtzlaff

/s/ PATRICIA KEARNEY                           Assistant Vice President    October 7, 1999
---------------------------------------------  and Director
Patricia Kearney

     Pursuant to the requirements of the Securities Act of 1933, Miami International Airport Cargo Facilities & Services, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Euless, State of Texas on the 7th day of October, 1999.

                                       MIAMI INTERNATIONAL AIRPORT
                                       CARGO FACILITIES & SERVICES, INC.

                                       By: /s/ PETER A. PAPPAS
                                          --------------------------------------
                                       Name: Peter A. Pappas
                                       Title: Chairman of the Board and
                                       President

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Peter A. Pappas, Mark Dunkerley and A. Scott Letier, and each of them, severally (with full power to act alone) as the true and lawful attorney-in-fact and agent for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in, and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES                                               TITLES                 DATE

/s/ PETER A. PAPPAS                            Chairman of the Board of    October 7, 1999
---------------------------------------------  Directors, President and
Peter A. Pappas                                Director (principal
                                               executive officer)

/s/ A. SCOTT LETIER                            Chief Financial Officer     October 7, 1999
---------------------------------------------  (principal financial and
A. Scott Letier                                accounting officer)

/s/ JAMES ENRIGHT                              Vice President and          October 7, 1999
---------------------------------------------  Secretary and Director
James Enright

/s/ GARY BURTZLAFF                             Vice President and          October 7, 1999
---------------------------------------------  Director
Gary Burtzlaff

     Pursuant to the requirements of the Securities Act of 1933, International Enterprises Group, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Euless, State of Texas on the 7th day of October, 1999.

                                       INTERNATIONAL ENTERPRISES GROUP, INC.

                                       By: /s/ PETER A. PAPPAS
                                       -----------------------------------------
                                       Name: Peter A. Pappas
                                       Title: Chairman of the Board and
                                       Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Peter A. Pappas, Mark Dunkerley and A. Scott Letier, and each of them, severally (with full power to act alone) as the true and lawful attorney-in-fact and agent for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in, and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES                                              TITLES                  DATE

/s/ PETER A. PAPPAS                            Chairman of the Board of    October 7, 1999
---------------------------------------------  Directors, Chief
Peter A. Pappas                                Executive Officer and
                                               Director (principal
                                               executive officer)

/s/ MARK DUNKERLEY                             President, Chief            October 7, 1999
---------------------------------------------  Operating Officer and
Mark Dunkerley                                 Director

/s/ A. SCOTT LETIER                            Chief Financial Officer     October 7, 1999
---------------------------------------------  and Director (principal
A. Scott Letier                                financial and accounting
                                               officer)

     Pursuant to the requirements of the Securities Act of 1933, Miami Aircraft Support, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Euless, State of Texas on the 7th day of October, 1999.

                                       MIAMI AIRCRAFT SUPPORT, INC.

                                       By: /s/ PETER A. PAPPAS
                                          --------------------------------------
                                       Name: Peter A. Pappas
                                       Title: Chairman of the Board and
                                       Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Peter A. Pappas, Mark Dunkerley and A. Scott Letier, and each of them, severally (with full power to act alone) as the true and lawful attorney-in-fact and agent for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in, and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES                                              TITLES                  DATE

/s/ PETER A. PAPPAS                            Chairman of the Board of   October 7, 1999
---------------------------------------------  Directors, Chief
Peter A. Pappas                                Executive Officer and
                                               Director (principal
                                               executive officer)

/s/ MARK DUNKERLEY                             Vice Chairman of the       October 7, 1999
---------------------------------------------  Board of Directors, Chief
Mark Dunkerley                                 Operating Officer and
                                               Director

/s/ A. SCOTT LETIER                            Chief Financial Officer    October 7, 1999
---------------------------------------------  and Director (principal
A. Scott Letier                                financial and accounting
                                               officer)

     Pursuant to the requirements of the Securities Act of 1933, Aerolink International, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Euless, State of Texas on the 7th day of October, 1999.

                                       AEROLINK INTERNATIONAL, INC.

                                       By: /s/ PETER A. PAPPAS
                                          --------------------------------------
                                       Name: Peter A. Pappas
                                       Title: Chairman of the Board and
                                       Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Peter A. Pappas, Mark Dunkerley and A. Scott Letier, and each of them, severally (with full power to act alone) as the true and lawful attorney-in-fact and agent for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in, and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES                                              TITLES                  DATE
----------                                              ------                  ----

/s/ PETER A. PAPPAS                            Chairman of the Board of   October 7, 1999
---------------------------------------------  Directors, Chief
Peter A. Pappas                                Executive Officer and
                                               Director (principal
                                               executive officer)

/s/ MARK DUNKERLEY                             President, Chief           October 7, 1999
---------------------------------------------  Operating Officer and
Mark Dunkerley                                 Director

/s/ A. SCOTT LETIER                            Chief Financial Officer    October 7, 1999
---------------------------------------------  and Director (principal
A. Scott Letier                                financial and accounting
                                               officer)

     Pursuant to the requirements of the Securities Act of 1933, Aerolink Maintenance, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Euless, State of Texas on the 7th day of October, 1999.

                                       AEROLINK MAINTENANCE, INC.

                                       By: /s/ PETER A. PAPPAS
                                          --------------------------------------
                                       Name: Peter A. Pappas
                                       Title: Chairman of the Board and
                                       Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Peter A. Pappas, Mark Dunkerley and A. Scott Letier, and each of them, severally (with full power to act alone) as the true and lawful attorney-in-fact and agent for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in, and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES                                              TITLES                  DATE
----------                                              ------                  ----

/s/ PETER A. PAPPAS                            Chairman of the Board of   October 7, 1999
---------------------------------------------  Directors, Chief
Peter A. Pappas                                Executive Officer and
                                               Director (principal
                                               executive officer)

/s/ MARK DUNKERLEY                             President, Chief           October 7, 1999
---------------------------------------------  Operating Officer and
Mark Dunkerley                                 Director

/s/ A. SCOTT LETIER                            Chief Financial Officer    October 7, 1999
---------------------------------------------  and Director (principal
A. Scott Letier                                financial and accounting
                                               officer)

     Pursuant to the requirements of the Securities Act of 1933, Aerolink Management, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Euless, State of Texas on the 7th day of October, 1999.

                                       AEROLINK MANAGEMENT, INC.

                                       By: /s/ PETER A. PAPPAS
                                       -----------------------------------------
                                       Name: Peter A. Pappas
                                       Title: Chairman of the Board and
                                       Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Peter A. Pappas, Mark Dunkerley and A. Scott Letier, and each of them, severally (with full power to act alone) as the true and lawful attorney-in-fact and agent for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in, and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES
----------

/s/ PETER A. PAPPAS                            Chairman of the Board of    October 7, 1999
---------------------------------------------  Directors, Chief Executive
Peter A. Pappas                                Officer and Director
                                               (principal executive
                                               officer)

/s/ MARK DUNKERLEY                             President, Chief Operating  October 7, 1999
---------------------------------------------  Officer and Director
Mark Dunkerley

/s/ A. SCOTT LETIER                            Chief Financial Officer     October 7, 1999
---------------------------------------------  and Director (principal
A. Scott Letier                                financial and accounting
                                               officer)

     Pursuant to the requirements of the Securities Act of 1933, Aerolink International, L.P. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Euless, State of Texas on the 7th day of October, 1999.

                                       AEROLINK INTERNATIONAL, L.P.

                                       By: AEROLINK MANAGEMENT, INC.
                                           Its general partner

                                       /s/ PETER A. PAPPAS
                                       -----------------------------------------
                                       Name: Peter A. Pappas
                                       Title: Chairman of the Board and
                                       Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Peter A. Pappas, Mark Dunkerley and A. Scott Letier, and each of them, severally (with full power to act alone) as the true and lawful attorney-in-fact and agent for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in, and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                                                                                DATE
                                                                                ----

/s/ PETER A. PAPPAS                            Chairman of the Board of    October 7, 1999
---------------------------------------------  Directors, Chief Executive
Peter A. Pappas                                Officer and Director
                                               (principal executive
                                               officer)

/s/ MARK DUNKERLEY                             President, Chief Operating  October 7, 1999
---------------------------------------------  Officer and Director
Mark Dunkerley

/s/ A. SCOTT LETIER                            Chief Financial Officer     October 7, 1999
---------------------------------------------  and Director (principal
A. Scott Letier                                financial and accounting
                                               officer)

                                 EXHIBIT INDEX

        EXHIBIT
         NUMBER                                  DESCRIPTION
          3.1            Certificate of Incorporation of Worldwide Flight Services,
                         Inc. with all amendments (formerly known as AMR Services
                         Corporation and AMR Airline Services Corporation)
          3.2            Amended and Restated By-Laws of Worldwide Flight Services,
                         Inc. (formerly known as AMR Services Corporation and AMR
                         Airline Services Corporation)
          3.3            Certificate of Incorporation of Worldwide Flight Finance
                         Company with all amendments (formerly known as AMRS Holding
                         Corporation and AMRS Finance Company)
          3.4            By-Laws of Worldwide Flight Finance Company (formerly known as AMRS Holding Corporation and AMRS Finance Company)
          3.5            Certificate of Incorporation of Worldwide Flight Security
                         Service Corporation with all amendments (formerly known as
                         AMR Services Security Service Corporation)
          3.6            By-Laws of Worldwide Flight Security Service Corporation
                         (formerly known as AMR Services Security Service
                         Corporation)
          3.7            Certificate of Incorporation of Aerolink International, Inc.
                         with all amendments
          3.8            By-Laws of Aerolink International, Inc.
          3.9            Certificate of Incorporation of Aerolink Maintenance, Inc.
                         with all amendments
          3.10           By-Laws of Aerolink Maintenance, Inc.
          3.11           Certificate of Incorporation of Aerolink Management, Inc.
                         with all amendments
          3.12           By-Laws of Aerolink Management, Inc.
          3.13           Certificate of Limited Partnership of Aerolink
                         International, L.P.
          3.14           Agreement of Limited Partnership of Aerolink International,
                         L.P.
          3.15           Amended and Restated Articles of Incorporation of Miami
                         International Airport Cargo Facilities & Services, Inc.
                         (formerly known as Miami International Container Freight
                         Station Inc.)
          3.16           Amended and Restated By-Laws of Miami International Airport
                         Cargo Facilities & Services, Inc.
          3.17           Certificate of Incorporation of International Enterprises
                         Group, Inc. with all amendments
          3.18           Amended and Restated By-Laws of International Enterprises
                         Group, Inc.
          3.19           Certificate of Incorporation of Miami Aircraft Support, Inc.
                         with all amendments
          3.20           Amended and Restated By-Laws of Miami Aircraft Support, Inc.
          4.1            Indenture, dated as of August 12, 1999, by and among
                         Worldwide Flight Services, Inc., The Bank of New York, as
                         Trustee and Guarantors
          4.2            Form of 12 1/4 Senior Note due 2007, Series B (included in exhibit 4.1)

        EXHIBIT
         NUMBER                                  DESCRIPTION
          4.3            A/B Exchange Registration Rights Agreement, dated August 12,
                         1999, by and among Worldwide Flight Services, Inc.,
                         Guarantors and Initial Purchasers
          4.4            Form of Senior Guarantee (included in exhibit 4.1)
          5.1            Opinion of Schulte Roth & Zabel LLP*
          9.1            Form of Voting Trust Agreement, among WFS Holdings, Inc.,
                         Stockholders and Leonard M. Harlan
         10.1            Purchase Agreement, dated August 5, 1999 by and among the
                         Registrant, WFS Holdings, Inc., the initial Guarantors and the Initial Purchasers
         10.2            Stock Purchase Agreement, dated May 28, 1999, among MAS
                         Worldwide Holding Corporation, Anthony Romeo and Charles
                         Micale
         10.3            WFS Holdings, Inc. 1999 Stock Option Plan
         10.4            Employment Agreement, effective October 1, 1998, between
                         Peter A. Pappas and Worldwide Flight Services, Inc.
                         (formerly known as AMR Services Corporation)
         10.5            Executive Employment Agreement dated May 30, 1999, between
                         Worldwide Flight Services, Inc. and Mark Dunkerley
         10.6            Executive Employment Agreement, dated March 29, 1999,
                         between Worldwide Flight Services, Inc. (formerly known as
                         AMR Services Corporation) and Scott Letier
         10.7            Employment Agreement, dated December 7, 1998, between
                         Worldwide Flight Services, Inc. (formerly known as AMR
                         Services Corporation) and Olivier Bijaoui
         10.8            Employment Agreement, dated November 13, 1998, between
                         Worldwide Flight Services, Inc. (formerly known as AMR
                         Services Corporation) and John Vittas
         10.9            Credit Agreement dated as of August 12, 1999, among WFS
                         Holdings, Inc., Worldwide Flight Services, Inc., the Lenders
                         party thereto, The Chase Manhattan Bank, as Administrative
                         Agent, and DLJ Capital Funding, Inc., as Syndication Agent
         10.10           Security Agreement dated as of August 12, 1999, among
                         Worldwide Flight Services, Inc., each subsidiary of WFS
                         Holdings, Inc. listed on Schedule I thereto and The Chase
                         Manhattan Bank, a New York banking corporation, as
                         administrative agent for the Secured Parties
         10.11           Indemnity, Subrogation and Contribution Agreement dated as of August 12, 1999, among Worldwide Flight Services, Inc., each subsidiary of WFS Holdings, Inc. listed on Schedule I thereto and The Chase Manhattan Bank, a New York banking
                         corporation, as administrative agent for the Secured Parties
         10.12           Guarantee Agreement dated as of August 12, 1999, among WFS
                         Holdings, Inc., each subsidiary of Holdings listed on
                         Schedule I thereto and The Chase Manhattan Bank, a New York banking corporation, as administrative agent for the Secured
                         Parties

        EXHIBIT
         NUMBER                                  DESCRIPTION
         10.13           Pledge Agreement dated as of August 12, 1999, among
                         Worldwide Flight Services, Inc., WFS Holdings, Inc., each
                         subsidiary of WFS Holdings, Inc. listed on Schedule I
                         thereto and The Chase Manhattan Bank, a New York banking
                         corporation, as administrative agent for the Secured Parties
         12.1            Statement regarding Computation of Ratios of Earnings to
                         Fixed Charges of Worldwide Flight Services, Inc.
         12.2            Statement regarding Computation of Ratios of Earnings to
                         Fixed Charges of Miami Aircraft Support, Inc.
         21              Subsidiaries of Worldwide Flight Services, Inc.
         23.1            Consent of Ernst & Young LLP*
         23.2            Consent of KPMG LLP
         23.3            Consent of Schulte Roth & Zabel LLP (incorporated by
                         reference in exhibit 5.1)
         24              Power of Attorney (included on Signature Page of initial
                         filing)
         25              Statement of Eligibility and Qualification on Form T-1 of
                         The Bank of New York, as Trustee
         99.1            Form of Letter of Transmittal
         99.2            Form of Notice of Guaranteed Delivery for Outstanding
                         12 1/4% Senior Notes due 2007, Series A, in exchange for
                         12 1/4% Senior Notes due 2007, Series B

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* To be filed by amendment